                                                                     EXHIBIT 4.2


                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                          CONVERGENT GROUP CORPORATION

                                       AND

                   FLEET NATIONAL BANK, AS AGENT AND A LENDER

                                       AND

                     THE OTHER FINANCIAL INSTITUTIONS NOW OR
                            HEREAFTER PARTIES HERETO

                    $25,000,000 SECURED REVOLVING CREDIT LOAN

                                 AUGUST 12,1999


(Loan Agreement - Fleet/Convergent)

                                    INDEX TO
                                 LOAN AGREEMENT

                                                                                              Page
                                                                                              ----
ARTICLE 1. DEFINITIONS AND ACCOUNTING AND OTHER TERMS ......................................    1

  SECTION 1.1. CERTAIN DEFINED TERMS .......................................................    1
  SECTION 1.2. ACCOUNTING TERMS ............................................................   17
  SECTION 1.3. OTHER TERMS .................................................................   17

ARTICLE 2. AMOUNT AND TERMS OF THE LOANS ...................................................   18

  SECTION 2.1. THE LOANS ...................................................................   18
    Section 2.1.0. The Revolving Credit Loans ..............................................   18
  SECTION 2.2. INTEREST AND FEES ON THE LOANS ..............................................   19
    Section 2.2.1. Interest ................................................................   19
    Section 2.2.2. Fees ....................................................................   20
    Section 2.2.3. Increased Costs - Capital ...............................................   21
  SECTION 2.3. NOTATIONS ...................................................................   22
  SECTION 2.4. COMPUTATION OF INTEREST .....................................................   22
  SECTION 2.5. TIME OF PAYMENTS AND PREPAYMENTS IN IMMEDIATELY AVAILABLE FUNDS .............   23
    Section 2.5.1. Time ....................................................................   23
    Section 2.5.2. Setoff, etc. ............................................................   24
    Section 2.5.3. Unconditional Obligations and No Deductions .............................   24
  SECTION 2.6. PREPAYMENT AND CERTAIN PAYMENTS .............................................   26
    Section 2.6.1. Mandatory Payments ......................................................   26
    Section 2.6.2. Voluntary Prepayments ...................................................   28
    Section 2.6.3. Prepayment of Libor Loans ...............................................   28
    Section 2.6.4. Permanent Reduction of Revolving Credit Loan Commitment .................   28
  SECTION 2.7. PAYMENT ON NON-BUSINESS DAYS ................................................   28
  SECTION 2.8. USE OF PROCEEDS .............................................................   28
  SECTION 2.9. SPECIAL LIBOR LOAN PROVISIONS ...............................................   29
    Section 2.9.1. Requests ................................................................   29
    Section 2.9.2. Libor Loans Unavailable .................................................   29
    Section 2.9.3. Libor Lending Unlawful ..................................................   30
    Section 2.9.4. Additional Costs on Libor Loans .........................................   30
    Section 2.9.5. Libor Funding Losses ....................................................   32
    Section 2.9.6. Banking Practices .......................................................   32
    Section 2.9.7. Borrower's Options on Unavailability or Increased Cost of Libor Loans ...   33
    Section 2.9.8. Assumptions Concerning Funding of Libor Loans ...........................   33

ARTICLE 3. CONDITIONS OF LENDING ...........................................................   34

  SECTION 3.1. CONDITIONS PRECEDENT TO THE REVOLVING CREDIT LOAN COMMITMENT AND TO
               ALL LOANS ...................................................................   34
    Section 3.1.1. The Revolving Credit Loan Commitment and Initial Loans ..................   34
    Section 3.1.2. The Revolving Credit Loan Commitment and the Loans ......................   37

ARTICLE 4. REPRESENTATIONS AND WARRANTIES ..................................................   37

  SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER ..............................   37
    Section 4.1.1. Organization and Existence ..............................................   38
    Section 4.1.2. Authorization and Absence of Defaults ...................................   38
    Section 4.1.3. Acquisition of Consents .................................................   38
    Section 4.1.4. Validity and Enforceability .............................................   38

(Loan Agreement - Fleet/Convergent)

    Section 4.1.5. Financial Information ...................................................   38
    Section 4.1.6. No Litigation ...........................................................   39
    Section 4.1.7. Regulation U ............................................................   39
    Section 4.1.8. Absence of Adverse Agreements ...........................................   39
    Section 4.1.9. Taxes ...................................................................   40
    Section 4.1.10. ERISA ..................................................................   40
    Section 4.1.11. Ownership of Properties ................................................   40
    Section 4.1.12. Accuracy of Representations and Warranties .............................   41
    Section 4.1.13. No Investment Company ..................................................   41
    Section 4.1.14. Solvency, etc. .........................................................   41
    Section 4.1.15. Approvals ..............................................................   41
    Section 4.1.16. Ownership Interests ....................................................   41
    Section 4.1.17. Licenses, Registrations, Compliance with Laws, etc. ....................   41
    Section 4.1.18. Principal Place of Business; Books and Records .........................   42
    Section 4.1.19. Subsidiaries ...........................................................   42
    Section 4.1.20. Copyright ..............................................................   42
    Section 4.1.21. Environmental Compliance ...............................................   42
    Section 4.1.22. Material Agreements, etc. ..............................................   43
    Section 4.1.23. Patents, Trademarks and Other Property Rights ..........................   43
    Section 4.1.24. Related Transaction Documents ..........................................   43
    Section 4.1.25. Material Adverse Effect ................................................   43
    Section 4.1.26. Year 2000 ..............................................................   43

ARTICLE 5. COVENANTS OF THE BORROWER .......................................................   44

  SECTION 5.1. AFFIRMATIVE COVENANTS OF THE BORROWER OTHER THAN REPORTING REQUIREMENTS .....   44
    Section 5.1.1. Payment of Taxes, etc. ..................................................   44
    Section 5.1.2. Maintenance of Insurance ................................................   44
    Section 5.1.3. Preservation of Existence, etc. .........................................   45
    Section 5.1.4. Compliance with Laws, etc. ..............................................   45
    Section 5.1.5. Visitation Rights .......................................................   45
    Section 5.1.6. Keeping of Records and Books of Account .................................   45
    Section 5.1.7. Maintenance of Properties, etc. .........................................   45
    Section 5.1.8. Post-Closing Items ......................................................   45
    Section 5.1.9. Other Documents, etc. ...................................................   45
    Section 5.1.10. Minimum Interest Coverage Ratio ........................................   46
    Section 5.1.10(A). Minimum Profitability ...............................................   46
    Section 5.1.11. Minimum Debt Service Coverage Ratio ....................................   46
    Section 5.1.12. Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA .......   46
    Section 5.1.12(A). Minimum Quick Ratio .................................................   46
    Section 5.1.12(B). Receivables and Accrued Revenues ....................................   47
    Section 5.1.13. Officer's Certificates and Requests ....................................   47
    Section 5.1.14. Depository .............................................................   47
    Section 5.1.15. Chief Executive Officer ................................................   47
    Section 5.1.16. Notice of Purchase of Real Estate, Leases, etc. ........................   47
    Section 5.1.17. Additional Assurances ..................................................   48
    Section 5.1.18. Appraisals .............................................................   48
    Section 5.1.19. Environmental Compliance ...............................................   48
    Section 5.1.20. Remediation ............................................................   48
    Section 5.1.21. Site Assessments .......................................................   48
    Section 5.1.22. Indemnity ..............................................................   48
    Section 5.1.23. Trademarks, Copyrights, etc. ...........................................   49
    Section 5.1.24. Montgomery Loan ........................................................   49
  SECTION 5.2. NEGATIVE COVENANTS OF THE BORROWER ..........................................   49
    Section 5.2.1. Liens, etc. .............................................................   49

(Loan Agreement - Fleet/Convergent)

    Section 5.2.2. Assumptions, Guaranties, etc. of Indebtedness of Other Persons ..........   50
    Section 5.2.3. Acquisitions, Dissolution, etc. .........................................   50
    Section 5.2.4. Change in Nature of Business ............................................   51
    Section 5.2.5. Ownership ...............................................................   51
    Section 5.2.6. Sale and Leaseback; Synthetic Leases ....................................   51
    Section 5.2.7. Sale of Accounts, etc. ..................................................   51
    Section 5.2.8. Indebtedness ............................................................   52
    Section 5.2.9. Other Agreements ........................................................   53
    Section 5.2.10. Payment or Prepayment of Equity or Subordinated Debt ...................   53
    Section 5.2.11. Dividends, Payments and Distributions ..................................   53
    Section 5.2.12. Investments in or to Other Persons .....................................   54
    Section 5.2.13. Transactions with Affiliates ...........................................   54
    Section 5.2.14. Change of Fiscal Year ..................................................   54
    Section 5.2.15. Subordination of Claims ................................................   54
    Section 5.2.16. Compliance with ERISA ..................................................   54
    Section 5.2.17. [Intentionally Omitted] ................................................   55
    Section 5.2.18. Hazardous Material .....................................................   55
    Section 5.2.19. Other Restrictions on Liens or Dividends ...............................   55
    Section 5.2.20. Limitation on Creation of Subsidiaries, etc. ...........................   55

  SECTION 5.3. REPORTING REQUIREMENTS ......................................................   55

ARTICLE 6. EVENTS OF DEFAULT ...............................................................   57

  SECTION 6.1. EVENTS OF DEFAULT ...........................................................   57

ARTICLE 7. REMEDIES OF LENDERS .............................................................   59

ARTICLE 8. AGENT ...........................................................................   59

  SECTION 8.1. APPOINTMENT .................................................................   59
  SECTION 8.2. POWERS; GENERAL IMMUNITY ....................................................   60
    Section 8.2.1. Duties Specified ........................................................   60
    Section 8.2.2. No Responsibility For Certain Matters ...................................   60
    Section 8.2.3. Exculpatory Provisions ..................................................   60
    Section 8.2.4. Agent Entitled to Act as Lender .........................................   61
  SECTION 8.3. REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR
               APPRAISAL OF CREDITWORTHINESS ...............................................   61
  SECTION 8.4. RIGHT TO INDEMNITY ..........................................................   61
  SECTION 8.5. PAYEE OF NOTE TREATED AS OWNER ..............................................   61
  SECTION 8.6. RESIGNATION BY AGENT ........................................................   62
  SECTION 8.7. SUCCESSOR AGENT .............................................................   62

ARTICLE 9. MISCELLANEOUS ...................................................................   62

  SECTION 9.1. CONSENT TO JURISDICTION AND SERVICE OF PROCESS ..............................   62
  SECTION 9.2. RIGHTS AND REMEDIES CUMULATIVE ..............................................   63
  SECTION 9.3. DELAY OR OMISSION NOT WAIVER ................................................   63
  SECTION 9.4. WAIVER OF STAY OR EXTENSION LAWS ............................................   64
  SECTION 9.5. AMENDMENTS, ETC. ............................................................   64
  SECTION 9.6. ADDRESSES FOR NOTICES, ETC. .................................................   64
  SECTION 9.7. COSTS, EXPENSES AND TAXES ...................................................   66
  SECTION 9.8. PARTICIPATIONS ..............................................................   66
  SECTION 9.9. BINDING EFFECT; ASSIGNMENT ..................................................   66
  SECTION 9.10. ACTUAL KNOWLEDGE ...........................................................   66
  SECTION 9.11. SUBSTITUTIONS AND ASSIGNMENTS ..............................................   67
  SECTION 9.12. PAYMENTS PRO RATA ..........................................................   69
  SECTION 9.13. INDEMNIFICATION ............................................................   69
  SECTION 9.14. CONFIDENTIAL INFORMATION ...................................................   70

(Loan Agreement - Fleet/Convergent)

  SECTION 9.15. GOVERNING LAW ..............................................................   71
  SECTION 9.16. SEVERABILITY OF PROVISIONS .................................................   71
  SECTION 9.17. HEADINGS ...................................................................   71
  SECTION 9.18. COUNTERPARTS ...............................................................   71

(Loan Agreement - Fleet/Convergent)

                              SCHEDULE OF EXHIBITS


EXHIBIT NO.              DESCRIPTION
-----------              -----------
EXHIBIT 1.1           EQUITY INVESTMENTS, OWNERSHIP INTERESTS AND SUBSIDIARIES
EXHIBIT 1.2           RELATED TRANSACTION DOCUMENTS
EXHIBIT 1.4           FORM OF INTEREST RATE ELECTION
EXHIBIT 1.5           FORM OF REVOLVING CREDIT NOTE
EXHIBIT 1.8           PERMITTED ENCUMBRANCES
EXHIBIT 1.9           PRO RATA SHARES, AGENT'S AND LENDERS' NOTICE ADDRESSES AND WIRE
                      TRANSFER INSTRUCTIONS
EXHIBIT 1.10          FORM OF REQUEST
EXHIBIT 1.12          PROJECTIONS
EXHIBIT 2.1.0         FORM OF BORROWING BASE CERTIFICATE
EXHIBIT 3.1.1.8       PERMITTED INDEBTEDNESS AND CAPITALIZED LEASES
EXHIBIT 3.1.1.10      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT 4.1.1         FOREIGN QUALIFICATIONS
EXHIBIT 4.1.2         AUTHORIZATIONS
EXHIBIT 4.1.3         CONSENTS
EXHIBIT 4.1.6         LITIGATION
EXHIBIT 4.1.8         ADVERSE AGREEMENTS
EXHIBIT 4.1.9         TAXES
EXHIBIT 4.1.11        REAL PROPERTY
EXHIBIT 4.1.17        GOVERNMENTAL PERMITS
EXHIBIT 4.1.20        COPYRIGHTS
EXHIBIT 4.1.21        HAZARDOUS WASTE
EXHIBIT 4.1.22        MATERIAL CONTRACTS
EXHIBIT 4.1.23        INTELLECTUAL PROPERTY
EXHIBIT 5.1.12(A)     ELIGIBLE RECEIVABLES
EXHIBIT 5.2.2         GUARANTIES
EXHIBIT 5.2.12        EXISTING INVESTMENTS IN SUBSIDIARIES AND PARTNERSHIPS
EXHIBIT 5.2.13        TRANSACTIONS WITH AFFILIATES
EXHIBIT 9.11.1        FORM OF ASSIGNMENT AND ACCEPTANCE

                                       V

(Loan Agreement - Fleet/Convergent)

                                 LOAN AGREEMENT

          CONVERGENT GROUP CORPORATION, a Delaware corporation with a principal place of business at 6200 South Syracuse Way, Suite 200, Englewood, Colorado 80111 (hereinafter the "Borrower"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at One Federal Street, Boston, Massachusetts 02110 (hereinafter sometimes the "Agent" in its capacity as Agent for itself and each of the other Lenders who now and/or hereafter become parties to this Agreement pursuant to the terms of Section 9.11 hereof (the "Lenders"), sometimes in each of its capacities "Fleet" and sometimes in its capacity as a Lender, "Lender", and the Lenders, hereby agree as follows:

                                   ARTICLE 1.

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

          Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Libor Rate" means, with respect to any Libor Loan to be made by the Lenders for the Interest Period applicable to such Libor Loan, the interest rate per annum determined by the Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage)) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) the rate of interest determined by the Agent to be the average of the interest rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender by first-class banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period and (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Lender with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or are otherwise imposed by the Board of Governors of the Federal Reserve System (or any successor) and which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Lender fails to provide its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation of the other Reference Lender. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

          "Advance" and "Advances" means the funding by any Lender of all or a portion of the Loans in accordance with this Agreement.


     (Loan Agreement - Fleet/Convergent)

          "Affiliate" means singly and collectively, the New Stockholders and any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person and "control" shall be deemed to exist if the latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

          "Agent" means Fleet or any other Person which is at the time in question serving as the agent under the terms of Article 8 hereof and the other Financing Documents.

          "Agreement" means this loan agreement, as the same may from time to time be amended.

          "A.M." means a time from and including 12 o'clock midnight to and excluding 12 o'clock noon on any Business Day using Eastern Standard (Daylight Savings) time.

          "Applicable Margin" means for each Libor Loan, two and one-half percent (2.50%) per annum; provided, however, that if, at any time on or after the receipt by the Agent of the Borrower's annual audited financial statements for the Borrower's December 31, 1999 fiscal year and of the Borrower's quarterly financial statements for each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Sections
     5.3.2 or 5.3.3 hereof, the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to
     (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is less than 2.5:1.0, but greater than or equal to 2.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the last sentence of this definition, be two and one-quarter percent (2.25%), or
     (ii) is less than 2.0:1.0, but greater than or equal to 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the next-to-last sentence of this definition, be two percent (2.00%), or (iii) less than 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the next-to-last sentence of this definition, be one and one-half percent (1.50%); provided further, however, that if on any date the Borrower would be entitled to an Applicable Margin other than 2.50% except for the fact that a Default exists, the Applicable Margin shall not change until the first to occur of (a) such Default becoming an Event of Default and (b) waiver or cure of such Default, at which time the Applicable Margin shall be adjusted or remain the same in accordance with the provisions of this definition preceding this further proviso.

          Any change in the Applicable Margin required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statement for the Borrower's fiscal quarter or year-end, as the case may be, in question; provided, however, that each of the above-referenced interest rates shall remain in effect only so long as Borrower qualifies therefor in accordance with this definition and provided further, however, that interest rate reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Agent, repay to the Agent for the account of each Lender an amount equal to the excess of interest at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter

     (Loan Agreement - Fleet/Convergent)
     as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Sections 5.3.2 or 5.3.3, any interest rate increase payable as a result thereof shall be retroactively effective to the date on which the financial statement in question should have been received by the Agent in accordance with Section 5.3.2 or 5.3.3, and the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Applicable Margin in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on Libor Loans.

          "Authorized Representative" means such senior personnel of the Borrower as shall be duly authorized and designated in writing by the Borrower to execute documents, instruments and agreements on its behalf and to perform the functions of Authorized Representative under any of the Financing Documents.

          "Borrowed Money" means any obligation to repay funded Indebtedness, any Indebtedness evidenced by notes, bonds, debentures, guaranties or similar obligations including without limitation the Loans and any Subordinated Indebtedness and any obligation to pay money under a conditional sale or other title retention agreement, the net aggregate rentals payable under any Capitalized Lease Obligation, any reimbursement obligation for any letter of credit and any obligations in respect of banker's and other acceptances or similar obligations.

          "Borrower" has the meaning assigned in the first paragraph of this Agreement.

          "Borrowing Base" means, during each Borrower fiscal quarter, an amount equal to the product of multiplication of (i) EBITDA for Borrower's most recently ended fiscal quarter and the three immediately preceding Borrower fiscal quarters and (ii) the maximum ratio of (a) total Indebtedness for Borrowed Money to (b) EBITDA permitted under Section 5.1.12 for the Borrower fiscal quarter in question; provided that for any Borrower fiscal quarter included in such definition in which a Permitted Acquisition occurred, EBITDA shall be calculated on a pro forma basis as described in
     Section 5.2.3.

          "Budget" has the meaning assigned to such term in Section 5.3.7.

          "Business Condition" means the financial condition, business, assets, liabilities and operations of a Person.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which banks in Boston, Massachusetts or New York, New York are not authorized or required by applicable law to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditures" means all expenditures paid or incurred by the Borrower or any Subsidiary in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (ii) to the extent related

(Loan Agreement - Fleet/Convergent)
     to and not included in (i) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of the Borrower or such Subsidiary. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards number 13 or any successor thereto, the amount required to be capitalized in accordance therewith shall be considered to be an expenditure in the year such asset is first leased.

          "Capitalized Lease Obligations" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

          "Capitalized Software Development Costs" means the Borrower's and any Subsidiaries' costs of software development which are capitalized on the financial statements and books and records of the Person incurring such costs.

          "Cash Equivalent Investments" means any Investment in (i) direct obligations of the United States or any agency, authority or instrumentality thereof, or obligations guaranteed by the United States or any agency, authority or instrumentality thereof, whether or not supported by the full faith and credit of, a right to borrow from or the ability to be purchased by the United States; (ii) commercial paper rated in the highest grade by a nationally recognized statistical rating agency or which, if not rated, is issued or guaranteed by any issuer with outstanding long-term debt rated A or better by any nationally recognized statistical rating agency; (iii) demand and time deposits with, and certificates of deposit and bankers acceptances issued by, any office of the Agent, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, the outstanding long-term debt of which or of the holding company of which it is a subsidiary is rated A or better by any nationally recognized statistical rating agency, (iv) any short-term note which has a rating of MIG-2 or better by Moody's Investors Service Inc. or a comparable rating from any other nationally recognized statistical rating agency; (v) any municipal bond or other governmental obligation (including without limitation any industrial revenue bond or project note) which is rated A or better by any nationally recognized statistical rating agency; (vi) any other obligation of any issuer, the outstanding long-term debt of which is rated A or better by any nationally recognized statistical rating agency; (vii) any repurchase agreement with any financial institution described in clause
     (iii) above, relating to any of the foregoing instruments and fully collateralized by such instruments, (viii) shares of any open-end diversified investment company that has its assets invested only in investments of the types described in clause (i) through (vii) above at the time of purchase and which maintains a constant net asset value per share; and (ix) shares of any open-end diversified investment company registered under the Investment Company Act of 1940, as amended, which maintains a constant net asset value per share in accordance with regulations of the Securities & Exchange Commission, has aggregate net assets of not less than $50,000,000 on the date of purchase and either derives at least 95% of its gross income from interest on or gains from the sale of investments of the type described in clauses (i) through (vii), above or has at least 85% of the weighted average value of its assets invested in investments of such types; provided that the purchase of any shares in any particular investment company shall be limited to an aggregate amount owned at any one time of $500,000. Each Cash Equivalent Investment shall have a maturity of less than one year at the time of purchase; provided that the maturity of any repurchase agreement shall be deemed to be the repurchase date and not the maturity of the subject security and that the maturity of any variable or floating rate note subject to prepayment at the option of the holder shall be the period remaining (including any notice period remaining) before the holder is entitled to prepayment.

(Loan Agreement - Fleet/Convergent)

          "Change of Control" means, at any time (A) prior to the completion of a Qualified Initial Public Offering, any one of the following events: (i) any change in the ownership of the Borrower such that the Stockholders listed on Exhibit 1.1 as owning shares of capital stock of the Borrower on the first Business- Day after the Closing Date in the aggregate own less than 50.1% of the equity interests in the Borrower or (ii) any decrease in any of the voting rights in the Borrower now held by said Stockholders such that they cease to collectively hold 50.1% or more of the voting rights in the Borrower or (iii) any change in the ownership of the Borrower such that the InSight/UBS Stockholders in the aggregate own less than 20% of the equity interests in the Borrower and (B) after completion of a Qualified Initial Public Offering, (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) other than the New Stockholders and their Affiliates either (A) becomes the "beneficial owner" (as defined in Rule l3d-3 of the Exchange Act), directly or indirectly, of voting capital stock of the Borrower (or securities convertible into or exchangeable for such voting capital stock) representing 20% or more of the combined voting power of all voting capital stock of the Borrower (on a fully diluted basis) or
     (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower; or (ii) during any period of up to 24 consecutive months, after the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than (A) the death, disability or retirement of a director or (B) the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert other than the New Stockholders and their Affiliates shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

          "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.1 of this Agreement have been satisfied and the Term Loan is funded in accordance with this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commonly Controlled Entity" means a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of section 414(b) or (c) of the Code.

          "Consolidated Tangible Net Worth" means the excess of the total assets of the Borrower and the Subsidiaries over Consolidated Total Liabilities, excluding, however, from the determination of total assets the total book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Liabilities" means all liabilities of the Borrower and the Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as liabilities of such Persons, including, without limitation, the capitalized amount of Capitalized Lease Obligations and fixed prepayments of, and sinking fund payment and reserves with respect to, Indebtedness.

          "Current Liabilities" means all liabilities of the Borrower and the Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as current liabilities of




                                       5
(Loan Agreement - Fleet/Convergent)
     such Persons, including without limitation, all lease rental payments under Capitalized Lease Obligations and fixed prepayments of, and sinking fund payments and reserves with respect to, Indebtedness, in each case required to be made within one year from the date of determination.

          "Debt Service Coverage Ratio" means the ratio of (i) EBITDA minus all Capital Expenditures paid during each Borrower fiscal quarter during the period in question, and taxes payable during each Borrower fiscal quarter during the period in question to (ii) Total Debt Service.

          "Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

          "Discharged Rights and Obligations" shall have the meaning assigned to such term in Section 9.11.4.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "EBITDA" means Net Income plus, to the extent accounted for in Net Income, (i) Interest Expense, (ii) taxes, (iii) depreciation, (iv) amortization, (v) without duplication other noncash charges and non-recurring extraordinary costs incurred by the Borrower and any Subsidiaries prior to September 30, 1999 in connection with closing of the Loans and the Related Transactions, (vi) without duplication, for periods ending on or prior to the Closing Date, quarterly compensation payments expensed according to GAAP for the benefit of Murray T. Holland, Glenn E. Montgomery, Jr., Mark L. Epstein and Larry J. Engelken in excess of the compensation to be paid to them under their new employment agreements with the Borrower effective on closing of the Related Transactions, if any (vii) without duplication, other non-cash charges and non-cash non-recurring extraordinary costs incurred by the Borrower in connection with closing each Permitted Acquisition, (viii) an amount of reasonable cash charges and cash non-recurring extraordinary costs incurred by the Borrower in connection with closing each Permitted Acquisition, and (ix) other pro forma reductions of expenses on the income statements of a Person acquired in a Permitted Acquisition relating to excess compensation and related items, less, to the extent accounted for in Net Income, (x) Capitalized Software Development Costs, (xi) pro forma increases of expenses on the income statements of a Person acquired in a Permitted Acquisition as may be reasonably advisable to comply with sound business and investment practices, and (xii) Permitted Acquisition earn out and other post-closing purchase price payments for such period, all determined on an accrual and consolidated basis in accordance with GAAP and all for the Borrower fiscal quarter in question and the immediately preceding three Borrower fiscal quarters.

          "Effective Prime" means the Prime Rate plus three quarters percent (.75%) per annum; provided, however, that if, at any time on or after the receipt by the Agent of the Borrower's annual audited financial statements for the Borrower's December 31, 1999 fiscal year and of the Borrower's quarterly financial statements for each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Sections 5.3.2 or 5.3.3 hereof, the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is less than 2.5:1.0, but greater than or equal to 2.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, Effective Prime shall, subject to the last sentence of this definition, be the Prime Rate plus one-half percent (.50%), or (ii) is less than 2.0:1.0, but greater than or equal to 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, Effective





                                       6
(Loan Agreement - Fleet/Convergent)

     Prime shall, subject to the next-to-last sentence of this definition, be the Prime Rate plus one quarter percent (.25%), or (iii) is less than 1.0-1.0 and if and so long as no Event of Default or Default exists and is continuing, Effective Prime shall, subject to the next-to-last sentence of this definition, be the Prime Rate; provided, further, however, that if on any date the Borrower would be entitled to an Effective Prime other than the Prime Rate plus .75% except for the fact that a Default exists, the Effective Prime shall not change until the first to occur of (a) such Default becoming an Event of Default and (b) waiver or cure of such Default, at which time the Effective Prime shall be adjusted or remain the same in accordance with the provisions of this definition preceding this further proviso.

          Any change in Effective Prime required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statement for the Borrower's fiscal quarter or year-end, as the case may be, in question; provided, however, that each of the above-referenced interest rates shall remain in effect only so long as Borrower qualifies therefor in accordance with this definition and provided further, however, that interest rate reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Agent repay to the Agent for the account of each Lender an amount equal to the excess of interest at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Section 5.3.2 or Section 5.3.3, any interest rate increase payable as a result thereof shall be retroactively effective to the date on which the financial statement in question should have been received by the Agent in accordance with Section
     5.3.2 or 5.3.3, and the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Effective Prime in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on Prime Rate Loans.

          "Eligible Receivables" means accounts receivable of the Borrower and any Subsidiaries evidencing Indebtedness of Persons to the Borrower or a Subsidiary for goods actually sold and delivered or services actually performed in the ordinary course of business by the Borrower or a Subsidiary to or for such Person, as to which goods or services no written notice has been received by Borrower or such Subsidiary from such Person that alleges a breach by the Borrower or such Subsidiary of its obligation to deliver such goods and/or services and which accounts receivable have been outstanding for less than ninety (90) days since their respective invoicing dates, but excluding, however, (i) accounts receivable owing by officers, directors, shareholders or employees of Borrower or a Subsidiary,
     (ii) accounts receivable with respect to which goods are placed on consignment, guaranteed sale, "bill and hold" or other terms by reason of which the payment by the account debtor may be conditional, (iii) accounts receivable owing by the United States or any agency, department or instrumentality thereof unless such accounts are freely assignable to the Agent under the United States Assignment of Claims Act and the Borrower or a Subsidiary has separately assigned each such account to the Agent in compliance with such Act, (iv) accounts receivable owing by the Borrower, any Subsidiary or Affiliate of Borrower, (v)




                                       7
(Loan Agreement - Fleet/Convergent)
     accounts receivable with respect to which Borrower or any Subsidiary or Affiliate is liable to the account debtor for goods sold or services provided to Borrower or any Subsidiary or Affiliate by such account debtor to the extent of Borrower's or any Subsidiary's or Affiliate's liability to such account debtor, (vi) accounts receivable which are due and payable to Borrower or a Subsidiary from an account debtor located outside the United States of America or Canada unless the Agent shall have, in its sole discretion, specifically approved such receivable, (vii) any accounts receivable as to which the account debtor has claimed in writing any setoff or any dispute as to the amount owing by the account debtor to the extent of the amount in dispute, (viii) any accounts receivable subject to any Lien other than pursuant to the Security Documents, (ix) any accounts receivable owing by any Person which is insolvent and/or the subject of any bankruptcy, receivership or other insolvency proceeding, and (x) any accounts receivable deemed uncollectible by the Agent in the Agent's reasonable discretion exercised in good faith and based on an occurrence or condition described in writing to the Borrower by the Agent which as to account debtors as of the Closing Date shall constitute a change of circumstances from those in effect on the Closing Date.

          "Environmental Law" shall mean any statute, ordinance, code, law, or regulation or any other requirement enacted or adopted by any Governmental Authority relating to pollution or protection of public health, safety or welfare or the environment, including without limitation (i) those relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) the Clean Air Act, 42 U.S.C. Section 2001, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1247, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
     Section 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Toxic Substance Control Act, 42 U.S.C. Section 2501, et seq., and any state law counterparts, including the law of nuisance and strict liability.

          "Equity" means the Investments in Dollars by the New Stockholders in the Borrower, made on or prior to the date of this Agreement in the aggregate amount of not less than $45,500,000 as set forth in Exhibit 1.1.

          "Equity Documents" means, collectively, all documents entered into by the Borrower, the Old Stockholders and/or any of the New Stockholders in connection with the investment of the Equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

          "Events of Default" has the meaning assigned to that term in Section
     6.1 of this Agreement.

          "Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

          "Facility Fee" means, the facility fee payable by the Borrower in accordance with Section 2.2.2.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight




                                       8
(Loan Agreement - Fleet/Convergent)

     Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in its discretion exercised in good faith.

          "Fee Letter" means that certain side letter of even date with this Agreement between the Borrower and the Agent regarding certain fees payable by the Borrower.

          "Financing Documents" means, collectively, this Agreement, each Note, the Security Documents, the Fee Letter, the Post-Closing Letter, any Letter of Credit, any Letter of Credit Agreement, any agreement with any Lender providing any interest rate protection arrangement, foreign exchange, overdraft or other banking or credit facility and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any political subdivision or quasigovernmental authority of any of the same, including any court, tribunal, department, bureau, commission or board.

          "Hazardous Material" shall mean any substance or material defined or designated as a hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any Environmental Law.

          "Indebtedness" means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

               (i) every obligation of such Person for Borrowed Money.

               (ii) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including without limitation securities repurchase agreements and any earn-outs or similar obligations with respect to Permitted Acquisitions, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

               (iii) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes;

               (iv) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any




                                       9
(Loan Agreement - Fleet/Convergent)
     obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

          (v) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights;

          (vi) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract");

          (vii) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor; and

          (viii) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (i) through (vii) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, or (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

          The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount,
     (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and
     (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.




                                       10
(Loan Agreement - Fleet/Convergent)

          "Ineligible Securities" means Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

          "InSight/UBS Stockholders" means InSight Capital Partners III, L.P., a Delaware limited partnership, InSight Capital Partners III (Cayman), a company of limited liability under the law of the Cayman Islands, InSight Capital Partners III (Co-Investors), L.P., a Delaware limited partnership, UBS Capital II LLC, a Delaware limited liability company and any venture capital or other fund controlled by, under common control with or controlling any of the foregoing named entities.

          "Interest Adjustment Date" means (i) as to any Prime Rate Loan to be converted to a Libor Loan the Business Day elected by the Borrower in its applicable Interest Rate Election, but being not less than three (3) Business Days after the receipt by the Agent before 12:00 o'clock P.M. on a Business Day of an Interest Rate Election electing the Libor Rate as the interest rate on such Loan; and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan.

          "Interest Expense" means, with respect to any fiscal quarter, the aggregate amount required to be accrued by the Borrower and any Subsidiaries in such fiscal quarter for interest, fees (excluding, however, the Facility Fee being paid to the Agent on the Closing Date), charges and expenses, however characterized, on its Indebtedness, including, without limitation, all such interest, fees, charges and expenses required to be accrued with respect to Indebtedness under the Financing Documents, all determined in accordance with GAAP.

          "Interest Period" means:

          With respect to each Libor Loan:

               (i) initially, the period commencing on the date of such Libor Loan and ending one, two, three, six or such greater number of months thereafter as may be acceptable to all of the Lenders and as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, two, three, six or such greater number of months thereafter as may be acceptable to all of the Lenders and as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9;

          provided that clauses (i) and (ii) of this definition are subject to the following:

          (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month; and

(Loan Agreement - Fleet/Convergent)

          (C) no Interest Period shall end after the Revolving Credit Repayment Date; and

          (D) with respect to all Libor Loans, no more than six (6) Interest Periods may be in effect at any time.

          "Interest Rate Election" means the Borrower's irrevocable telecopied or telephonic notice of election, which shall be promptly confirmed by a written notice of election that Effective Prime or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such telecopied or telephonic notice and written confirmation thereof to be in the form of Exhibit 1.4 and to be received by the Agent prior to 12:00 o'clock P.M. on a Business Day and at least three (3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan, and by 12:00 p.m. on an Interest Adjustment Date in the case of a Prime Rate Loan (or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Lenders is required), each such Interest Rate Election, subject to the terms of this Agreement to apply to the Advance or the Loan referred to in such Interest Rate Election or to effect a change in the interest rate on the applicable portion of the Loans then outstanding, as applicable, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such Interest Rate Election by the Agent. Any Interest Rate Election received by the Agent after 12 o'clock P.M. on a Business Day shall be deemed, for all purposes of this Agreement to have been received prior to 12 o'clock P.M. on the next succeeding Business Day.

          "Investment" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or other means, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

          "Lender" means Fleet, or any financial institution which hereafter becomes a party hereto pursuant to the terms of Section 9.11, each in their individual capacity, and "Lenders" means Fleet and each of such financial institutions.

          "Letter of Credit" means an irrevocable stand-by or commercial letter of credit issued by the Agent for the account of the Borrower pursuant to a Letter of Credit Agreement subject to and in accordance with this Agreement.

          "Letter of Credit Agreement" means an application and agreement for stand-by or commercial letter of credit in such form as may at any time be customarily required by the Agent for its issuance of stand-by or commercial letters of credit.

          "Libor Loan" means any portion of any Loan bearing interest at the Libor Rate.

          "Libor Rate" means, for any Interest Period, the Adjusted Libor Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the




                                       12


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


     applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "Loans" and "Loan" means at any time the outstanding principal amount of Indebtedness owed to the Lenders or to any Lender, as the context may require pursuant to this Agreement.

          "Majority Lenders" means Lenders holding an aggregate Pro Rata Share of the outstanding principal balance of the Loans in an amount equal to or in excess of 66.67% of the total outstanding principal balance of the Loans and if there is no outstanding principal balance of the Loans, Lenders having at least 66.67% of the Revolving Credit Loan Commitment.

          "Material Adverse Effect" means material adverse effect on (i) the ability of the Borrower or any Subsidiary to fulfill their obligations under any of the Financing Documents or (ii) the Business Condition of the Borrower or any Subsidiary.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income" means, for any fiscal period, the net after tax income
     (loss) of the Borrower and any Subsidiaries for such period determined on an accrual and consolidated basis in accordance with GAAP.

          "Net Outstanding Amount of Eligible Receivables" means the net amount of Eligible Receivables outstanding after eliminating from the aggregate amount of outstanding Eligible Receivables all payments, adjustments and credits applicable thereto.

          "New Stockholders" means the InSight/UBS Stockholders and WI Software Investors LLC, a Delaware limited liability company, Imprimis SB LP, a Delaware limited partnership, GS Private Equity Partners II, L.P., GS Private Equity Partners II Offshore, L.P., GS Private Equity Partners III, L.P., GS Private Equity Partners III Offshore, L.P., NBK/GS Private Equity Partners, L.P. and any venture capital or other fund controlled by, under common control with or controlling any of said latter three named entities and Stephen Friedman and Charles A. Davis.

          "Note" means any promissory note of the Borrower payable to the order of a Lender and substantially in the form of Exhibit 1.5 and evidencing all or a portion of the Loan and "Notes" means all of the Notes, collectively.

          "Obligations" mean any and all Indebtedness, obligations and liabilities of Borrower and/or any Subsidiaries under any of the Financing Documents to any one or more of the Lenders and/or the Agent of every kind and description, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, all Loans, interest, taxes, fees, charges, and expenses under the Financing Documents and attorneys' fees chargeable to the Borrower and/or any Subsidiaries or incurred by any of the Lenders and/or the Agent under any of the Financing Documents.

          "Officer's Certificate" means a certificate signed by an Authorized Representative and delivered to the Agent on behalf of the Lenders.

          "Old Stockholders" means those Persons listed under the heading "Old Stockholders" on Exhibit 1.1.


                                       13

(Loan Agreement - Fleet/Convergent)

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

          "P.M." mean a time from and including 12 o'clock noon on any Business Day to the end of such Business Day using Eastern Standard (Daylight Savings) time.

          "Permitted Encumbrances" means each Lien granted pursuant to any of the Security Documents, those Liens, security interests and defects in title permitted under Section 5.2.1 and those Liens listed on Exhibit 1.8.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof

          "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained for employees of the Borrower or any Commonly Controlled Entity.

          "Post-Closing Letter" means that certain letter agreement between the Borrower and the Agent dated the Closing Date and listing certain post-closing actions to be completed by the Borrower.

          "Premises" has the meaning assigned to such term in Section 4.1.21.1.

          "Prime Rate" means the higher of (i) the floating rate of interest per annum designated from time to time by Fleet as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by Fleet, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by Fleet and
     (ii) the Federal Funds Rate plus one-half percent (.50%), such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

          "Prime Rate Loan(s)" means any portion of the Loans bearing interest at Effective Prime.

          "Projections" means the Borrower's written projections of Borrower's 5-year future performance on a consolidated basis dated May 23, 1999 delivered to the Agent prior to the Closing and attached to this Agreement as Exhibit 1.12.

          "Pro Rata Share" means (i) with respect to the Revolving Credit Loan Commitment, each Lender's percentage share of the Revolving Credit Loan Commitment as set forth immediately opposite such Lender's name on Exhibit 1.9, and (ii) with respect to the Loans, each Lender's percentage share of the aggregate outstanding principal balance of the Loans and "Pro Rata Shares" means such percentage shares of the Lenders.

          "Qualified Initial Public Offering" means the Borrower and/or any Subsidiary filing a Form S-1 or any other form of registration statement then available for registration with the Securities and Exchange Commission or otherwise conducting an initial public offering of any class of the Borrower's or any Subsidiary's securities, which such offering generates $25,000,000 or more in net proceeds.

          "Quick Ratio" means the ratio of the (i) the sum of (w) cash on hand or on deposit in any bank or trust company which has not suspended business, (x) Cash Equivalent Investments (without duplication with (w)) and (y) Net Outstanding Amount of Eligible Receivables plus






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



     accrued revenue to (ii) (x) Current Liabilities less the amount of any deferred revenue. Each item described in clauses (i) and (ii) of this definition shall be calculated as of the last day of the Borrower fiscal quarter and include only the item(s) in question of the Borrower and its Subsidiaries on a consolidated basis and calculated in accordance with GAAP.

          "Reference Lender(s)" means the Agent unless the Agent resigns said responsibility, at which time and thereafter such term means one or two Lenders selected by the Agent in its discretion from time to time as a reference lender for purposes of determining the Adjusted Libor Rate.

          "Related Funds" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an affiliate of such Lender.

          "Related Transactions" means the Borrower's receipt of the Equity, the Borrower's repurchase of certain capital stock from certain of the Old Stockholders on or prior to the Closing Date, the purchase by the New Stockholders of Borrower capital stock from certain of the Old Stockholders and the Borrower's issuance of capital stock to the New Stockholders, exercise of certain stock options for Borrower's capital stock, payment of certain Borrower deferred compensation liability, buyout of certain Borrower employment agreements, the completion of the conditions precedent to the Borrower's receipt of the Equity as set forth in the Related Transaction Documents and any other transactions described in the Related Transaction Documents.

          "Related Transaction Documents" means the documents listed on Exhibit 1.2.

          "Reportable Event" shall have the meaning assigned to that term in
     Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

          "Request" means a written request for the Loans in the form of Exhibit 1.10, received by the Agent on behalf of the Lenders from the Borrower in accordance with this Agreement, specifying the date on which the Borrower desires such Loans and the disbursement instructions of the Borrower with respect thereto.

          "Revolving Credit Loan" means the revolving credit loans to be made by the Lenders to the Borrower from time to time in the maximum outstanding principal amount of the Revolving Credit Loan Commitment, all subject and pursuant to Section 2.1.0.

          "Revolving Credit Loan Commitment" means the Lenders' several commitments to make Revolving Credit Loans to the Borrower and to issue or participate in Letters of Credit in accordance with Section 2.1.0 and this Agreement and in the maximum outstanding amount of each Lender's Pro Rata Share of the lesser of (i) the Borrowing Base and (ii) $25,000,000, as such amount may be reduced pursuant to Section 2.6.1 or 2.6.4.

          "Revolving Credit Note" means each revolving credit note of the Borrower, payable to the order of a Lender in the form of Exhibit 1.5 hereto evidencing the Indebtedness of the Borrower to such Lender with respect to the Revolving Credit Loan.

(Loan Agreement - Fleet/Convergent)

          "Revolving Credit Repayment Date" means the earlier to occur of (i) August 12, 2003 and (ii) such earlier date on which the Revolving Credit Loan becomes due and payable pursuant to the terms hereof.

          "Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

          "Section 20 Subsidiary " means a subsidiary of the bank holding company controlling any Lender, which subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          "Security Documents" means any and all documents, instruments and agreements now or hereafter providing security for the Loans and any other Indebtedness hereunder and/or under any of the Financing Documents of the Borrower or any Subsidiary to any of the Lenders and/or the Agent, including without limitation the following documents, instruments and agreements between the Agent and the Borrower or any Subsidiary: any mortgages on and collateral assignments of real property interests (fee, leasehold and easement) of the Borrower and any Subsidiary granting Liens thereon; landlord lien waivers and consents as may be reasonably requested by the Agent; security agreements granting first Liens on all Borrower's and any Subsidiary's fixtures and tangible and intangible personal property including without limitation any copyrights, trademarks, servicemarks, patents and any applications therefor; collateral assignments of Borrower's and any Subsidiary's contracts, licenses, permits, easements and leases; collateral assignments of Borrower's and any Subsidiary's copyrights; conditional assignments of Borrower's and any Subsidiary's trademarks and patents; any subordination agreement; pledge of any promissory notes of any Borrower officer or shareholder evidencing Indebtedness owing to the Borrower or any Subsidiary and any assignment, pledge and security agreement granting Agent a first Lien on any collateral for any such promissory note; any guaranty by a Subsidiary; any pledge of the capital stock of any Subsidiary; casualty and liability insurance policies providing coverage to the Agent for the benefit of the Lenders; collateral assignment of keyman life insurance on Borrower's chief executive officer; UCC-1 financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by the Agent on or prior to the Closing Date or subsequent to the Closing Date as may be required by this Agreement, as any of the foregoing may be amended in writing by the Agent and any other party or parties thereto.

          "Selling Lender" shall have the meaning assigned to such term in
     Section 9.11.1.

          "Single Employer Plan" means any Plan as defined in Section 4001(a)(15) of ERISA.

          "Stockholders" means, collectively, the Old Stockholders, the New Stockholders and the holders of Borrower stock granted pursuant to the Stock Option Plan.

          "Stock Option Plan" means the Convergent Group Corporation 1996 Stock Option Plan and the Convergent Group Corporation 1999 Stock Option Plan.

          "Subsidiary" means any corporation or entity other than the Borrower of which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity (irrespective of whether or not at the time capital stock or voting interests or rights of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower or by the Borrower and/or one or more Subsidiaries

(Loan Agreement - Fleet/Convergent)
     or the management of which corporation or entity is under control of the Borrower and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with the Borrower and/or any other Subsidiary.

          "Subordinated Indebtedness" means any Indebtedness of the Borrower or a Subsidiary which is subordinated, both as to payment and as to security, to the Obligations by a Subordination Agreement.

          "Subordination Agreement" means an agreement subordinating Subordinated Indebtedness to the Obligations and which agreement provides for (a) a per annum rate of interest not to exceed 10%, (b) no amortization for at least 5 years, (c) payment of interest only "in kind", i.e., by issuance of additional Subordinated Indebtedness in the amount of such interest except as permitted by Section 5.2.11 and (d) no prepayment or payment of principal or fees during said 5-year period, and which is otherwise in form and substance reasonably satisfactory to the Majority Lenders, it being understood that the foregoing restrictions on payment of principal, interest and fees are deemed reasonable.

          "Substituted Lender" has the meaning set forth in Section 9.11 hereof.

          "Substitution Agreement" has the meaning assigned to such term in
     Section 9.11.1.

          "Total Debt Service" means, at any date of determination, the sum of
     (i) Interest Expense, (ii) scheduled and mandatory principal payments for the fiscal period in question due on account of any Indebtedness for Borrowed Money of the Borrower, but excluding any mandatory payments of principal required pursuant to Sections 2.6.1.3, 2.6.1.4 and 2.6.1.5, (iii) the quotient of the amount of the Revolving Credit Loan Commitment divided by: for the Borrower fiscal quarters ending (w) December 31, 1998, March 31, June 30, September 30 and December 31, 1999 and March 31 and June 30, 2000, 10; (x) September 30 and December 31, 2000 and March 31 and June
     30, 2001, 6, (y) September 30 and December 31, 2001 and March 31 and June 30, 2002, 5 and (z) for each fiscal quarter ending thereafter, 4, all of the foregoing being calculated for the most recent Borrower fiscal quarter and the three immediately preceding Borrower fiscal quarters on a consolidated basis in accordance with GAAP.

          "Unused Amount" has the meaning assigned to such term in Section
     2.2.2.

          "Unused Fees" has the meaning assigned to such term in Section 2.2.2.

          Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in the Borrower's financial statements referred to in Section 4.1.5 (other than departures therefrom not material in their impact), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, the absence of footnotes and that such statements are subject to changes resulting from year-end adjustments made in accordance with GAAP).

          Section 1.3. Other Terms. References to "Articles", "Sections", "subsections" and "Exhibits" shall be to Sections, subsections and Exhibits and of this Agreement unless otherwise specifically provided. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or

(Loan Agreement - Fleet/Convergent)
     clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Financing Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE 2.

                          AMOUNT AND TERMS OF THE LOANS

          Section 2.1. The Loans.

                       Section 2.1.0. The Revolving Credit Loans. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make Advances of Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time before the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) such Lender's Pro Rata Share of the Revolving Credit Loan Commitment less (ii) in each case, such Lender's Pro Rata Share of the aggregate outstanding stated amount of any Letters of Credit and, without duplication, Letter of Credit Agreements and any unreimbursed amounts drawn thereunder.

          Promptly after receipt of a Request and Interest Rate Election, Agent shall notify each Lender by telephone, telex or telecopy of the proposed borrowing. Subject to the immediately preceding paragraph, each Lender agrees that after its receipt of notification from Agent of Agent's receipt of a Request and Interest Rate Election, such Lender shall send its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Lender) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for any such requested Libor Loan and on the Business Day for such Advance set forth in Borrower's Request for any such requested Prime Rate Loan, and Agent shall advance funds to the Borrower by depositing such funds in Borrower's account with the Agent upon Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in Agent's possession. Unless Agent shall have been notified by any Lender (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Lender is obligated to make under this Agreement, that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Loan on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be

(Loan Agreement - Fleet/Convergent)
          entitled to recover such corresponding amount from such Lender promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is paid to Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the interest rate on the Loan in question. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to Agent. Nothing contained in this Section shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

               Throughout the term of the Revolving Credit Loans, $1,000,000 of the Revolving Credit Loan Commitment and principal amount of the Revolving Credit Loans may, at the Borrower's request and with the Agent's approval which shall not be unreasonably withheld or delayed, be made available to the Borrower prior to the Revolving Credit Repayment Date by issuance of Letters of Credit having an expiration date prior to the earlier to occur of (a) the first anniversary date of the date of issuance of any such Letter of Credit or (b) three (3) Business Days prior to the Revolving Credit Repayment Date, reasonably promptly after submission by the Borrower to the Agent of a Letter of Credit Agreement, duly completed and executed by the Borrower and otherwise in form and substance satisfactory to the Agent. The Borrower shall pay upon demand by the Agent such fees and costs as the Agent may from time to time establish generally for its customers for issuance, transfer, amendment and negotiation of each Letter of Credit and shall pay to the Agent for the Agent's account upon issuance of any Letter of Credit an annual Letter of Credit fee in an amount equal to the product of (i) the stated amount of each Letter of Credit multiplied by (ii) the Applicable Margin then in effect with respect to any Revolving Credit Loan which is a Libor Loan. In the event that the Borrower shall fail to reimburse the Agent under any Letter of Credit or Letter of Credit Agreement, and any outstanding Indebtedness of the Borrower relating thereto, the Agent shall promptly notify each Lender of the unreimbursed amount together with accrued interest thereon, and each Lender agrees to purchase, and it shall be deemed to have purchased, a participation in such Letter of Credit or Letter of Credit Agreement and such Indebtedness in an amount equal to its Pro Rata Share of the unpaid amount together with unpaid interest thereon. Upon one (1) Business Day's notice from the Agent, each Lender shall deliver to the Agent an amount equal to its respective participation in same day funds, at the place and on the date and by the time notified by the Agent. The obligation of each Lender to deliver to the Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or the failure to satisfy any condition set forth in Article III of this Agreement.

               As soon as is practicable following the close of each month after the Closing Date and in any event within fifteen (15) days thereafter, the Borrower will submit to the Agent a borrowing base certificate in the form of Exhibit 2.1.0.

               Section 2.2. Interest and Fees on the Loans.

                         Section 2.2.1. Interest. Interest shall accrue and be
               paid currently on the Loans at Effective Prime or the Libor Rate for each of the Loans' Interest Periods in accordance with the Borrower's Interest Rate Elections for the Loans subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing, no Interest Rate Election made during such period electing the Libor Rate shall be effective and any Prime Rate Loan shall bear interest, payable on demand, at Effective Prime plus, so long as an Event of Default exists and is continuing, four percent (4.0%)

(Loan Agreement - Fleet/Convergent)
               and each Libor Loan shall bear interest, payable on demand, at the Libor Rate plus four percent (4.0%); all of the foregoing being applicable until such Default or Event of Default is cured or waived and an Interest Rate Election electing the Libor Rate for such Loan or portion thereof which is effective in accordance with this Agreement is submitted to the Agent. The Borrower shall pay such interest to the Agent for the pro rata account of each Lender in arrears on the Loans (including without limitation Libor Loans) outstanding from time to time after the Closing Date, such payments to be made, with respect to Libor Loans with Interest Periods of three months or less on each Interest Adjustment Date for such Loans, and with respect to Libor Loans with Interest Periods of more than three months and with respect to Prime Rate Loans, every 90 days after the day of making of such Loan or the commencement of the Interest Period in question and on the Interest Adjustment Date for each of such Libor Loans. In the event no Interest Rate Election has been made by the Borrower with respect to any Loan or Advance (or an Interest Rate Election shall have expired without an effective substitute Interest Rate Election), Effective Prime shall be the rate applicable to such Loan or Advance. All provisions of each Note and any other agreements between the Borrower and the Lenders are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by any Note or otherwise, shall the amount paid or agreed to be paid to the Lenders which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then each Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of any Note, or this Agreement or any document, instrument or agreement providing security for any Note results in the rate of interest charged under any Note being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, any Lender receives an amount which under applicable law would cause the interest rate under any Note to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of such Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to the Borrower.

                         Section 2.2.2. Fees. On the last Business Day of each
               March, June, September and December commencing September 30, 1999 and continuing through the Revolving Credit Repayment Date, the Borrower shall pay to the Agent for the pro rata account of each Lender, a fee in an amount equal to .50% per annum of the amount, if any, by which the average actual daily amount of the Revolving Credit Loan Commitment for the quarterly period just ended (or in the case of the first such payment, the period from the Closing Date to the date such payment is due) exceeds the average of the actual daily outstanding principal balances of the Revolving Credit Loans plus the average of the actual daily aggregate outstanding stated amounts of any Letters of Credit and, without duplication, Letter of Credit Agreements, and any unreimbursed amounts thereunder (the "Unused Amount"); provided, however, that if at any time after the receipt by the Agent of the annual audited financial statements for the Borrower's December 31, 1999 fiscal year and of the Borrower's quarterly financial statements for each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Section 5.3.2 or 5.3.3 hereof, the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA, (i) is less than 2.5:1.0 and greater than or equal to 2.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, subject to the next-to-last sentence of the next paragraph, the Borrower shall pay to the Agent for the pro rata account of each Lender a fee in an amount equal to .40% per annum of the Unused Amount, if any,
               (ii) is less than 2.0:1.0 and

               (Loan Agreement - Fleet/Convergent)
               greater than or equal to 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, subject to the next-to-last sentence of the next paragraph, the Borrower shall pay to the Agent for the pro rata account of each Lender a fee in an amount equal to .30% per annum of the Unused Amount, if any;
               (iii) is less than 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, subject to the next-to-last sentence of the next paragraph, the Borrower shall pay to the Agent for the pro rata account of each Lender a fee in an amount equal to .25% per annum of the Unused Amount, if any (the "Unused Fees"). In addition, the Borrower shall pay to the Agent certain other fees as specified in the Fee Letter; provided further, however, that if on any date the Borrower would be entitled to an Unused Fee other than .50% except for the fact that a Default exists, the Unused Fee shall not change until the first to occur of (a) such Default becoming an Event of Default and (b) waiver or cure of such Default, at which time the Unused Fee shall be adjusted or remain the same in accordance with the provisions of this definition preceding this further proviso.

                    Any change in the Unused Fee required pursuant to the
               foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statement for the Borrower's fiscal quarter or year-end, as the case may be, in question; provided, however, that each of the above-referenced Unused Fees shall remain in effect only so long as Borrower qualifies therefor in accordance with this definition and provided further, however, that Unused Fee reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to an Unused Fee reduction which was previously granted, the Borrower shall, upon written demand by the Agent, repay to the Agent for the account of each Lender an amount equal to the excess of the Unused Fee at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Sections 5.3.2 or 5.3.3 any Unused Fee increase payable as a result thereof shall be retroactively effective to the date on which the financial statement in question should have been received by the Agent in accordance with Section 5.3.2 or 5.3.3, and the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Unused Fee in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of Unused Fees.

                         Section 2.2.3. Increased Costs - Capital. If, after the
               date hereof, any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such Lender's holding company as a consequence of the obligations hereunder of such Lender to a level below that which such Lender could have achieved but for

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


               such adoption, change or compliance (taking into consideration the policies of such Lender or such Lender's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender or such Lender's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall notify the Agent and the Borrower thereof and the Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Lender; provided that the liability of the Borrower to pay such costs shall only accrue with respect to costs accruing from and after the 180th day prior to the date of each such demand. A certificate in reasonable detail of one of the officers of such Lender describing the event giving rise to such reduction and setting forth the amount to be paid to such Lender hereunder and a computation of such amount shall accompany any such demand and shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender shall act reasonably and will use any reasonable averaging and attribution methods. If the Borrower shall, as a result of the requirements of this Section 2.2.3 above, be required to pay any Lender the additional costs referred to above and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts at no cost to the Agent to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

                         Section 2.3. Notations. At the time of (i) the making
               of each Advance evidenced by any Note, (ii) each change in the interest rate under any Note effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any Note, each Lender may enter upon its records an appropriate notation evidencing (a) such Lender's Pro Rata Share of the Loans and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment (voluntary or involuntary) of principal and (d) in the case of payments or prepayments (voluntary or involuntary) of principal, the portion of the applicable Loan which was paid or prepaid. No failure to make any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any Note in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment of principal by the Borrower, However, in the absence of manifest error, such notations and each Lender's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Lender's Pro Rata Share of the Loans and all amounts due and owing to such Lender at any time. Any such notations and such Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or any Note.

                         Section 2.4. Computation of Interest. Interest due
               under this Agreement and any Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

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


                    Section 2.5. Time of Payments and Prepayments in Immediately
               Available Funds.

                         Section 2.5.1. Time. All payments and prepayments of
               principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under each Note shall be made to the Agent for the pro rata account of each Lender at the address referred to in Section 9.6 in Dollars and in immediately available funds prior to 12:00 o'clock P.M. on the Business Day that such payment is due, provided that the Borrower hereby authorizes and instructs the Agent to charge against the Borrower's accounts with the Agent on each date on which a payment is due hereunder and/or under any Note and on any subsequent date if and to the extent any such payment is not made when due an amount up to the principal, interest and fees due and payable to the Lenders, the Agent or any Lender hereunder and/or under any Note and such charge shall be deemed payment hereunder and under the Note(s) in question to the extent that immediately available funds are then in such accounts. The Agent shall use reasonable efforts in accordance with the Agent's customary procedures to give subsequent notice of any such charge to the Borrower, but the failure to give such notice shall not affect the validity of any such charge. To the extent that immediately available funds are then in such accounts, the failure of the Agent to charge any such account or the failure of the Agent to charge any such account prior to 12 o'clock P.M. shall not be basis for an Event of Default under Section 6.1.1 and any amount due on the Loans on such date shall be deemed paid; provided that the Agent shall have the right to charge any such account on any subsequent date for such unpaid payment and an Event of Default shall exist if sufficient immediately available funds are not in such accounts on the date the Agent so charges such account after the expiration of any applicable cure period. In the event of any charge against the Borrower's accounts by the Agent pursuant to the immediately preceding sentence, the Agent shall use reasonable efforts to provide notice to the Borrower of such charge in accordance with the Agent's customary procedures, but the failure to provide such notice shall not in any way be a basis for any liability of the Agent nor shall such failure adversely affect the validity and effectiveness of any such action by the Agent. Any such payment or prepayment which is received by the Agent in Dollars and in immediately available funds after 12 o'clock P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day unless the failure by Agent to receive such funds prior to 12 o'clock P.M. is due to Agent's failure to charge the account of Borrower prior to 12 o'clock P.M., except that solely for the purpose of determining whether a Default or Event of Default has occurred under Section 6.1.1., any such payment or prepayment, if received by the Agent prior to the close of the Agent's business on a Business Day, shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Lenders or the Agent hereunder and/or under any of the Notes that are received by the Agent in immediately available Dollars prior to 12:00 o'clock P.M. on any Business Day shall, to the extent owing to the Lenders other than the Agent, be sent by wire transfer by the Agent to any such other Lenders (in each case, without deduction for any claim, defense or offset of any type) before 3:00 o'clock P.M. on the same Business Day. Each such wire transfer shall be addressed to each Lender in accordance with the wire instructions set forth in Exhibit 1.9 hereto. The amount of each payment wired by the Agent to each such Lender shall be such amount as shall be necessary to provide such Lender with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Lender), or with such other amount as may be owing to such Lender in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such wire transfer shall be sent by the Agent only after the Agent has received immediately available Dollars from or on behalf of the Borrower and each such wire transfer shall provide each Lender receiving same with immediately available Dollars on receipt by such Lender. Any such payments of immediately available Dollars received by the Agent after 12:00 o'clock P.M. and before 3:00 o'clock P.M. on any Business Day shall be forwarded in the same manner by the Agent to such Lender(s) as soon as practicable on said Business Day, and if

               (Loan Agreement - Fleet/Convergent)
               any such payments of immediately available Dollars are received by the Agent after 3:00 o'clock P.M. on a Business Day, the Agent shall so forward same to such Lender(s) before 10:00 o'clock A.M. on the immediately succeeding Business Day.

                    Section 2.5.2. Setoff, etc. Borrower and any
               Subsidiaries hereby grant to the Agent and each Lender a Lien, security interest and right of setoff as security for all Obligations to the Agent and such Lender whether now existing or hereafter arising. Regardless of the adequacy of any collateral for any of the Obligations, and subject to the provisions of
               Article 7.1 upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) credits, collateral and property at any time in the possession , custody, safekeeping or control of such Lender or any entity under the control of any Lender's holding company or in transit to any of them and any other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each such Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Lender pursuant to the foregoing, the Agent shall notify each other Lender thereof. The rights of each Lender under this Section 2.5.2 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have and are subject to Section 9.12. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                    Section 2.5.3. Unconditional Obligations and No Deductions.

                         Section 2.5.3.1 The Borrower's obligation to make all
               payments provided for in this Agreement and the other Financing Documents shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes (except to the extent provided in Section 2.5.3.2) and regardless of whether any claims, defenses or offsets of any type exist.

                         Section 2.5.3.2. (a) Any and all payments by the
               Borrower to or for the account of any Lender or the Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable lending office) or the Agent (as the case may be) is organized or any political subdivision thereof, other than to the extent such income or franchise tax is imposed solely as a result of the activities of the Agent or a Lender pursuant to or in respect of this Agreement or any of the other Financing Documents (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Financing

(Loan Agreement - Fleet/Convergent)

               Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5.3.2) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.6 hereof, the original or a certified copy of a receipt evidencing payment thereof.

                    (b) In addition, the Borrower agrees to pay any and all
               present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                    (c) The Borrower agrees to indemnify each Lender and the
               Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.5.3.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                    (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) a properly completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a properly completed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States backup withholding, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Financing Documents.

                    (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 2.5.3.2(d) hereof (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Sections 2.5.3.1. 2.5.3.2(a) or 2.5.3.2(b) hereof with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's cost to assist such Lender to recover such Taxes.

                    (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.5.3.2, then such Lender will agree to use reasonable efforts to

(Loan Agreement-Fleet/Convergent)
               change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender. Alternatively, in the event of such an additional cost, the Borrower shall have the right to substitute another bank satisfactory to the Agent, and the Agent and such Lender shall use reasonable efforts at no cost to the Agent and such Lender to assist the Borrower to locate and effect the substitution in favor of such substitute bank. Any such substitution shall take place in accordance with
               Section 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

                    (g) Within thirty (30) days after the date of any payment of
               Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                    (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.5.3.2 shall survive until the first anniversary of the Repayment Date.

                    (i) If the Borrower makes any additional payment to any
               Lender pursuant to this Section 2.5.3.2 in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes, or (ii) a credit against, relief or remission for, or a reduction in the amount of, any tax or other governmental charge as a result of any deduction or credit for any Taxes with respect to which it has received payments under this Section 2.5.3.2, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as shall be reasonably determined by such Lender to be solely attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this
               Section 2.5.3.2(i), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Nothing in this
               Section 2.5.3.2(i) shall be construed as requiring such Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.

                    Section 2.6. Prepayment and Certain Payments.

                         Section 2.6.1. Mandatory Payments.

                              Section 2.6.1.1. In addition to each other
               principal payment required hereunder, the outstanding principal balances of the Revolving Credit Loans shall be repaid on the Revolving Credit Repayment Date.

                              Section 2.6.1.2. [Intentionally omitted.]

                              Section 2.6.1.3. In the event that the Borrower or
               any Subsidiary is entitled to receive, collectively, proceeds from any casualty insurance policies maintained by any of them on account of any interest of the Borrower and/or any Subsidiary in any property, which proceeds are in an aggregate amount in excess of $100,000 during the term of this Agreement, such proceeds shall be received by the Agent and, to the extent that such proceeds result from a

(Loan Agreement - Fleet/Convergent)
               casualty to property of the Borrower and/or any Subsidiary, so long as no Default or Event of Default exists and is continuing and the Borrower or such Subsidiary elects to repair, replace or restore such property, such proceeds shall be released to the Borrower or such Subsidiary subject to reasonable procedures and conditions established by the Agent to the extent necessary to so repair, replace or restore such property within 3 months (or as soon as reasonably practicable if such restoration, replacement or repair is not susceptible to being completed within 3 months) from the date of receipt of such proceeds by the Agent and to the extent such proceeds are not so used or do not result from such a casualty, the amount of such proceeds shall (a) be released to Borrower and (b) permanently reduce the Revolving Credit Loan Commitment and to the extent that the outstanding principal balance of the Loans exceeds the Revolving Credit Loan Commitment as so reduced, the Borrower shall make a prepayment of the Loans for the accounts of the Lenders in accordance with their Pro Rata Shares upon written notice from the Agent.

                              Section 2.6.1.4. In the event that the Borrower
               and/or any Subsidiary sells, assigns or otherwise transfers title to any asset other than in the ordinary course of its business for net cash proceeds in the aggregate since the Closing Date in excess of $200,000, the Borrower and/or such Subsidiary shall remit 100% of the net cash proceeds of such sale, assignment or other transfer to the Agent as a prepayment of the Loans for the accounts of the Lenders in accordance with their Pro Rata Shares within 10 Business Days of the date of Borrower's or any Subsidiary's receipt of such net cash proceeds; provided, however, that Borrower may sell any of its equipment which is obsolete, worn-out or no longer used or useful in Borrower's business and Borrower may use the proceeds of such sale to purchase other equipment which is useful or necessary in the operation of Borrower's business and provided further that the Borrower can sell assets as permitted by Section 5.2.3 without complying with this Section.

                              Section 2.6.1.5. In the event that the Borrower
               and/or any Subsidiary files a Form S-1 or any other form of registration statement then available for registration with the Securities and Exchange Commission (other than an offering on Form S-4 or S-8 or their successor forms) or otherwise conducts a Qualified Initial Public Offering of any class of the Borrower's or any Subsidiary's securities, the Borrower and/or such Subsidiary upon receipt of the net aggregate cash consideration from the sale of any such registered shares of its capital stock shall prepay to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares an amount of the outstanding principal balances of the Loans equal to that amount necessary to reduce the Borrower's average ratio of total Indebtedness for Borrowed Money as of the Borrower fiscal quarter ends in the four Borrower fiscal quarter period consisting of the Borrower's most recent fiscal quarter and the immediately preceding three Borrower fiscal quarters to EBITDA to less than 1.0:1.0, and the Revolving Credit Loan Commitment shall be permanently reduced to an amount which, if fully outstanding as Loans and Letters of Credit and, without duplication, Letter of Credit Agreements or unreimbursed amounts drawn thereunder would result in such ratio being less than 1.0:1.0.

                              Section 2.6.1.6. If at any time the aggregate
               principal amount of the Revolving Credit Loans plus the aggregate outstanding stated amounts of any Letters of Credit and, without duplication, Letter of Credit Agreements and any unreimbursed amounts drawn thereunder shall exceed the Revolving Credit Loan Commitment, the Borrower shall immediately pay to the Agent in immediately available Dollars the amount of such excess.

                              Section 2.6.1.7. Any amounts repaid by the
               Borrower and/or any Subsidiary under this Section 2.6.1 shall be paid without premium or penalty. In the event that any payment or prepayment of a Libor Loan under this Section 2.6.1 is received on a date other than the last day of an Interest Period, such payment or prepayment shall be held by the Agent in

(Loan Agreement - Fleet/Convergent)
               a separate account and be pledged to the Agent as collateral for the Obligations of the Borrower arising in connection with the Financing Documents until the last day of the then current Interest Period, at which time the Agent shall apply such payment or prepayment, for the account of the Lenders in accordance with their Pro Rata Shares, to the outstanding Libor Loans, for which such day is an Interest Adjustment Date; provided that if on or prior to the date of such payment or prepayment the Borrower provides the Agent with written notice of Borrower's election to have such payment or prepayment applied to the Libor Loan in question, such payment or prepayment shall be so applied and Borrower shall pay the Agent for the accounts of the Lenders any amount due in accordance with Section 2.9.

                              Section 2.6.2. Voluntary Prepayments. All or any
               portion of the unpaid principal balance of the Loans (other than portions of any Loans constituting Libor Loans) may be prepaid at any time, without premium or penalty, by giving the Agent at least 3 days' prior written notice of such prepayment and by a payment to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares of such prepayment in immediately available Dollars by the Borrower; provided that each such partial payment or prepayment of principal of the Loans shall be in a principal amount of at least $100,000 or an integral multiple of $50,000 in excess thereof.

                              Section 2.6.3. Prepayment of Libor Loans.
               Notwithstanding anything to the contrary contained in any Note or in any other agreement executed in connection herewith or therewith, the Borrower shall be permitted to prepay any portion of the Loans constituting Libor Loans only in accordance with
               Section 2.9 hereof.

                              Section 2.6.4. Permanent Reduction of Revolving
               Credit Loan Commitment. At the Borrower's option the Revolving Credit Loan Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $1,000,000 and to the extent in excess thereof in integral multiples of $500,000 or if less, the Revolving Credit Loan Commitment, at any time; provided that (i) the Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Revolving Credit Loans, plus the aggregate outstanding amount of any Letters of Credit and, without duplication, Letter of Credit Agreement and any unreimbursed drawn amounts thereunder, if any, does not exceed the Revolving Credit Loan Commitment, as so reduced in any such case on the effective date of such reduction and (iii) the Borrower is not, and after giving effect to such reduction, would not be in violation of Section 2.6.3. Any such reduction shall concurrently reduce the Dollar amount of each Lender's Pro Rata Share of the Revolving Credit Loan Commitment.

                              Section 2.7. Payment on Non-Business Days.
               Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under such Note.

                              Section 2.8. Use of Proceeds. (a) The Borrower
               shall use the proceeds of the Loans to repurchase capital stock from the Old Stockholders, to pay certain deferred compensation liabilities and the costs of buying out certain employment contracts, to pay costs incurred by the Borrower in connection with the closing of the Loans, including without limitation, the Facility Fee and costs incurred in connection with the Related Transactions, to refinance existing bank debt, to make a loan in a maximum amount of $2,000,000 to Glenn E. Montgomery, Jr., for Borrower's general corporate purposes, including working capital needs and for Investments

(Loan Agreement - Fleet/Convergent)
               permitted by Section 5.2.12. The Borrower shall obtain any Letters of Credit solely for working capital and general corporate purposes.

                              (b) No portion of the proceeds of any Loans is to
               be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

                    Section 2.9. Special Libor Loan Provisions. The Libor Loans
               shall be subject to and governed by the following terms and conditions:

                    Section 2.9.1. Requests. Each Request accompanied by an
               Interest Rate Election selecting the Libor Rate must be received by the Agent in accordance with the definition of Interest Rate Election.

                    Section 2.9.2. Libor Loans Unavailable. Notwithstanding any
               other provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Lenders (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

                    (i) Dollar deposits in the relevant amounts and for the
               relevant Interest Period are not offered to such Lender in the London interbank market,

                    (ii) by reason of circumstances affecting the London
               interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

                    (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Lender for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by the Agent and that such Lender's rate may exceed such average, such Lender may elect not to accept any Interest Rate Election electing a Libor Loan and such Lender shall notify the Agent by telephone or telex thereof, stating the reasons therefor, not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination and the reason therefor to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.9.2
               (i), (ii) through (iii) as a result of such Lender's determination shall be made as or converted into, as the case may be, Prime Rate Loans and such Lender shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to the Borrower. If such circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the

(Loan Agreement - Fleet/Convergent)

               Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

                    Section 2.9.3. Libor Lending Unlawful. In the event that
               after the date hereof any change in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Lenders to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Lender shall promptly notify the Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Lender to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Lender, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Lender can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Prime Rate Loans without additional cost to the Borrower. If circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

                    Section 2.9.4. Additional Costs on Libor Loans. The Borrower
               further agrees to pay to the Agent for the account of the applicable Lender or Lenders such amounts as will compensate any of the Lenders for any increase in the cost to such Lender of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Lender under this Agreement in respect of making or maintaining all or any portion of such

(Loan Agreement - Fleet/Convergent)

          Lender's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

                    (i) any reserve, special deposit or similar requirement
               against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

                    (ii) any change in (including the introduction of any new)
               applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Lender to any tax (other than taxes on net income imposed on such Lender), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Lender with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Lender), in each case, after the date hereof; provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Lender with any federal, state or foreign law or from any failure by a Lender to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Lender and would eliminate such tax, impost, duty, deduction or withholding;

          In any such event, such Lender shall promptly notify the Agent thereof, and of the reasons therefor, and the Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to the Agent by such Lender therefor and the additional amounts required to fully compensate such Lender for such increased or new cost or reduced amount as reasonably determined by such Lender. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within 10 Business Days after the Borrower's receipt of said notice. Such Lender's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Lender computed such cost or reduction) shall be submitted by the Agent to the Borrower and shall, in the absence of manifest error, be conclusive. In determining any such amount, the Lender(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.9.4 as a result of any requirement or change referenced above with respect to any period prior to the one hundred and eightieth (180th) day prior to the date on which the Borrower is first notified thereof (other than any amounts which relate to any such requirement or change which is adopted with retroactive effect in which case the Borrower shall be obligated to pay all such amounts accrued from the date as of which such requirement or change is retroactively effective) unless the failure to give such notice within such one hundred and eighty (180) day period resulted from reasonable circumstances beyond such Lender's reasonable control.

(Loan Agreement - Fleet/Convergent)

               Section 2.9.5. Libor Funding Losses. In the event that any payment or prepayment of a Libor Loan is received on a date other than the last day of an Interest Period, such payment or prepayment shall be held by the Agent in a separate account and be pledged to the Agent as collateral for the obligations of the Borrower arising in connection with this Agreement, the Notes and the other Financing Documents until the end of the then current Interest Period, at which time the Agent shall apply such payment or prepayment, for the accounts of the Lenders in accordance with their Pro Rata Shares, to the outstanding Libor Loans; provided that if on or prior to the date of such payment or prepayment the Borrower provides the Agent with written notice of Borrower's election to have such payment or prepayment applied to the Libor Loan in question, such payment or prepayment shall be so applied. Notwithstanding the foregoing, in the event any of the Lenders shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

                    (i) payment or prepayment by the Borrower of all or any
               portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason;

                    (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Prime Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of Sections 2.9.2 or 2.9.3 by any Lender; provided, however that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Prime Rate Loan prior to the end of any Interest Period or to imply such right; or

                    (iii) any failure by the Borrower to borrow the Loans as
               Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of Sections 2.9.2 or 2.9.3 by any Lender;

          such Lender shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, the Borrower shall pay directly to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender, which shall be conclusive in the absence of manifest error) reimburse such Lender for such loss or expense. Each Lender shall furnish to the Borrower, upon written request from the Borrower received by the Agent, a written statement setting forth the computation of any such amounts payable to such Lender under this Section 2.9.5.

               Section 2.9.6. Banking Practices. Each Lender agrees that upon the occurrence of any of the events described in Sections 2.2.3 and/or 2.9.2, 2.9.4 or 2.9.5. such Lender will exercise all reasonable efforts to take such reasonable actions at no expense to such Lender (other than reasonable expenses which are covered by the Borrower's advance deposit of funds with such Lender for such purpose, or if such Lender agrees, which the Borrower has agreed to pay or reimburse to such Lender in full upon demand), in accordance with such Lender's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Lender, as such Lender may take without the consent or participation of any other Person to, in the case of an event described in Sections 2.2.3 and/or
          2.9.4 or 2.9.5, mitigate the cost of such events to the Borrower and, in the case of an event described in Sections 2.9.2(i), (ii) or "iii, to seek Dollar deposits in any other interbank Libor market in which such Lender regularly

          (Loan Agreement - Fleet/Convergent)
          participates and in which the applicable determination(s) described in Sections 2.9.2(i), (ii) or (iii), as the case may be, does not apply.

               Section 2.9.7. Borrower's Options on Unavailability or Increased Cost of Libor Loans. In the event of any conversion of all or any portion of any Lender's Pro Rata Share of any Libor Loans to a Prime Rate Loan for reasons beyond the Borrower's control or in the event that any Lender's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under Sections 2.9.4 or 2.9.5, to additional costs, the Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Lender's Pro Rata Share to a Prime Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case, at the end of the last of such Interest Periods any such Libor Rate Loan shall automatically convert to a Prime Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Prime Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. The Borrower's options set forth in this Section 2.9.7 may be exercised, if and only if the Borrower pays, concurrently with delivery to the Agent of each such Interest Rate Election and thereafter in accordance with Sections 2.9.4, 2.9.5 and 2.9.6 all amounts provided for therein to the Agent in accordance with this Agreement.

               If the Borrower shall, as a result of the requirements of Section
          2.9.4 above, be required to pay any Lender the additional costs referred to therein, but not be required to pay such additional costs to the other Lender or Lenders and the Borrower, in its sole discretion, shall deem such additional amounts to be material or in the event that Libor Loans from a Lender are unavailable to the Borrower as a result solely of the provisions of Sections 2.9.2,
          2.9.3 or 2.9.4, but are available from the other Lender or Lenders, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which is entitled to such additional costs or which is relieved from making Libor Loans and the Agent shall use reasonable efforts (with all reasonable costs of such efforts by the Agent to be borne by the Borrower) to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs and comply with the above-referenced Sections. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

               Section 2.9.8. Assumptions Concerning Funding of Libor Loans. The calculation of all amounts payable to the Lenders under this Section
          2.9 shall be made as though each Lender actually funded its relevant Libor Loans through the purchase of a deposit in the London interbank market bearing interest at the Libor Rate in an amount equal to that Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Libor Loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the calculation of amounts payable under this Section 2.9.

(Loan Agreement - Fleet/Convergent)

                                   ARTICLE 3.

                              CONDITIONS OF LENDING

     Section 3.1. Conditions Precedent to the Revolving Credit Loan Commitment and to all Loans.

         Section 3.1.1. The Revolving Credit Loan Commitment and Initial
Loans. The Revolving Credit Loan Commitment and the obligation of the Lenders to make the initial Advances of the Loans and/or to issue any Letter of Credit or Letter of Credit Agreement are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loans shall be reasonably satisfactory to counsel for the Agent and that the Lenders shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date acceptable to the Lenders and each to be in form and substance reasonably satisfactory to the Agent or if any of the following is not a deliverable, the satisfaction of such condition in form and substance reasonably satisfactory to the Agent:

            Section 3.1.1.1. The Financing Documents, including, without limitation, those hereinafter set forth and the Borrower's and any Subsidiary's certificate of incorporation or other organizational documents, by-laws and each agreement or instrument relating thereto.

            Section 3.1.1.2. Certificate of the secretary, clerk or similar officer of the Borrower and each Subsidiary certifying as to the resolutions of the shareholders or board of directors of the Borrower and each Subsidiary authorizing and approving each of the Financing Documents to which the Borrower and each Subsidiary is a party and other matters contemplated hereby and certifying as to the names and signatures of the Authorized Representative(s) of the Borrower and each Subsidiary authorized to sign each Financing Document to be executed and delivered by or on behalf of the Borrower and each Subsidiary. The Agent and the Lenders may conclusively rely on each such certificate until the Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Authorized Representative(s) named in such further certificate.

            Section 3.1.1.3. Favorable opinions of Holland & Hart, counsel for the Borrower, in form and substance reasonably satisfactory to the Agent.

            Section 3.1.1.4. An Officer's Certificate stating that:

                        Section 3.1.1.4.1. The representations and warranties contained in Section 4.1 and/or contained in any of the other Financing Documents are correct on and as of the Closing Date as though made on and as of such date; and

                        Section 3.1.1.4.2. No Default or Event of Default has occurred and is continuing, or would result from the making of the Loans.

            Section 3.1.1.5. Certificates of good standing or legal existence of the secretaries of state (or equivalent officials) of the states (or jurisdictions) of organization and qualification of and covering the Borrower and any Subsidiaries dated reasonably near the Closing Date.

(Loan Agreement - Fleet/Convergent)

            Section 3.1.1.6. Evidence that (i) the ownership interests in the Borrower are as set forth in Exhibit 1.1, (ii) the New Stockholders have invested the Equity in the Borrower on or prior to the Closing Date, as set forth on Exhibit 1.1 and (iii) that except for receipt and application of certain proceeds of the Loans, the Related Transactions have been completed in accordance with the Related Transaction Documents without any waiver or amendment of any term or condition contained therein without the prior written approval of the Lenders, and in compliance with any applicable laws and necessary governmental authority approvals.

            Section 3.1.1.7. A Request and an Interest Rate Election.

            Section 3.1.1.8. All documents, instruments and agreements necessary to terminate, cancel and discharge the documents, instruments and agreements evidencing or securing any and all existing Indebtedness of the Borrower and any Subsidiary and Liens securing such Indebtedness other than those listed in
Exhibit 3.1.1.8.

            Section 3.1.1.9. Payment to the Agent of the fees specified in this Agreement or in the Fee Letter as being payable on the Closing Date and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the transactions contemplated hereby, including, but not limited to, reasonable outside legal expenses (subject to a maximum of $40,000 in legal fees plus out-of-pocket disbursements all with respect to closing of the Loans) and any accounting fees, auditing fees, appraisal fees, and other fees associated with any independent analyses of the Borrower and any Subsidiary and evidence that all other reasonable fees and costs payable by the Borrower in connection with the transactions contemplated by the Financing Documents and completed on the Closing Date have been paid in full.

            Section 3.1.1.10. An Officer's Certificate in the form of Exhibit 3.1.1.10, duly completed and reflecting, inter alia, compliance by the Borrower as of the opening of business on the first Business Day after the Closing Date but based on the Borrower's financial information as of the last day of the Borrower's most recent fiscal quarter, adjusted to give effect to the Loans made on the Closing Date and completion of the Related Transactions to be completed on or prior to the Closing Date, with the financial covenants provided for herein.

            Section 3.1.1.11. Such other information about the Borrower, any Subsidiaries and/or their Business Condition as the Lenders may reasonably request.

            Section 3.1.1.12. True copies of, and/or true copies of any revisions to, the financial statements, the Projections, the pro forma Closing Date financial statements giving effect to the Loans, the Equity to be received on or prior to the Closing Date and completion of the other Related Transactions to be completed on or prior to the Closing Date, and other information provided pursuant to Section 4.1.5 and certification by the Borrower of the Projections.

            Section 3.1.1.13. Certificates of fire, business interruption, liability and extended coverage insurance policies, each such policy to name the Agent as mortgagee and loss payee and, on all liability policies, as additional insured.

            Section 3.1.1.14. True descriptions of any pending or threatened litigation against or by Borrower or any Subsidiary.

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            Section 3.1.1.15. Evidence that all necessary material third party consents to the Related Transactions and the Loans have been obtained and remain in effect without the imposition of any terms or condition not reasonably acceptable to the Lenders and all required filings with any governmental authority have been duly completed.

            Section 3.1.1.16. The financial statements described in Section
4.1.5 together with the Borrower's pro forma Closing Date balance sheet and any updates to the Projections. Such financial statements shall be accompanied by an Officer's Certificate of the chief financial officer of the Borrower to the effect that (i) the representations of the Borrower set forth in Section 4.1.14 are accurate as of the Closing Date and (ii) that no Material Adverse Effect has occurred since the date of the Borrower's most recent audited financial statements delivered to the Lenders except as set forth or reflected in the financial statements described in Section 4.1.5 or otherwise disclosed in writing and acceptable to the Agent.

            Section 3.1.1.17. True copies of (i) the Equity Documents, (ii) all other documents, instruments and agreements relating to the Borrower's capital structure and (iii) the Related Transaction Documents.

            Section 3.1.1.18. The fact that the representations and warranties of the Borrower contained in Article 4, infra, and in each of the other Financing Documents are true and correct in all material respects on and as of the Closing Date except as altered hereafter by actions not prohibited hereunder. The Borrower's delivery of each Note and Letter of Credit Agreement to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date thereof to such effect.

            Section 3.1.1.19. That there has been no enactment of any law or regulation by any Governmental Authority which would make it (i) unlawful, or
(ii) prevent, restrain or impose conditions which the Lenders determine to be adverse, in any respect as to the foregoing, to the making of the Loans and/or the completion of the Related Transactions.

            Section 3.1.1.20. A completed Year 2000 questionnaire covering the Borrower and any Subsidiaries.

            Section 3.1.1.21. The Security Documents, after the completion of any required filings or recordations, will grant to the Agent perfected, first priority security interests or mortgages, as the case may be, with respect to the collateral identified therein and the Agent shall received the favorable opinions of counsel referred to in Section 3.1.1.3 above with respect to such perfection. The Agent shall also have received such searches, landlord consents, access agreements and/or title insurance commitments as reasonably requested by the Agent, all in form and substance reasonably satisfactory to the Agent and/or its counsel. Without limiting the generality of the foregoing, the Agent shall be reasonably satisfied with the terms and conditions of all real property leases in which the Borrower and any Subsidiary has a leasehold interest, including the terms of such leaseholds and the assumability of the lessee's obligations thereunder upon the transfer of or foreclosure upon of the Borrower's or any Subsidiary's leasehold interest.

            Section 3.1.1.22. No Material Adverse Effect has occurred and there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.

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            Section 3.1.1.23. All information and materials supplied to the
Agent prior to the date hereof shall be true and correct in all material aspects; and no additional information shall have come to the attention of the Agent or the Lenders that is inconsistent in any material respect with the information and materials supplied to the Agent prior to the date hereof or that could reasonably be expected to have a Material Adverse Effect.

            Section 3.1.1.24. The Agent shall be satisfied with the results of its due diligence examination of the report on the Borrower prepared by Ernst & Young, and review of other business and financial information about the Borrower and any Subsidiaries as may be requested from time to time by the Agent.

     Section 3.1.2. The Revolving Credit Loan Commitment and the Loans.
The Revolving Credit Loan Commitment and the obligation of each Lender to make or maintain its Pro Rata Share of any Advance or Loan and/or to issue any Letter of Credit or Letter of Credit Agreement are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

     (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

     (b) The fact that the representations and warranties of the Borrower contained in Article 4, infra and in each of the other Financing Documents, are true and correct in all material respects on and as of the date of each Advance or Loan except as altered hereafter by actions consented to or not prohibited hereunder. The Borrower's delivery of the Notes to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date of such Advance or Loan as to the facts specified in Sections 3.1.2(a) and (b);

     (c) Receipt by Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Request stating the amount requested for the Loan or Advance in question and an Interest Rate Election for such Loan or Advance, all signed by a duly authorized officer of the Borrower on behalf of the Borrower;

     (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System; and

     (e) No Material Adverse Effect has occurred.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

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     Section 4.1.1. Organization and Existence. The Borrower and any Subsidiary
is a corporation, duly organized, validly existing and in good standing under the laws of the state (or applicable jurisdiction) of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, all as noted on Exhibit 4.1.1., except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

     Section 4.1.2. Authorization and Absence of Defaults. Except as described on Exhibit 4.1.2, the execution, delivery to the Agent and/or the Lenders and performance by the Borrower and any Subsidiary of the Financing Documents and Related Transaction Documents have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of the Borrower or any Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the board of governors of the federal reserve system), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower and/or any Subsidiary and/or the articles of organization or by-laws, as applicable, of the Borrower and/or any Subsidiary,
(iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower and/or any Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien on any of the Borrower's and/or any Subsidiary's respective properties or revenues other than Liens granted to the Agent by any of the Financing Documents securing the Obligations. The Borrower and any Subsidiary are in compliance with any such applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, other agreement, lease or instrument, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

     Section 4.1.3. Acquisition of Consents. Except as noted on Exhibit 4.1.3., no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Agent and/or the Lenders or performance by the Borrower or any Subsidiary of any Financing Documents and each of the foregoing which has been obtained is in full force and effect.

     Section 4.1.4. Validity and Enforceability. Each of the Financing Documents when delivered hereunder will constitute the legal, valid and binding obligations of each of the Borrower and any Subsidiary which is or are a party thereto enforceable against the Borrower, and any Subsidiary which is or are a party thereto in accordance with their respective terms except as the enforceability thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

     Section 4.1.5. Financial Information. The following information with respect to the Borrower has heretofore been furnished to the Agent:

         Section 4.1.5.1. Audited annual financial statements of the Borrower for the periods ended December 31, 1997 and December 31, 1998; and

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


         Section 4.1.5.2. Interim, consolidated balance sheets of the Borrower and any Subsidiaries as of the end of the most recent fiscal quarter prior to the Closing and the related statements of income and cash flows and shareholders' equity, such balance sheets and statements to be prepared and certified by an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form reasonably satisfactory to the Agent;

         Section 4.1.5.3. The Projections.

         Section 4.1.5.4. The pro forma financial statements of the Borrower as of the Closing Date provided pursuant to Section 3.1.1.12.

         Each of the financial statements referred to above in Section 4.1.5.1 and 4.1.5.2 was prepared in accordance with GAAP (subject, in the case of interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein. To the best of the Borrower's knowledge, each of the financial statements referred to above in Sections 4.1.5.1, 4.1.5.2 and 4.1.5.4 fairly presents the financial condition or pro forma financial condition, as the case may be, of the Person being reported on at such dates and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof. The Projections were prepared by the Borrower in good faith.

     Section 4.1.6. No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Subsidiary would draw into question the legal existence of the Borrower and/or any such Subsidiary and/or the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof and/or could not reasonably be expected to have a Material Adverse Effect except those matters, if any, described on Exhibit 4.1.6 none of which, in Borrower's good faith opinion, will (i) have such Material Adverse Effect or
(ii) draw into question (a) the legal existence of the Borrower and/or any such Subsidiary or (b) the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof.

     Section 4.1.7. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

     Section 4.1.8. Absence of Adverse Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or

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


instrument or subject to any corporate or partnership restriction which could reasonably be expected to have a Material Adverse Effect.

     Section 4.1.9. Taxes. The Borrower and each Subsidiary has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for those taxes, if any, which are being contested in good faith and by appropriate proceedings, and for which proper reserve or other provision has been made in accordance with GAAP and except where any failure to file or pay could not reasonably be expected to have a Material Adverse Effect on the Borrower or any Subsidiary and except as described in Exhibit 4.1.9.

     Section 4.1.10. ERISA. Borrower and any Commonly Controlled Entity do not maintain or contribute to any Plan which is not in substantial compliance with ERISA, or any Single Employer Plan which has incurred any accumulated funding deficiency within the meaning of sections 412 and 418 of the Code or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under section 412 of the Code. Borrower and any Commonly Controlled Entity have not incurred any liability to the PBGC in connection with any Plan covering any employees of Borrower or any Commonly Controlled Entity in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate or ceased operations at any facility or withdrawn from any Plan in a manner which could subject any of them to liability under sections 4062(e), 4063 or 4064 of ERISA in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate, and know of no facts or circumstance which might give rise to any liability of Borrower or any Commonly Controlled Entity to the PBGC under Title IV of ERISA in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. Borrower and any Commonly Controlled Entity have not incurred any withdrawal liability in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate (including but not limited to any contingent or secondary withdrawal liability) within the meaning of sections 4201 and 4202 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances known to the Borrower, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate.

     Except for payments for which the minimum funding requirement has been waived under section 412 of the Code, full payment has been made of all amounts which Borrower and any Commonly Controlled Entity are required to have paid as contributions to any Plan under applicable law or under any plan or any agreement relating to any Plan to which Borrower or any Commonly Controlled Entity is a party. Borrower and each Commonly Controlled Entity have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Plan or related agreements.

     Neither Borrower nor any Commonly Controlled Entity has any knowledge, nor do any of them have any reason to believe, that any Reportable Event which could result in a liability or liabilities of Fifty Thousand Dollars ($50,000) or more in the aggregate has occurred with respect to any Plan.

     Section 4.1.11. Ownership of Properties.

         Section 4.1.11.1. Except for Permitted Encumbrances, Borrower and any Subsidiary has good title to all of its properties and assets free and clear of all restrictions and Liens of any kind other than those which could not reasonably be expected to have a Material

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


Adverse Effect or a material adverse effect on the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof.

          Section 4.1.11.2. Exhibit 4.1.11 accurately and completely lists the location of all real property owned or leased by Borrower or any Subsidiary. Borrower and each Subsidiary enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are valid, subsisting and, to Borrower's knowledge, in full force and effect.

          Section 4.1.11.3. To Borrower's knowledge, except as specified in
Exhibit 4.1.11, none of the real property occupied by Borrower or any Subsidiary is located within any federal, state or municipal flood plain zone.

          Section 4.1.11.4. Except as set forth in Exhibit 4.1.11, all of the material properties used in the conduct of the Borrower's and each Subsidiary's business (i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of Borrower's, and each Subsidiary's business; and (ii) to Borrower's knowledge are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

     Section 4.1.12. Accuracy of Representations and Warranties. None of Borrower's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

     Section 4.1.13. No Investment Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

     Section 4.1.14. Solvency, etc. After giving effect to the consummation of each Loan outstanding and to be made under this Agreement as of the time this representation and warranty is given, the Borrower (a) will be able to pay its debts as they become due and (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

     Section 4.1.15. Approvals. Except as set forth in Exhibit 4.1.3, all approvals required from all Persons including without limitation all governmental authorities with respect to the Financing Documents have been obtained.

     Section 4.1.16. Ownership Interests. The schedule of ownership interests in the Borrower and any Subsidiaries set forth in Exhibit 1.1 is true, accurate and complete and the Investments to be made for all ownership interests disclosed therein have in fact been fully paid in immediately available Dollars after giving effect to the closing of the Related Transactions.

     Section 4.1.17. Licenses, Registrations, Compliance with Laws, etc. Exhibit
4.1.17 accurately and completely describes all permits, governmental licenses,

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

registrations and approvals, material to carrying out of Borrower's and each of the Subsidiaries' businesses as presently conducted and as required by law or the rules and regulations of any Governmental Authority or foreign governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, the Federal Trade Commission and the United States Department of Justice and analogous and related state and foreign agencies. All existing authorizations, licenses and permits are in full force and effect, are duly issued in the name of, or validly assigned to the Borrower or a Subsidiary and the Borrower or a Subsidiary has full power and authority to operate thereunder. There is no material violation or material failure of compliance or, to Borrower's knowledge, allegation of such violation or failure of compliance on the part of the Borrower or any Subsidiary with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower or any Subsidiary received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval which in any case could be reasonably expected to have a Material Adverse Effect.

     Section 4.1.18. Principal Place of Business; Books and Records. The Borrower's chief executive offices (as that term is used in the Uniform Commercial Code) are located at Borrower's addresses set forth in Section 9.6. All of the Borrower's books and records are kept at one or more of its addresses set forth in Section 9.6.

     Section 4.1.19. Subsidiaries. As of the Closing Date, the Borrower has only the Subsidiaries identified on Exhibit 1.1.

     Section 4.1.20. Copyright. Except as set forth in Exhibit 4.1.20 the Borrower has not violated any of the provisions of the Copyright Revision Act of 1976, 17 U.S.C.101, et seq. The Borrower has filed all registration statements, notices and statements of account and all necessary supplements and adjustment schedules thereto with the United States Copyright Office and has made all payments to the United States Copyright Office that are required. Exhibit 4.1.20 accurately and completely sets forth all copyrights held by the Borrower or any of the Subsidiaries and contains exceptions to the representations contained in this Section 4.1.20. To the best of Borrower's knowledge, no claim of infringement of a copyright by the Borrower or any subsidiary has been made or threatened by any other Person.

     Section 4.1.21. Environmental Compliance. Neither the Borrower nor, to the knowledge of the Borrower, any other Person:

          Section 4.1.21.1. has ever caused, permitted, or suffered to exist any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, any of the facilities owned, leased or used by the Borrower (the "Premises"), or from the Premises into the atmosphere, any body of water, any wetlands, or on any other real property, nor to Borrower's knowledge does any Hazardous Material exist on, under or about the Premises other than as disclosed on Exhibit 4.1.21, or in respect of Hazardous Material used or disposed of in compliance with law;

          Section 4.1.21.2. has ever used any of the Premises as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material as defined in 42 U.S.C.A. 6901, et seq. (the Resource Recovery and Conservation Act); and

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

               Section 4.1.21.3. has received any notice of violation, Lien or other notice issued by any Governmental Authority with respect to the environmental condition of the Premises or any other property occupied by the Borrower, or any other property which was included in the property description of the Premises or such other real property within the preceding three years except as disclosed to the Agent.

     Section 4.1.22. Material Agreements, etc. Exhibit 4.1.22 attached hereto accurately and completely lists, as of the Closing Date, all material agreements to which the Borrower or any of the Subsidiaries are a party including without limitation all software licenses, and all material construction, engineering, consulting, employment, management, operating and related agreements, if any, which are presently in effect. All of the material agreements to which Borrower or any Subsidiary is a party, are legally valid, binding, and, to Borrower's knowledge, in full force and effect and neither the Borrower, any of the Subsidiaries nor, to Borrower's knowledge, any other parties thereto are in material default thereunder.

     Section 4.1.23. Patents, Trademarks and Other Property Rights. Exhibit
4.1.23 attached hereto contains, as of the Closing Date, a complete and accurate schedule of all registered trademarks, registered copyrights and patents of the Borrower and/or any of the Subsidiaries, and pending applications therefor, and all other intellectual property in which the Borrower and/or any of the Subsidiaries has any rights other than "off-the shelf" software which is generally available to the general public at retail. Except as set forth in
Exhibit 4.1.23, the Borrower and any Subsidiaries own, possess, or have licenses to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without, to the Borrower's knowledge any conflict with the rights of others with respect thereto.

     Section 4.1.24. Related Transaction Documents. The Borrower has, prior to the date hereof, delivered to the Agent true copies of the Related Transaction Documents, and each and every amendment or modification thereto and, except for receipt and application of certain proceeds of the Loans, the Related Transactions have been completed in accordance with the Related Transaction Documents, without any waiver or amendment of any term or condition contained therein without the prior written approval of the Lenders, and in compliance with any applicable laws and necessary governmental authority approvals.

     Section 4.1.25. Material Adverse Effect. No Material Adverse Effect has occurred and there exists no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to result in a Material Adverse Effect.

     Section 4.1.26. Year 2000. On the basis of comprehensive review and assessment undertaken by the Borrower of the Borrowers' and its Subsidiaries' computer applications and an assessment by the Borrower of its and its Subsidiaries' material suppliers, vendors and customers, the Borrower reasonably believes that the "Year 2000 Problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.




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


                                   ARTICLE 5.

                            COVENANTS OF THE BORROWER

     Section 5.1. Affirmative Covenants of the Borrower Other than Reporting Requirements. From the date hereof and thereafter for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Revolving Credit Loan Commitment is in effect, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of its Subsidiaries, ensure that each Subsidiary will, unless the Majority Lenders shall otherwise consent in writing:

          Section 5.1.1. Payment of Taxes, etc. Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding is pending and is not stayed, discharged or bonded within 30 days after commencement) the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which proper reserve or other provision has been made in accordance with GAAP, unless failure to pay could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.1.2. Maintenance of Insurance. Maintain on the collateral under any of the Security Documents insurance against loss by fire, hazards included within the term "extended coverage", and such other hazards, casualties and contingencies as the Agent may from time to time require, in an amount equal to one hundred percent (100%) of the replacement cost of the collateral under any of the Security Documents and business interruption insurance in the amount of at least $4,000,000. All policies of such insurance and all renewals thereof shall be in form and substance acceptable to Agent, shall be made payable in case of loss to the Agent as loss payee and mortgagee and shall contain an endorsement requiring thirty (30) days prior written notice to the Agent prior to cancellation or change in the coverage, scope or amount of any such policies. Borrower shall also keep in full force and effect a policy of public liability insurance against claims of bodily injury, death or property damage occurring in any building in which the limits of liability shall not be less than $1,000,000 per person and $2,000,000 per accident, together with an excess liability policy in the amount of $5,000,000 which shall be in addition to the limits above set forth. Borrower shall increase the limits of such liability insurance to such higher amounts as the Agent may from time to time reasonably require. Certificates of all such insurance shall be delivered to the Agent concurrently with the execution and delivery of this Agreement, and thereafter all renewal or replacement certificates shall be delivered to the Agent not less than thirty
(30) days prior to the expiration date of the policy to be renewed or replaced, accompanied by evidence satisfactory to the Agent that all premiums payable with respect to such policies have been paid by Borrower. Borrower shall have the right of free choice in the selection of the agent or the insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer has at all times a general policyholders' rating of A or A+ in Best's latest rating guide. Furthermore, the Agent shall have the right and is hereby constituted and appointed the true and lawful attorney irrevocable of Borrower, in the name and stead of Borrower, but in the uncontrolled discretion of said attorney, (i) to adjust, sue for, compromise and collect any amounts due under such insurance policies in the event of loss and (ii) to give releases for any and all amounts received in settlement of losses under such policies; and the same shall, subject to Section 2.6.1.3 of this Agreement, at the option of the Agent, be applied, after first deducting the costs of collection, on account of any Indebtedness the payment of which is


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

secured by any of the Financing Documents, whether or not then due, or, notwithstanding the claims of any subsequent lienor, be used or paid over to Borrower in accordance with reasonable procedures established by the Agent for use in repairing or replacing any damaged or destroyed collateral under any of the Security Documents.

         Section 5.1.3. Preservation of Existence, etc. Preserve and maintain in full force and effect its legal existence, and all material rights, franchises and privileges in the jurisdiction of its organization, preserve and maintain (except for sales licenses or other scopes of use granted in the ordinary course of Borrower's business consistent with past practice) all material licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in the reasonable business judgment of the Borrower, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 5.1.4. Compliance with Laws, etc. Comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business including, without limitation, regulations of the United States Copyright Office and the Copyright Royalty Tribunal, except where the failure to comply could not be reasonably expected to have a Material Adverse Effect.

         Section 5.1.5. Visitation Rights. Permit, during normal business hours and upon the giving of reasonable notice, the Agent, the Lenders and any agents or representatives thereof, to examine and make copies of (at Borrower's cost and expense) and abstracts from the records and books of account of, and visit the properties of the Borrower and any Subsidiary to discuss the affairs, finances and accounts of the Borrower or any Subsidiary with any of their partners, officers or management level employees and/or any independent certified public accountant of the Borrower and/or any Subsidiary.

         Section 5.1.6. Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Subsidiary in question, reflecting all financial transactions.

         Section 5.1.7. Maintenance of Properties, etc. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and in accordance with each of the Security Documents and except as otherwise permitted by other provisions of this Agreement.

         Section 5.1.8. Post-Closing Items. Complete in a timely fashion all actions required in the Post-Closing Letter.

         Section 5.1.9. Other Documents, etc. Except as otherwise required by this Agreement, pay, perform and fulfill all of its material obligations and covenants under each material document, instrument or agreement to which it is a party including, without limitation, the Related Transaction Documents; provided that so long as the Borrower or any Subsidiary is contesting any claimed default by it or them under any of the foregoing by proper proceedings conducted in good faith and for which any proper reserve or other provision in accordance with




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and to the extent required by GAAP has been made, such default shall not be deemed a violation of this covenant.

         Section 5.1.10. Minimum Interest Coverage Ratio. Maintain at the end of each Borrower fiscal quarter a ratio of EBITDA to Interest Expense of not less than 3.0:1.0, such ratio to be measured at each Borrower fiscal quarter end commencing September 30, 1999 as follows: (i) for the Borrower fiscal quarter ending September 30, 1999 Interest Expense shall be Interest Expense for such fiscal quarter times four, (ii) for the Borrower fiscal quarter ending December 31, 1999 Interest Expense shall be Interest Expense for such fiscal quarter plus Interest Expense for the Borrower fiscal quarter ending September 30, 1999 times two, (iii) for the Borrower fiscal quarter ending March 31, 2000 Interest Expense shall be Interest Expense for such fiscal quarter plus Interest Expense for the Borrower fiscal quarters ending September 30, 1999 and December 31, 1999 times one and one third and (iv) for the Borrower fiscal quarter ending June 30, 2000 and thereafter Interest Expense shall be Interest Expense for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters. EBITDA shall be, at all Borrower fiscal quarter ends, EBITDA for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters.

               Section 5.1.10(A). Minimum Profitability. Have EBITDA at each Borrower fiscal quarter end for such fiscal quarter and at each Borrower fiscal year end for such fiscal year of at least 80.1% of the EBITDA projected in the most recent Budget received by the Agent in compliance with Section 5.3.7; provided that for September 30, 1999 and December 31, 1999 this EBITDA requirement shall be based on EBITDA in the Projections.

         Section 5.1.11. Minimum Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of not less than 1.25:1.00, such ratio to be measured at each Borrower fiscal quarter end for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters; provided that for purposes of this covenant Interest Expense shall be calculated as provided in Section 5.1.10.

         Section 5.1.12. Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA. Maintain at the end of each fiscal quarter of the Borrower in each period set forth below a ratio of (i) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter to (ii) EBITDA for the rolling four Borrower fiscal quarter period consisting of such fiscal quarter and the three immediately preceding Borrower fiscal quarters of not greater than the ratio set forth below opposite such period:

            Borrower Fiscal Quarter Ending            Ratio
            ------------------------------            -----
         June 30, September 30 and December 31, 1999  3.00:1.00
         March 31, 2000                               2.75:1.00
         June 30, 2000 through December 31, 2000      2.50:1.00
         March 31, 2001 through March 31, 2002        2.00:1.00
         June 30, 2002 and thereafter                 1.50:1.00

              Section 5.1.12(A). Minimum Quick Ratio. Maintain a Quick Ratio of not less than 1.10:1.00 at the Borrower fiscal quarter end September 30, 1999 and at each Borrower fiscal quarter end thereafter. As soon as is practicable following the close of each month after the Closing Date and in any event within fifteen (15) days thereafter, the Borrower will submit to the


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


Agent an Eligible Receivables certificate in the form of Exhibit 5.1.12(A) or on such other form as the Agent may from time to time prescribe, which certificate shall contain information adequate to identify accounts receivable which the Borrower wishes to include in Eligible Receivables. During the continuance of a Default or Event of Default, the Borrower shall also, if the Agent so requests, accompany such information with assignments of accounts in form and substance satisfactory to the Agent which assignments shall give the Agent full power to collect, compromise or otherwise deal with the assigned accounts as the sole owner thereof. Concurrently with each of such reports, and immediately if material in amount, the Borrower shall notify the Agent of each return or adjustment, rejection, repossession or loss, theft or damage of or to merchandise represented by Eligible Receivables or any other collateral for any Indebtedness of the Borrower to the Agent and of any credit, adjustment or dispute arising in connection with the goods or services represented by Eligible Receivables. All payments on Eligible Receivables and all adjustments and credits with respect thereto, whether unilateral, negotiated or otherwise, shall, to the extent they exceed $50,000 in the aggregate, be immediately reflected in the Net Outstanding Amount of Eligible Receivables.

         Section 5.1.12(B). Receivables and Accrued Revenues. Maintain at each Borrower fiscal quarter end accounts receivable and accrued revenues days outstanding determined in accordance with GAAP not to exceed 75 days. Accounts receivable and accrued revenues days outstanding shall be calculated as follows: the quotient of the Borrower's revenues for the trailing four quarter period consisting of the Borrower's most recent fiscal quarter and the immediately preceding three Borrower fiscal quarters divided by the sum of the average ending accounts receivable balance for the immediately preceding 12 months plus the average ending accrued revenues balance for the immediately preceding 12 months shall be divided into 365 and the quotient of the latter division shall be the amount of accounts receivable and accrued revenue days outstanding.

         Section 5.1.13. Officer's Certificates and Requests. Provide each Officer's Certificate required under this Agreement and each Request so that the statements contained therein are accurate and complete in all material respects.

         Section 5.1.14. Depository. Use the Agent and Wells Fargo Bank, National Association as principal depositories of Borrower's funds.

         Section 5.1.15. Chief Executive Officer. Maintain Glenn E. Montgomery, Jr. as chief executive officer of the Borrower and as the Person with principal executive, operating and management responsibility for the Borrower's business or obtain a replacement of comparable experience and training in the Borrower's industry within 150 days of his ceasing to act in such capacity.

         Section 5.1.16. Notice of Purchase of Real Estate, Leases, etc. Promptly notify the Agent in the event that the Borrower shall purchase any real estate or enter into any lease of real estate or of equipment material to the operation of the Borrower's business, supply the Agent with a copy of the related purchase agreement or of such lease, as the case may be, promptly notify the Agent in the event that the Borrower shall have assets having a value of $100,000 or more located in any jurisdiction in which Agent does not have a perfected Lien on such assets and promptly notify the Agent if Borrower acquires any item referred to in Section 4.1.23 and, if requested by the Agent, execute and deliver, or cause to be executed and delivered, to the Agent for the benefit of the Lenders a Uniform Commercial Code financing statement, Security Document, Security Document amendment, deed of trust, mortgage, assignment or other document, together with landlord consents, in the case of leased property, reasonably satisfactory



                                       47


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

in form and substance to the Agent, granting a valid first Lien (subject to any Liens permitted under Section 5.2.1 hereof) on such real property or leasehold or personal property as security for the Financing Documents, all subject to the limitations of Section 5.2.17.

         Section 5.1.17. Additional Assurances. From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain. In addition, upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any of such Lender's Notes or any Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of any such Note or Security Document, Borrower will issue, in lieu thereof, a replacement Note or Security Document in the same principal amount thereof and otherwise of like tenor.

         Section 5.1.18. Appraisals. Permit the Agent and its agents, at any time and in the sole discretion of the Agent or at the request of the Majority Lenders, to conduct appraisals of the Borrower's business, the cost of which shall be borne by the Borrower; provided that so long as no Event of Default exists the Borrower shall not be required to bear the cost of any such appraisals (a) on more than two occasions during any 12 month period and (b) in excess of $5,000 per appraisal.

         Section 5.1.19. Environmental Compliance. Comply strictly and in all material respects with the requirements of all federal, state, and local environmental laws; notify the Lenders promptly in the event of any spill of Hazardous Material materially affecting the Premises occupied by the Borrower from time to time; forward to the Lenders promptly any written notices relating to such matters received from any governmental agency; and pay promptly when due any uncontested fine or assessment against the Premises.

         Section 5.1.20. Remediation. Immediately contain and remove any Hazardous Material found on the Premises in compliance with applicable laws and at the Borrower's expense, subject however, to the right of the Agent, at the Agent's option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done.

         Section 5.1.21. Site Assessments. Promptly upon the request of the Agent, based upon the Agent's reasonable belief that a material Hazardous Waste or other environmental problem exists with respect to any Premises, provide the Agent with a Phase I environmental site assessment report and, if Agent finds a reasonable basis for further assessment in such Phase I assessment, a Phase II environmental site assessment report, or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent.

         Section 5.1.22. Indemnity. Indemnify, defend, and hold the Agent and the Lenders harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, any Subsidiary, the Lenders and/or the Agent arising



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

out of the transactions contemplated by this Agreement, or any of the Premises. The provisions of this Section shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

         Section 5.1.23. Trademarks, Copyrights, etc. Concurrently with the acquisition of any trademark, tradename, copyright, patent or service mark collaterally assign and grant a first priority perfected Lien thereon to the Agent pursuant to documents in form and substance reasonably satisfactory to the Agent.

         Section 5.1.24. Montgomery Loan. Cause that certain $2,000,000 loan made by the Borrower to Glenn E. Montgomery, Jr. on or about the Closing Date to be repaid to the Borrower in full and in Dollars on or prior to the 270th day after the Closing Date, provided that so long as the Borrower is in the process of registration for a Qualified Initial Public Offering or has completed same, said period shall be extended for 90 days.

     Section 5.2. Negative Covenants of the Borrower. From the date hereof and thereafter for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Revolving Credit Loan Commitment is in effect, the Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Subsidiaries, will ensure that each such Subsidiary will not, without the prior written consent of the Majority Lenders:

         Section 5.2.1. Liens, etc. Create, incur, assume or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

            Section 5.2.1.1. For taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced not stayed, bonded or discharged within 30 days after commencement) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

            Section 5.2.1.2. Imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

            Section 5.2.1.3. Arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            Section 5.2.1.4. Arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;



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            Section 5.2.1.5. Those set forth on Exhibit 1.8;

            Section 5.2.1.6. Those now or hereafter granted pursuant to the Security Documents or otherwise now or hereafter granted to the Agent for the benefit of the Lenders as collateral for the Loans and/or Borrower's other Obligations arising in connection with or under any of the Financing Documents;

            Section 5.2.1.7. Deposits to secure the performance of bids, trade contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

            Section 5.2.1.8. Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business by any Borrower or any Subsidiary;

            Section 5.2.1.9. Liens securing Indebtedness permitted to exist under Section 5.2.8.3; provided that the Lien securing any such Indebtedness is limited to the item of property purchased or leased in each case;

            Section 5.2.1.10. UCC-1 financing statements filed solely for notice or precautionary purposes by lessors under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question; and

         Section 5.2.2. Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation or Indebtedness of any other Person, except:

            Section 5.2.2.1. Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            Section 5.2.2.2. Assumptions, guaranties, endorsements and contingent liabilities within the definition of Indebtedness and permitted by
Section 5.2.8; and

            Section 5.2.2.3. Those set forth on Exhibit 5.2.2.

         Section 5.2.3. Acquisitions. Dissolution. etc. Acquire, in one or a series of transactions, all or any substantial portion of the assets or ownership interests in another Person, or dissolve, liquidate, wind up, merge or consolidate or combine with another Person or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any material assets, whether now owned or hereafter acquired, other than assets which are replaced within 30 days of any asset sale, assignment, lease or disposition with assets of like kind, usefulness and value; provided that during the term of this Agreement Borrower can (a) sell, assign, lease or otherwise dispose of up to an aggregate of $200,000 of assets other than (i) accounts receivable and intellectual property including without limitation any trade secrets, proprietary information, copyrights, patents, trademarks or any applications therefor, software and source and object codes relating thereto and
(ii) any of the Borrower's or any Subsidiary's interests in real property and
(b) in the ordinary course of its business license, sell, assign, lease or otherwise dispose of intellectual property or rights therein; provided that it will not, subsequent to


                                       50


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
 the Closing Date, sell, assign, lease or otherwise dispose of (but may in the ordinary course of its business license) any intellectual property which it owns as of the Closing Date; provided, however, that Borrower shall be permitted to acquire all or any portion of the assets of or ownership interests in another Person (by merger, consolidation or otherwise so long as the Borrower survives) having aggregate (for all such acquisitions since the Closing Date but excluding the Related Transactions) consideration not to exceed $5,000,000 in cash and $5,000,000 in total non-cash consideration including shares of Borrower's capital stock if (a) at the time of any such acquisition the Borrower shall provide or grant or cause to be provided or granted to the Agent a guaranty of the Obligations by any Subsidiary resulting from any such acquisition and in any event a first priority perfected Lien (subject only to Permitted Encumbrances) on the assets or ownership interests acquired, including without limitation the assets owned by any Subsidiary, but in the case of any Subsidiary organized under the laws of a country other than the United States so long as such foreign Subsidiary has contracts providing in the aggregate for revenues of less than $2,000,000, Agent shall receive a pledge of only 65% of the ownership interests in such Subsidiary, and such foreign Subsidiary shall not be required to guaranty the Obligations or grant the Agent a lien on its assets to the extent that the Agent does not already have such a Lien and (b) that prior to the consummation of any such acquisition, Borrower shall submit to the Agent a pro-forma compliance certificate on a consolidated basis (including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests, all measured as set forth below in this Section 5.2.3), which pro-forma compliance certificate shall indicate that no Default or Event of Default exists or would exist following consummation of the acquisition and that the Borrower would be in compliance with (on a consolidated basis including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests), Sections 5.1.10, 5.1.10A, 5.1.11, 5.1.12 and 5.1.12(A) on a pro
forma basis following consummation of the acquisition, including the to-be-acquired assets, Person or ownership interests and the operating results thereof on the same basis and for the same periods as the Borrower is measured for each such covenant, respectively and, in the event that any such acquisition is for total consideration exceeding $5,000,000, the Borrower shall have provided the Agent at least 14 days prior to the closing of the acquisition in question with audited financial statements for the Person being acquired as of the last day of the most recent fiscal quarter ending prior to such acquisition of the Person being acquired and such acquisition shall be approved by the Majority Lenders (each, a "Permitted Acquisition") and provided further that Borrower may make the Investments permitted under Section 5.2.12.

         Section 5.2.4. Change in Nature of Business. Make any material change in the nature of its business.

         Section 5.2.5. Ownership. Cause or permit the occurrence of any Change of Control.

         Section 5.2.6. Sale and Leaseback; Synthetic Leases. Enter into any sale and leaseback arrangement with any lender or investor, enter into any lease treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area.

         Section 5.2.7. Sale of Accounts. etc. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower or any


                                       51


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Subsidiary, with or without recourse, except in the ordinary course of the
Borrower's or any Subsidiary's business.

         Section 5.2.8 Indebtedness. Incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:

            Section 5.2.8.1. Indebtedness under the Financing Documents;

            Section 5.2.8.2. Indebtedness with respect to trade payable obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or any Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such person has set aside on its books adequate reserves therefor in accordance with and to the extent required by GAAP;

            Section 5.2.8.3. Indebtedness with respect to Capitalized Lease Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount outstanding at any time not to exceed $1,000,000 plus the amount of the Hewlett-Packard and NEC leases listed on Exhibit 3.1.1.8 under "Existing Capitalized Lease Obligations"; provided that the amount of any purchase money Indebtedness does not exceed 90% of the lesser of the cost or fair market value of the asset purchased with the proceeds of such Indebtedness;

            Section 5.2.8.4. Unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed $250,000;

            Section 5.2.8.5. Indebtedness listed on Exhibit 3.1.1.8;

            Section 5.2.8.6. Indebtedness owing by the Borrower to any Affiliate or Subsidiary or by any Subsidiary to the Borrower or an Affiliate or any other Subsidiary; provided, however, that any Indebtedness owing by the Borrower or any Subsidiary to an Affiliate shall be subordinated to the Obligations on terms and conditions satisfactory to the Majority Lenders.

            Section 5.2.8.7. Indebtedness permitted by Section 5.2.2.

            Section 5.2.8.8. So long as no Default or Event of Default exists or would exist after the incurrence thereof, Subordinated Indebtedness in aggregate outstanding principal amount not to exceed (a) $1,500,000 incurred to fund any of Borrower's indemnification obligations under Article X of the Recapitalization Agreement which is one of the Related Transaction Documents plus any amount of Subordinated Indebtedness issued as "payment in kind" of interest thereon and (b) the remainder of subtracting the aggregate amount of payments made by Borrower for redemption of employee stock upon termination of employment from $500,000, which Subordinated Indebtedness is incurred solely to fund such employment termination redemptions plus any amount of Subordinated Indebtedness issued as "payment in kind" of interest thereon.

            Section 5.2.8.9. Indebtedness outstanding as a refinancing of Indebtedness permitted under another clause of this Section 5.2.8 other than Sections 5.2.8.2 or 5.2.8.9; provided that such Indebtedness as refinanced continues to qualify as permitted Indebtedness under the clause of this Section
5.2.8 under which the refinanced Indebtedness was permitted under this Section 5.2.8.



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         Section 5.2.9. Other Agreements. Amend any of the terms or conditions of any of the Related Transaction Documents in a manner materially adverse to the Agent or any of the Lenders, its certificate of incorporation (other than to provide for stock splits and combinations), bylaws (or comparable applicable charter or governance document), any other subordination agreement or any indenture, agreement, document, note or other instrument evidencing, securing or relating to any other Indebtedness permitted under Section 5.2.8.

         Section 5.2.10. Payment or Prepayment of Equity. Make any payment or prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or capital or deposit for the purpose of any of the foregoing on or in connection with the Equity or any other equity or ownership interests in the Borrower, except for: (a) payments in respect of redemptions or repurchases of the Borrower's stock under the Stock Option Plan, employee stock plans and programs approved by Borrower's Board of Directors and redemptions of employee stock upon termination of employment not to exceed, without duplication, $500,000 in the aggregate, all of the foregoing not to exceed in the aggregate, without duplication, 10% of Borrower's issued and outstanding capital stock, and (b) payments by the Borrower to any of the Old Stockholders required under the Related Transaction Documents made on or prior to the Closing Date or as to the "Contingent Payments" in aggregate amounts not to exceed $3,218,934 as further defined in Section 1.11 and Schedule IV of the Recapitalization Agreement which is one of the Related Transaction Documents, within 45 days after the Closing Date.

         Section 5.2.11. Dividends. Payments and Distributions. Declare or pay any dividends, management fees or like fees or make any other distribution of cash or property or both to any of the Stockholders other than, (i) so long as no Default or Event of Default exists or would exist immediately after payment thereof, the quarterly management fee payable to InSight Capital Partners III, L.P., or any successor entity, not to exceed $125,000 in any Borrower fiscal quarter and (ii) directors' fees and compensation for services rendered to the Borrower and/or any Subsidiary or use any of its assets for payment, purchase, conversion, redemption, retention, acquisition or retirement of any beneficial interest in the Borrower or set aside or reserve assets for sinking or like funds for any of the foregoing purposes, make any other distribution by reduction of capital or otherwise in respect of any beneficial interest in the Borrower or permit any Subsidiary which is not a wholly-owned Subsidiary so to do or pay any amount on account of the Subordinated Indebtedness which is not permitted to be paid under the Subordination Agreement; provided, however, that so long as no Default or Event of Default exists, (a) the Borrower shall be permitted to make payments to Stockholders and to redeem or repurchase stock to the extent permitted under Section 5.2.10, (b) subsequent to completion of a Qualified Initial Public Offering and so long as Borrower maintains a ratio of total Indebtedness for Borrowed Money to EBITDA of less than or equal to 1.0:1.0 before and after any such payment, Borrower may make regularly scheduled payments of interest on Subordinated Indebtedness and (c) the Borrower may issue its capital stock to the New Stockholders pursuant to Section 10.1(e) of the Recapitalization Agreement which is one of the Related Transaction Documents and may issue its capital stock, up to 10% of Borrower's issued and outstanding capital stock in connection with the Stock Option Plan and, to the extent permitted by Section 5.2.3, in connection with Permitted Acquisitions, all so long as no Change of Control exists or results therefrom. Notwithstanding anything to the contrary set forth in this Agreement, the New Stockholders may at any time convert their shares of the Borrower's convertible participating preferred stock in accordance with the provisions of the Borrower's Amended and Restated Certificate of Incorporation.



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
         Section 5.2.12. Investments in or to Other Persons. Make or commit to make any Investment in or to any other Person (including, without limitation, any Subsidiary) other than (i) advances to employees for business expenses not to exceed $20,000 in the aggregate outstanding for any one employee and not to exceed in the aggregate outstanding at any one time to all such employees an amount equal to the product of (a) the number of employees of Borrower and/or any Subsidiaries and (b) $1,000, (ii) other employee loans not to exceed $100,000 in the aggregate outstanding at any one time to all such employees (excluding, solely during the period described in Section 5.1.24, any amounts up to a maximum of $2,000,000 principal amount owing under the Closing Date loan to Glenn E. Montgomery, Jr.), (iii) Cash Equivalent Investments, (iv) Permitted Acquisitions, (v) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code) and notes receivable, arising or acquired in the ordinary course of business or as permitted by other provisions of this Agreement; provided that the Borrower and any Subsidiaries which guaranty the Obligations shall not make Investments in the aggregate in any Subsidiary which is not a guarantor of the Obligations in excess of $500,000 and
(vi) Investments described on Exhibit 5.2.2 or 5.2.12.

         Section 5.2.13. Transactions with Affiliates. Except as contemplated by the Equity Documents and Related Transaction Documents, engage in any transaction or enter into any agreement with an Affiliate, or in the case of Affiliates or Subsidiaries, with the Borrower or another Affiliate or Subsidiary, except in the ordinary course of business or as permitted by any other provision of this Agreement and then only on an arm's length basis except as set forth on Exhibit 5.2.13; provided that the Related Transactions shall be deemed to be effected on an arm's length basis.

         Section 5.2.14. Change of Fiscal Year. Change its accounting policies, reporting practices or its fiscal year from those in effect on the Closing Date.

         Section 5.2.15. Subordination of Claims. Subordinate any present or future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors' remedy proceeding of such other Person.

         Section 5.2.16. Compliance with ERISA. With respect to Borrower and any Commonly Controlled Entity (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan so as to result in any material liability of the Borrower or any Commonly Controlled Entity to PBGC or to any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a material liability of the Borrower or any Commonly Controlled Entity for an excise tax or civil penalty in connection therewith, (c) except for any deficiency caused by a waiver of the minimum funding requirement under sections 412 and/or 418 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code) of the Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Majority Lenders any of the foregoing is likely to result in a material liability of the Borrower or any Commonly Controlled Entity, (e) permit the assets held under any Plan to be insufficient to protect all accrued benefits, (f) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (g) cause or permit any Plan maintained by Borrower and/or any Commonly Controlled

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

Entity to be out of compliance with ERISA. For purposes of this Section 5.2.16 "material liability" shall be deemed to mean any liability of Fifty Thousand Dollars ($50,000) or more in the aggregate.

         Section 5.2.17. [Intentionally omitted.]

         Section 5.2.18. Hazardous Material. Become involved, or permit, to the extent reasonably possible after the exercise by the Borrower of reasonable due diligence and preventive efforts, any tenant of its real property to become involved, in any operations at such real property generating, storing, disposing, or handling Hazardous Material or any other activity that could reasonably be expected to lead to the imposition on the Borrower or the Agent or any Lender, or any such real property of any material liability or Lien under any environmental laws.

         Section 5.2.19. Other Restrictions on Liens or Dividends. Enter into any agreement or otherwise agree to or grant any restriction substantially similar to the provisions of Section 5.2.1 hereof or which would otherwise have the effect of prohibiting, restricting, impeding or interfering with the creation subsequent to the Closing Date of additional Liens to secure the Obligations.

         Section 5.2.20. Limitation on Creation of Subsidiaries, etc.
Establish, create or acquire any Subsidiary or become the general partner in any partnership, except for wholly-owned Subsidiaries and partnerships the sole partners in which are the Borrower and one or more Subsidiaries and then only to the extent permitted under Section 5.2.3 or 5.2.12 including to the extent such establishment or creation would be permitted under Section 5.2.3 or 5.2.12 if it were treated as an acquisition.

    Section 5.3. Reporting Requirements. From the date hereof and thereafter for so long as the Borrower is indebted to any Lender and/or the Agent under any of the Financing Documents, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Agent for distribution to the Lenders:

         Section 5.3.1. As soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an Authorized Representative setting forth details of such Event of Default or Default and the actions which the Borrower has taken and proposes to take with respect thereto;

         Section 5.3.2. As soon as practicable after the end of each Borrower fiscal year and in any event within 90 days after the end of each such fiscal year, consolidated and consolidating balance sheets of the Borrower and any Subsidiaries as at the end of such year, and the related statements of income and cash flows or shareholders' equity of the Borrower and any Subsidiaries setting forth in each case the corresponding figures for the preceding fiscal year, such statements to be certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Majority Lenders, to be accompanied by a true copy of said auditors' management letter, if one was provided to the Borrower;

         Section 5.3.3. As soon as is practicable after the end of each fiscal quarter of each Borrower fiscal year and in any event within 45 days thereafter, consolidated balance sheets of the Borrower and any Subsidiaries as of the end of such period and the related statements of income and cash flows and shareholders' equity of the Borrower and any Subsidiaries, subject to changes resulting from year-end adjustments, together, subject to Section 5.3.7, with a comparison to the Budget for the applicable period, such balance sheets and statements to be prepared under the


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

supervision of, and certified by, an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form reasonably satisfactory to the Agent;

         Section 5.3.4. Simultaneously with the furnishing of each of the year-end consolidated and consolidating financial statements of the Borrower and any Subsidiaries to be delivered pursuant to Section 5.3.2 and each of the consolidated quarterly statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.3.3 an Officer's Certificate of an Authorized Representative which shall contain a statement in the form of Exhibit 3.1.1.10 to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof and the actions the Borrower has taken and prepare to take with respect thereto. Each such Officer's Certificate shall also contain a calculation of and certify to the accuracy of the amounts required to be calculated in the financial covenants of the Borrower contained in this Agreement and described in Exhibit 3.1.1.10;

         Section 5.3.5. Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower and/or any Subsidiary;

         Section 5.3.6. The borrowing base certificates required pursuant to
Section 2.1 hereof and the Eligible Receivables reports required by Section 5.1.12(A);

         Section 5.3.7. On or before January 31 of each fiscal year of the Borrower, an updated proposed budget, prepared on a quarterly basis, and updated financial projections for the Borrower and any Subsidiaries on a consolidated basis (together, the "Budget") for such fiscal year, setting forth in detail reasonably satisfactory to the Agent the projected results of operations of the Borrower and any Subsidiaries on a consolidated quarterly basis, detailed Capital Expenditures plan and stating underlying assumptions and accompanied by a written statement of an Authorized Representative certifying as to the approval of such Budget by Borrower's board of directors.

         Section 5.3.8. Such other information respecting the Business Condition of the Borrower or any Subsidiaries as the Agent or any Lender may from time to time reasonably request;

         Section 5.3.9. Written notice of the fact and of the details of any sale or transfer of any ownership interest in the Borrower or any Subsidiary given promptly after the Borrower acquires knowledge thereof; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

         Section 5.3.10. Prompt written notice of (i) loss of or the termination or resignation of any officer or director and (ii) any Material Adverse Effect and an explanation thereof and of the actions the Borrower and/or such Subsidiary propose to take with respect thereto; and

         Section 5.3.11. Written notice of the following events, as soon as possible and in any event within 15 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the

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


institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Multiemployer Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable:
(a) an Officer's Certificate setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                                   ARTICLE 6.

                                EVENTS OF DEFAULT

    Section 6.1. Events of Default. The Borrower shall be in default under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

         Section 6.1.1. If the Borrower shall fail to make due and punctual payment of any principal, fees, interest and/or other amounts payable under this Agreement as provided in any Note and/or in this Agreement when the same is due and payable except that it shall not be an Event of Default if any interest, fees and/or other amounts (excluding principal) is paid within 5 days after it is due and payable, whether at the due date thereof or at a date fixed for prepayment or if the Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement and/or under any Note on the date when such payment becomes due and payable by acceleration;

         Section 6.1.2. If the Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

         Section 6.1.3. To the extent not described in Section 6.1.2, (i) if the Borrower or any Subsidiary shall be the subject of a bankruptcy proceeding, or
(ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section 6.1.3, such proceeding or appointment shall not be an Event of Default if the Borrower or the Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or


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         Section 6.1.4. If final judgment or judgments aggregating more than
$200,000 shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

         Section 6.1.5. If the Borrower or any Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate $200,000 (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness to accelerate the stated maturity thereof; or

         Section 6.1.6. If there shall be a default in the performance of the Borrower's obligations under Section 5.1.3 (insofar as such Section requires the preservation of the corporate existence of the Borrower or any Subsidiary), any of Sections 5.1.2., 5.1.10 through 5.1.13 or Section 5.2 of this Agreement or under any covenant, representation or warranty contained in any of the Security Documents for which no cure period is provided in such Security Document; or

         Section 6.1.7. If there shall be any Default in the performance of any covenant or condition contained in this Agreement or in any of the other Financing Documents to be observed or performed pursuant to the terms hereof or any Financing Document, as the case may be, or to the extent such Default would have a Material Adverse Effect, by the Borrower under any of the Related Transaction Documents, other than a covenant or condition referred to in any other subsection of this Section 6.1 and such Default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in Section 5.3, for fifteen (15) Business Days, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days, or (iii) in the case of any other covenant or condition for which another grace period is provided, for such grace period, or (iv) if any of the representations and warranties made or deemed made by the Borrower to the Agent and/or any Lender pursuant to any of the Financing Documents proves to have been false or misleading in any material respect when made and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse effect on the Agent or any Lender or their rights and remedies or a Material Adverse Effect; or

         Section 6.1.8. If there shall be any attachment of any deposits or other property of the Borrower and/or any Subsidiary in the possession of any Lender or any attachment of any other property of the Borrower and/or any Subsidiary in an amount exceeding $200,000, which shall not be discharged, vacated or stayed within thirty (30) days of the date of such attachment; or

         Section 6.1.9. Any certification of the financial statements, furnished to the Agent pursuant to Section 5.3.2, shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon.



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                                   ARTICLE 7.

                               REMEDIES OF LENDERS

         Upon the occurrence and during the continuance of any one or more of the Events of Default, the Agent, at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the obligation of the Lenders to make or maintain the Loans to be terminated, whereupon the same and the Revolving Credit Loan Commitment shall forthwith terminate, and the Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, declare the entire unpaid principal amount of each Note and all fees and interest accrued and unpaid thereon and/or under this Agreement, and/or any of the other Financing Documents and any and all other Indebtedness under this Agreement, each Note and/or any of the other Financing Documents to the Agent and/or any of the Lenders and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon each Note, and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Sections 6.1.2 or 6.1.3, all of the unpaid principal amount of each Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under any of the other Financing Documents and any and all other such Indebtedness of the Borrower to any of the Lenders and/or to any such holder shall thereupon be due and payable in full without any need for the Agent and/or any Lender to make any such declaration or take any action and the Lenders' obligations to make the Loans shall simultaneously terminate. The Agent shall, in accordance with the votes of the Majority Lenders, exercise all remedies on behalf of and for the account of each Lender and on behalf of its respective Pro Rata Share of the Loans, its Note and Indebtedness of the Borrower owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of this Agreement, the Notes or any of the other Financing Documents or any other document, instrument or agreement now or hereafter securing any Note without any such exercise being deemed to modify in any way the fact that each Lender shall be deemed a separate creditor of the Borrower to the extent of its Note and Pro Rata Share of the Loans and any other amounts payable to such Lender under this Agreement and/or any of the other Financing Documents and the Agent shall be deemed a separate creditor of the Borrower to the extent of any amounts owed by the Borrower to the Agent.

                                   ARTICLE 8.

                                      AGENT

         Section 8.1. Appointment. The Agent is hereby appointed as administrative and collateral agent, hereunder and each Lender hereby authorizes the Agent to act under the Financing Documents as its Agent hereunder and thereunder, respectively. The Agent agrees to act as such upon the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent, and, except as expressly provided in
Section 8.6, neither the Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Financing Documents to which the Agent is a party, the Agent shall act solely as Agent of the Lenders and does not assume nor shall the Agent be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, any of the Stockholders, any Affiliate or any Subsidiary.


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
    Section 8.2. Powers; General Immunity

         Section 8.2.1. Duties Specified. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf, including, without limitation, to execute and deliver the Financing Documents to which the Agent is a party and to exercise such powers hereunder and under the Financing Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Financing Documents and may perform such duties by or through its agents or employees. The duties of the Agent shall be mechanical and administrative in nature; and the Agent shall not have by reason of this Agreement or any of the Financing Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

         Section 8.2.2. No Responsibility For Certain Matters. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower, any of the Affiliates, and/or any Subsidiary to the Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         Section 8.2.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted hereunder or under any of the Financing Documents, or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any action (including the failure to take an action) in connection with any of the Financing Documents, the Agent shall be entitled to refrain from taking such action unless and until the Agent, shall have received instructions from the Majority Lenders (or all of the Lenders if the action requires their consent). Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower, any of the Affiliates, and/or any Subsidiary), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under any of the Financing Documents or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent). The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any of the Financing Documents or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent).


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         Section 8.2.4. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Fleet in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Revolving Credit Loan Commitment, Fleet shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of the Stockholders, or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and/or any of such other Persons for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     Section 8.3. Representations and Warranties; No Responsibility for Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower, the Stockholders and any Subsidiaries of any of them in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, the Stockholders and the Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or any time or times thereafter (except for information received by the Agent under Section 5.3 hereof which the Agent will promptly forward to the Lenders), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to any of the Lenders.

     Section 8.4. Right to Indemnity. Each Lender severally agrees to indemnify the Agent proportionately to its Pro Rata Share of the Loans, to the extent the Agent shall not have been reimbursed by or on behalf of the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement and/or any of the other Financing Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     Section 8.5. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

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     Section 8.6. Resignation by Agent.

         Section 8.6.1. The Agent may resign from the performance of all its functions and duties under the Financing Documents at any time by giving 30 days' prior written notice to the Borrower and each of the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent, of appointment pursuant to Sections 8.6.2 and 8.6.3 below or as otherwise provided below.

         Section 8.6.2. Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent, who shall be a Lender and, so long as no Default or Event of Default exists and is continuing, who shall be reasonably satisfactory to the Borrower and in any event shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Five Hundred Million Dollars ($500,000,000).

         Section 8.6.3. If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, shall then appoint a successor Agent, who shall be a Lender and who shall serve as the Agent, until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent as provided above.

         Section 8.6.4. If no successor Agent has been appointed pursuant to Sections 8.6.2 or 8.6.3 by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the resigning Agent under the Financing Documents including without limitation directing the Borrower on how to submit Requests and Interest Rate Elections and otherwise on administration of the Agent's duties under the Financing Documents and the Borrower shall comply therewith so long as such directions do not have a Material Adverse Effect on the Borrower or any Subsidiary until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent, as provided above.

     Section 8.7. Successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent, shall be discharged from its duties and obligations as the Agent under the Financing Documents. After any retiring Agent's resignation hereunder as the Agent the provisions of this
Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

                                   ARTICLE 9.

                                  MISCELLANEOUS

     Section 9.1. Consent to Jurisdiction and Service of Process.

         Section 9.1.1. Except to the extent prohibited by applicable law, the Borrower irrevocably:



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            Section 9.1.1.1. agrees that any suit, action, or other legal proceeding arising out of any of the Financing Documents or any of the Loans may be brought in the courts of record of the Commonwealth of Massachusetts, the State of Colorado or any other state(s) in which any of the Borrower's or any Subsidiary's assets are located or the courts of the United States located in the Commonwealth of Massachusetts, the State of Colorado or any other state(s) in which any of the Borrower's or any Subsidiary's assets are located;

            Section 9.1.1.2. consents to the jurisdiction of each such court in any such suit, action or proceeding; and

            Section 9.1.1.3. waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

     For such time as any of the Indebtedness of the Borrower to any Lender and/or the Agent shall be unpaid in whole or in part and/or the Revolving Credit Loan Commitment is in effect, the Borrower irrevocably designates the registered agent or agent for service of process of the Borrower as reflected in the records of the Secretary of State of Colorado as its registered agent, and, in the absence thereof, the Secretary of State of Colorado as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided therefor under Section 9.6 to the Borrower at its address set forth in this Agreement. BORROWER, AGENT AND EACH LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR ANY OTHER FINANCING DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH OF THE LENDERS TO ENTER INTO THIS AGREEMENT, ACCEPT ITS NOTE AND MAKE THE LOANS.

     Section 9.2. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent and/or the Lenders in any of the Financing Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under any of the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under any of the Financing Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 9.3. Delay or Omission not Waiver. No delay in exercising or failure to exercise by the Agent and/or the Lenders of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by any of the Financing



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Documents or by law to the Agent and/or any of the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Lenders.

     Section 9.4. Waiver of Stay or Extension Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any of the Financing Documents; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent and/or any of the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted, except to the extent the Agent or any Lender is guilty of willful misconduct or gross negligence.

     Section 9.5. Amendments, etc. No amendment, modification, termination, or waiver of any provision of any of the Financing Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by the Agent and consented to in writing by the Majority Lenders (or by the Agent acting alone if any specific provision of this Agreement provides that the Agent, acting alone, may grant such amendment, modification, termination, waiver or departure) and the Agent shall give any such notice if the Majority Lenders so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by the Agent and consented to in writing by all of the Lenders if the effect thereof is to (i) change any of the provisions affecting the interest rate or fees on the Loans so as to reduce said interest rate or fees, (ii) extend or modify the Revolving Credit Loan Commitment, (iii) discharge or release the Borrower from its obligation to repay all principal due under the Loans or release any collateral or guaranty for the Loans, (iv) change any Lender's Pro Rata Share of the Revolving Credit Loan Commitment or the Loans, (v) modify this Section 9.5, (vi) change the definition of Majority Lenders, (vii) extend any scheduled due date for payment of principal, interest or fees or (viii) permit the Borrower to assign any of its rights under or interest in this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or modification of this Agreement must be signed by the Borrower, the Agent and at least all of the Lenders consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this Section 9.5 and the Agent shall sign any such amendment if such Lenders so consent or direct the Agent to do so provided that any Lender dissenting therefrom shall be given an opportunity to sign any such amendment or modification. Any amendment of any of the Security Documents must be signed by each of the parties thereto. No notice to or demand on the Borrower and no consent, waiver or departure from the terms of this Agreement granted by the Agent and/or the Lenders in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.6. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telecopied communication) and mailed (provided that in the case of items referred to in the next-to-last sentence of Section 9.1 and the items set forth below as requiring a copy to legal counsel for the Borrower, the Agent or a Lender, such items shall be mailed by overnight courier for delivery the next Business Day), telecopied or delivered to the applicable party at the addresses indicated below:



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

     If to the Borrower:

          Convergent Group Corporation
          6200 South Syracuse Way, Suite 200
          Englewood, Colorado 80111
          Attention: Timothy A. Peach, Controller
          Telecopy: (303) 741-8474

     With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.9, 5.3.10 and 5.3.11):

          Holland & Hart
          555 17th Street, Suite 3200
          Denver, Colorado 80202-3979
          Attention: Kevin Crandell, Esq.
          Telecopy: (303) 295-8261

          InSight Capital Partners III, L.P.
          527 Madison Avenue
          10th Floor
          New York, New York 10022
          Attention: Jerry Murdock
          Telecopy: (212) 230-9272

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention: Ilan S. Nissan, Esq.
          Telecopy: (212) 408-2428

     If to Fleet as the Agent and/or a Lender:

          Fleet National Bank
          Mail Stop MA OF D07A
          One Federal Street
          Boston, MA 02110
          Attention: Michael S. Barclay, Vice President
          Telecopy: (617) 346-0151

     With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.9.
     5.3.10 and 5.3.11)

          Hinckley, Allen & Snyder
          28 State Street
          Boston, MA 02109
          Attention: Malcolm
          Farmer III, Esq.
          Telecopy: (617) 345-9020

     If to any other Lender, to the address set forth on Exhibit 1.9.



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

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, other items provided pursuant to Section 5.3 and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Lenders or the Borrower.

     Section 9.7. Costs, Expenses and Taxes. The Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of Messrs. Hinckley, Allen & Snyder, counsel for the Agent and of any local counsel retained by the Agent in connection with (i) the preparation, execution, delivery and initial syndication of the Financing Documents and the Loans subject to the limitation in Section 3.1.1.9 and (ii) the administration of the Loans. The Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Agent and/or any Lender, upon or after the occurrence and during the continuance of any Default or Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers or consents with respect thereto. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from the Lenders' or Agent's gross negligence or willful misconduct.

     Section 9.8. Participations. Subject to compliance with the proviso in the first sentence of Section 9.11, any Lender may sell participations in all or part of the Loans made by it and/or its Pro Rata Share of the Revolving Credit Loan Commitment or any other interest herein to a financial institution having at least $500,000,000 of assets, in which event the participant shall not have any rights under any of the Financing Documents (the participant's rights against such Lender in respect of that participation to be those set forth in the Agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation. Such Lender may furnish any information concerning the Borrower and any Subsidiary in the possession of such Lender from time to time to participants (including prospective participants); provided that such Lender and any participant comply with the proviso in Section 9.11.7 as if any such participant was a Substituted Lender.

     Section 9.9. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of the Borrower to the Agent and/or any Lender remains unpaid or the Revolving Credit Loan Commitment remains outstanding; provided, however, that Sections 2.2.3 and 9.7 shall, except to the extent agreed to in a pay-off letter by the Agent and the Lenders in their complete discretion, survive and remain in full force and effect for 90 days following repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     Section 9.10. Actual Knowledge. For purposes of this Agreement, neither the Agent nor any Lender shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established



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pursuant to this Agreement at the Agent or such Lender, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Lender in accordance with
Section 9.6.

     Section 9.11. Substitutions and Assignments. Upon the request of any Lender, the Agent and such Lender may assign or pledge all or any portion of such Lender's Pro Rata Share of the Revolving Credit Loan Commitment and the Loans to an affiliate or Related Fund of a Lender (so long as such affiliate or Related Fund is at least adequately capitalized under any applicable federal regulations) or to another Lender and may, subject to the terms and conditions hereinafter set forth and with the prior written consent of the Agent and, so long as no Default or Event of Default exists, the Borrower, which shall not be unreasonably withheld or delayed, take the actions set forth below to substitute one or more other funds or financial institutions having at least $500,000,000 in assets and being at least adequately capitalized under applicable federal regulations (all of the foregoing assignees other than a Federal Reserve Bank being hereinafter called a "Substituted Lender") as a Lender or Lenders hereunder having an amount of the Loans as specified in the relevant Assignment and Acceptance executed in connection therewith; provided that no Lender, together with any affiliate or Related Fund of such Lender, shall have or shall assign a Pro Rata Share of the Revolving Credit Loan Commitment and the Loans in the aggregate of less than 10% and Fleet and/or its affiliates shall retain for their own account at least 20% of the Revolving Credit Loan Commitment.

         Section 9.11.1. In connection with any such substitution the Substituted Lender and the Agent shall enter into a Substitution Agreement in the form of Exhibit 9.11.1 hereto (a "Substitution Agreement") pursuant to which such Substituted Lender shall be substituted for the Lender requesting the substitution in question (any such Lender being hereinafter referred to as a "Selling Lender") to the extent of the reduction in the Selling Lender's portion of the Loans specified therein. In addition, such Substituted Lender shall assume such of the obligations of each Selling Lender under the Financing Documents as may be specified in such Substitution Agreement and this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Lender as a Lender for all purposes under the Financing Documents and to substitute for the then existing Exhibit 1.9 to this Agreement a new Exhibit 1.9 in the form of Schedule A to such Substitution Agreement setting forth the portion of the Loans belonging to each Lender following execution thereof. The Agent, each Selling Lender and the Borrower shall countersign and accept delivery of each Substitution Agreement.

         Section 9.11.2. Without prejudice to any other provision of this Agreement, each Substituted Lender shall, by its execution of a Substitution Agreement, agree that neither the Agent nor any Lender is any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such Substituted Lender in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of the Borrower, any of the Affiliates and/or any of the Subsidiaries or the observance by the Borrower, or any other party of any of its obligations under this Agreement or any of the other Financing Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents.

         Section 9.11.3. The Agent shall be entitled to rely on any Substitution Agreement delivered to it pursuant to this Section 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Lender which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each



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Lender prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of their respective rights and obligations hereunder up to 12:00 o'clock Noon on the effective date thereof.

         Section 9.11.4. Upon delivery to the Agent of any Substitution Agreement pursuant to and in accordance with this Section 9.11 and acceptance thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder and in Section 9.11.5, the respective rights of each Selling Lender and the Borrower against each other under the Financing Documents with respect to the portion of the Loans being assigned or delegated shall be terminated and each Selling Lender and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section 9.11 as "Discharged Rights and Obligations"); and
(ii) the Borrower and the Substituted Lender shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Lender have assumed and/or acquired the same in place of the Selling Lender in question; and (iii) the Agent, the Substituted Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Lender been an original party to this Agreement as a Lender possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to the Agent.

         Section 9.11.5. Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Section 9.11 of
(i) any rights or obligations arising pursuant to any of the Financing Documents in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement or,
(ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

         Section 9.11.6. With respect to any substitution of a Substituted Lender taking place after the Closing Date, the Borrower shall issue to such Substituted Lender and to such Selling Lender, new Notes reflecting the inclusion of such Substituted Lender as a Lender and the reduction in the respective Loans of such Selling Lender, such new Notes to be issued against receipt by the Borrower of the existing Notes of such Lender. The Selling Lender or the Substituted Lender shall pay to the Agent for its own account an assignment fee in the amount of $3,000 for each assignment hereunder, which shall be payable at or before the effective date of the assignment.

         Section 9.11.7. Each Lender may furnish to any financial institution having at least $500,000,000 in assets which such Lender proposes to make a Substituted Lender or to a Substituted Lender any information concerning such Lender, the Borrower, Stockholders and any Subsidiary in the possession of that Lender from time to time; provided that any Lender providing any confidential information about the Borrower, any of the Stockholders and/or any Subsidiary to any such financial institution shall first obtain such financial institution's agreement to keep confidential any such confidential information in accordance with Section 9.14.



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         Section 9.11.8. In addition to the foregoing, the Agent and each Lender may at any time pledge all or any portion of its rights to under the Financing Documents, including any portion of the Notes, to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or the enforcement thereof shall release the Agent or such Lender from its obligations hereunder or under any of the other
Financing Documents.

     Section 9.12. Payments Pro Rata. The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any obligations of the Borrower hereunder it shall distribute such payment to the Lenders pro rata based upon their respective Pro Rata Shares, if any, of the obligations with respect to which such payment was received. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff under Section 2.5.2 or otherwise or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which is applicable to the payment of the Obligations of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, except for any amounts received pursuant to Section 2.2.3, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided further, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 9.13. Indemnification. The Borrower irrevocably agrees to and does hereby indemnify and hold harmless Agent and each of the Lenders, their agents or employees and each Person, if any, who controls any of the Agent and the Lenders within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.4) (collectively, the "Damages"), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to any of (i) the Related Transactions, (ii) any of the Financing Documents, (iii) any of Loans, (iv) any use made or proposed to be made with the proceeds of the Loans, (v) any acquisition or proposed acquisition or any other similar business combination or proposed business combination by the Borrower and/or any of its Subsidiaries and/or its Affiliates (whether by acquisition or exchange of capital stock or other securities or by acquisition of all or substantially all of the assets of any Person), (vi) any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or (vii) any failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but

(Loan Agreement - Fleet/Convergent)
excluding any Damages to the extent arising from or due to, as determined in a final nonappealable judgment by a court of competent jurisdiction, the gross negligence or willful misconduct of any of the Indemnified Parties; provided, however, that notwithstanding the foregoing, no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort of otherwise) to the Borrower, any Affiliates or any Subsidiaries or to their respective security holders or creditors except for direct (as opposed to consequential) damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity described in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any Affiliates or any Subsidiary or to their respective security holders or creditors or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the Related Transaction and the transactions contemplated by the Financing Documents are consummated.

     Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.13, notice shall be given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties unless, and only to the extent that, such omission materially prejudiced Borrower's ability to defend against such action.

     In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section 9.13 to such Indemnified Party with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

     The provisions of Section 9.13 shall be effective only to the fullest extent permitted by law. The provisions of this Section 9.13 shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

     Section 9.14. Confidential Information. The Lenders and the Agent shall, with respect to any and all financial statements or other reports or documents delivered by or on behalf of the Borrower or any related parties to the Lenders or the Agent pursuant to Section 5.3 and any other information provided to any Lender or the Agent (other than in a public forum, including an

(Loan Agreement - Fleet/Convergent)
analyst's meeting and other than any such information which is publicly available other than solely as a result of disclosure by the Agent or any of the Lenders) and to the extent that such information therein contained or provided has not theretofore otherwise been disclosed in such a manner as to render such information no longer confidential (other than as a result of disclosure by the Agent or a Lender in violation of its obligation hereunder), employ reasonable procedures designed to maintain the confidential nature of the information therein contained; provided, however, that any Lender or the Agent may disclose or disseminate such information to: (a) such Lender's or the Agent's respective employees, agents, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties in connection with the administration of the Loans;
(b) such third parties as such Lender or the Agent may, in its discretion, deem reasonably necessary in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, subpoena, or investigation, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board or any governmental agency, commission, authority board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity; provided that without notice to the Borrower, the Agent and any Lender may disclose such information to bank examiners of governmental agencies having regulatory authority over the Agent or such Lender in question in connection with such examiner's examinations of Agent or such Lender's books and records, or (iii) collection by judicial proceeding of any of the Indebtedness now or hereafter owing by the Borrower and/or any Subsidiary to the Agent and/or any of the Lenders or enforcement of any rights or remedies now or hereafter possessed by Agent and/or any of the Lenders pursuant to this Agreement, any of the Notes or any of the other Financing Documents; (c) subject to Section 9.11, any prospective purchaser (including an affiliate of any Lender), in connection with the resale or proposed resale by it of any portion of its Notes or other participation in its Pro Rata Share of the Loans; provided that the prospective participant has signed an agreement binding such participant under this Section
9.14 as if it were a Lender; and (d) any entity utilizing such information to rate or classify any Lender's or the Agent's debt or equity securities for sale to the public; provided that such rating agency has agreed to keep such information confidential pursuant to an agreement reasonably satisfactory to the Borrower.

     Section 9.15. Governing Law. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

     Section 9.16. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.17. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.18. Counterparts. This Agreement may be executed and delivered in any number of counterparts each which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

(Loan Agreement - Fleet/Convergent)

SIGNATURES APPEAR ON NEXT PAGE

(Loan Agreement - Fleet/Convergent)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of August 12, 1999.

In the presence of:                        CONVERGENT GROUP CORPORATION


/s/ VICKY PIERCE                           By: /s/ SCOTT M. SCHLEY
-------------------------------               ---------------------------
                                              Name:  Scott M. Schley
                                              Title: V/P Finance


In the presence of:                        FLEET NATIONAL BANK, as Agent for
                                           the Lenders and as a Lender


 /s/ DAVID B. BREMER                       By: /s/ MICHAEL S. BARCLAY
-------------------------------               ---------------------------
     David B. Bremer                          Name: Michael S. Barclay
                                              Title: Vice President

(Loan Agreement - Fleet/Convergent)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of August 12, 1999.

In the presence of:                        CONVERGENT GROUP CORPORATION



                                           By:
-------------------------------               ---------------------------
                                              Name: Glenn E. Montgomery, Jr.
                                              Title: Chief Executive Officer



In the presence of:                        FLEET NATIONAL BANK, as Agent for
                                           the Lenders and as a Lender


/s/ DAVID B. BREMER                        By: /s/ MICHAEL S. BARCLAY
-------------------------------               ---------------------------
 DAVID B. BREMER                              Name: Michael S. Barclay
                                              Title: Vice President

(Loan Agreement - Fleet/Convergent)

                       EXHIBIT 1.1 -- EQUITY INVESTMENTS,
            OWNERSHIP INTERESTS, SUBSIDIARIES AND SUBORDINATED DEBT

                                  Organization

1. Convergent Group Corporation ("CVG or the "Borrower") is a Delaware corporation qualified as a foreign corporation in California and Colorado

2. Utility Graphics Consultants Corporation ("UGC"), a wholly-owned subsidiary of the Borrower, is a Colorado corporation qualified as a foreign corporation in California, Colorado, Ohio, and Texas.

3. Convergent Group Ltd., a wholly-owned subsidiary of the Borrower, is an Ontario, Canada corporation qualified to do business in British Colombia and Saskatchewan.

4. Graphic Data Systems Corporation ("GDS"), a wholly-owned subsidiary of the Borrower, is a Delaware corporation qualified as a foreign corporation in California, Colorado, District of Columbia, Indiana, Kentucky, Massachusetts, North Carolina, Nebraska, New Hampshire, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, and Wisconsin.

5. Graphic Data Systems Limited ("GDSL"), a wholly-owned subsidiary of GDS, is a corporation of England and Wales.

6. GIS Research Corporation (Inactive), a wholly-owned subsidiary of UGC, is a Colorado corporation.

7. UGC General Partnership I is a general partnership owned 51% by UGC and 49% by CVG.

                               Equity Investments

1.       Informatix

         GDS owns 6,000 shares (15%) of Informatix Incorporated, a Japanese Corporation. The share certificates are registered in the name of EDS World Corporation (Far East), the prior owner of the shares. GDS is in the process of having the shares transferred into its name.

                                  Capital Stock

1. Shareholder ownership of the Borrower's capital stock prior to the Closing Date:

                                          Class A        Series A       Series B
                            Common         Common       Preferred       Preferred
                         ------------   ------------   ------------   ------------
Murray T. Holland                         2,068,000
Electronic Data
 Systems Corporation                        282,000           5,725         34,816
GMJM Stock Partnership        372,240
Mark L. Epstein Trust         372,240
LEHE Family
 Partners, LTD.               372,240
EAS Trust                      50,000
RBS Trust                      50,000
James E. Hargis                53,826
Scott M. Schley                57,152
Richard G. Godin               14,288
Barry J. Kemble                26,226
Bart E. Elliott                25,051
Thomas E. VanDenover           18,753
Eugene P. Kindrachuk           12,408
Dean A. Zastava                12,408
John A. Ramseur                95,860
Terrence R. Burns               4,875
Richard J. Leeser                 195
Eric E. Westover                  500
Other Shareholders            322,784
Option Holders                 32,239
                         ------------   ------------   ------------   ------------

Total                       1,893,285      2,350,000          5,725         34,816
                         ============   ============   ============   ============

2.       Equity invested in Borrower by New Stockholders on or prior to Closing
         Date:


          New Stockholder                                  Investment in Brower
          ---------------                                  --------------------

InSight Capital Partners III L.P.                             $12,360,343.11

InSight Capital Partners III(Cayman)                           $3,061,875.02

        New Stockholder                      Investment in Borrower
        ---------------                      ----------------------
    InSight Capital Partners III L.P.             $12,360,343.11

    InSight Capital Partners III (Cayman)         $ 3,061,875.02

    InSight Capital Partners III (Co-Investors)   $ 1,850,552.87

    UBS Capital II LLC                            $17,272,741.00

    GS Private Equity Partners II, L.P.           $ 1,711,610.00

    GS Private Equity Partners II Offshore, L.P.  $   886,329.00

    GS Private Equity Partners III, L.P.          $ 1,794,008.00

    GS Private Equity Partners III Offshore, L.P. $   418,227.00

    NBK/GS Private Equity Partners, L.P.          $   189,763.00

    WI Software Investors LLC                     $ 3,000,000.00

    Imprimis SB LP                                $ 2,000,000.00

    Stephen Friedman                              $    1,000,000
                                                  --------------
            Total                                  45,545,449.00

3. Shareholder ownership of the Borrower's capital stock immediately subsequent to the Closing Date: See attached Schedule.

                                                         SERIES A
SHAREHOLDER                       COMMON    PREFERRED    PREFERRED
-----------                       ------    ---------    ---------
Bannon, Tom                       54,775
Barry J. Kemble                  216,394     102,974
Bart E. Elliott                  201,470      98,360
Bisset, Jeremy                    18,831
Blackburn, Kern                    1,901
Blanks, Charles R.                 5,869
Boevingloh, Jeff                     978
Bowman, David                     19,562
Breining, David                    1,901
Broderick, Kathy                   3,912
Brown, Steve                       3,912
Chamberlain, Susan                 1,956
Cooper, Stewart                    1,956
Craven, Ruth                       1,956
Cushenberry, Chris                 1,588
Davis, Loretta L.                  9,441
Dean A. Zastava                   97,004      48,718
EAS Trust                        406,672     196,319
Elliott, Bart E.                  49,521
Eric E. Westover                   4,066       1,963
Eugene P. Kindrachuk              97,004      48,718
Foster, Greg                      66,512
Frazier, Dale                     22,008
Gay, Andrew D.                    42,302
Giarritano, Pat                      978
GMJM Stock Partnership, Ltd.   6,323,561   2,412,621
Goodrich, Glenn                    1,588
Harms, Adley D.                   12,594
Heitman, Ken                      16,507
Helmer Thomas K.                  23,596
Huston, Randy                     19,562
Ihaia, Jason                       1,565
James E. Hargis                  210,729     211,342
John A. Ramseur                  776,034     376,383
Jones, David W.                    2,543
Jones, Jim                           978
Juhl, Ginger L.                   35,212
Keane, James                      39,125
Kemble, Barry J.                  39,371
Kindrachuk, Eugene P.             32,278
Kirby, Cordelia S.                 5,501
Kling, James                       3,912
Krabbenhoeft, Jennifer            13,083
Kussie, David                      1,956
Lasiter, Jay                       1,956
LEHE Family Partners, Ltd.     6,323,561   2,412,621
Lewis, Chris                       9,781
Lonski, Thomas E.                 20,419
Mark L. Epstein Trust          6,323,561   2,412,621
Martin, Brian                     11,737
McAllister, Kathy                  5,869
Merryman, Mark                     1,956
Newell, Paul                       9,781
Noonan, Patrick J.                14,429

                                                                             Series A
Shareholder                                          Common    Preferred    Preferred
-----------                                          ------    ---------    ---------

 Omoto, Milton Y.                                     9,586
 Pate, Rolland J.                                    18,831
 Peach, Tim                                          65,534
 Peterson, Mike                                         978
 Pierce, Vicky                                        1,956
 Post, Mark                                           5,869
 Preis, Bob                                           1,956
 Probasco, Cory                                       1,956
 RBS Trust                                          406,672      196,319
 Richard G. Godin                                    55,938       56,100
 Richard J. Leeser                                      763          766
 Robinson, Gayle F.                                   1,588
 Scott M. Schley                                  1,619,312      779,312
 Scott, Charles M.                                   11,006
 Sicker, Adam                                             0
 Sievert, Martha                                      1,956
 Sullivan, John                                       7,848
 Tao, Michael                                        31,300
 Terrence R. Burns                                   19,086       19,142
 Thomas E. VanDenover                               149,237       73,632
 Tidd, Randall D.                                    47,196
 Tram, Hahn                                          13,694
 VanDenover, Thomas E.                              145,533
 Walls, Martin                                       50,620
 Westover, Eric                                      11,370
 Wielgus, Roger                                       1,588
 Yarka, Paul J.                                      27,387
 Yaryan, Terry L.                                   275,636
 Zastava, Dean A.                                    19,684
 Zhou, Minjian                                          782
GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.                                  816,918
GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.                                 385,475
GS PRIVATE EQUITY PARTNERS III, L.P.                                        1,653,515
GS PRIVATE EQUITY PARTNERS II, L.P.                                         1,577,569
IMPRIMIS SB LP                                                              1,843,376
INSIGHT CAPITAL PARTNERS III (CAYMAN), L.P.                                 2,822,094
INSIGHT CAPITAL PARTNERS III (CO-INVESTORS), LP.                            1,705,632
INSIGHT CAPITAL PARTNERS III, L.P.                                         11,392,380
NBK/GS PRIVATE EQUITY PARTNERS, L.P.                                          174,902
STEPHEN FRIEDMAN                                                              921,688
UBS CAPITAL II LLC                                                         15,920,076
WI SOFTWARE INVESTORS LLC                                                   2,765,064

    Option Holders                   1,389,023

                                    ----------   ----------   ----------   ----------
        TOTALS                       1,389,023   24,620,088    9,447,911   41,978,689
                                    ==========   ==========   ==========   ==========

4.       Borrower's Authorized and Outstanding Capital Stock

      a) Authorized Shares:*                            Par Value:
         7,500,000 shares of Common Stock,                 $0.01
            further subdivided into:
         2,500,000 shares of Common Stock                  $0.01
         3,500,000 shares of Class A Common Stock          $0.01
         1,500,000 shares of Class B Common Stock          $0.01
         44,725 shares of Preferred Stock
            further subdivided into:
         5,725 shares of Series A Preferred Stock          $0.10
         39,000 shares of Series B Preferred Stock         $0.10

          * The 5,725 shares of outstanding Series A Preferred Stock are convertible into 2,085,000 shares of Class B Common Stock. However, the 1,500,000 authorized shares of Class B Common Stock are not sufficient to allow issuance of 2,085,000 shares of Class B Common Stock upon conversion of the Series A Preferred Stock. The Certificate of Designations for the Series A Preferred Stock requires such shares to be available.

      b) Outstanding Shares:

         1,538,262 shares of Common Stock
         2,350,000 shares of Class A Common Stock
         2,085,000 shares of Class B Common Stock
         5,725 shares of Series A Preferred Stock
         34,816 shares of Series B Preferred Stock

5.       Authorized and Outstanding Capital Stock of Subsidiaries

      A. UGC
         Authorized shares: 8,000,000 Total
            600,000 shares of Common Stock, no par value
            200,000 shares of Series A Preferred Stock $.01 par value

         Outstanding shares: 316,400 Common shares owned by the Borrower
                             17,958 shares of Series A Preferred Stock owned by the Borrower

      B. Convergent Group LTD.

         Authorized shares:  Unlimited number of Common Shares

         Outstanding shares: 800 Shares of Common owned by the Borrower

      C. GDS

       Authorized shares: 59,000 Total
       3,000 Common par value $.01
       500 non-voting Common par value $.01
       55,500 Preferred Stock Par Value $.10
       1,000 Series A Convertible Exchangeable Preferred Stock par value $.01 24,500 Series B Exchangeable Preferred Stock par value $.01
       30,000 Series C Exchangeable Preferred Stock $.01

    Outstanding shares: 1,000 shares Common Stock owned by the Borrower 13,980 Shares Series B Preferred Stock owned by the Borrower

    D. Graphic Data Systems Limited

       Authorized shares:  5,000,000 shares of Common at 1 Pound Sterling each

       Outstanding shares: 100 shares of Common Stock owned by GDS

    E. GIS Research Corporation

       Authorized shares:  50,000 shares of Common Stock - no par value

       Outstanding shares: 10,000 shares Common Stock owned by UGC

                   EXHIBIT 1.2 - RELATED TRANSACTION DOCUMENTS

Recapitalization Agreement, dated as of August 12, 1999, by and among Convergent Group Corporation, certain shareholders of the Borrower, certain Investors and InSight capital Partners III, L.P.

Stock Purchase and Redemption Agreement.

Shareholder Agreement (2 versions)

Registration Rights Agreement

                  EXHIBIT 1.2 - RELATED TRANSACTION DOCUMENTS




To be provided at closing.

                  EXHIBIT 1.4 - FORM OF INTEREST RATE ELECTION

Fleet National Bank                          Date:
One Federal Street
Boston, MA 02110
Attn: Pauline Kowalczyk
Telecopy: (617) 346-0149

         Re:      Interest Rate Election

Gentlemen:

         Reference is made to that certain Loan Agreement, dated as of August _, 1999 by and among the undersigned, you, and the Lenders, (the "Loan Agreement"). Capitalized terms used herein shall have the same meaning as in the Loan Agreement.

         The undersigned hereby elects, pursuant to the Loan Agreement, that the [Libor Rate or Effective Prime] shall be the interest rate applicable to that certain [outstanding] Loan [requested pursuant to the Request attached hereto]
in the principal amount            of and no/100 Dollars ($  ). [The Interest
Adjustment Date for said Loan is             .]

         The undersigned hereby elects an Interest Period for such Loan of [] months. [Complete only if electing Adjusted Libor Rate].

         The undersigned hereby certifies to the Lenders that as of the date hereof:

         A. No Event of Default and no Default has occurred and is continuing;
and

         B. The representations and warranties of the Borrower contained in
Article 4 of the Loan Agreement and/or in any of the other Financing Documents are true and correct in all material respects except as altered by actions permitted under the Loan Agreement.

                                       CONVERGENT GROUP CORPORATION

                                       By:
                                          ------------------------------
                                          Name: Glenn E. Montgomery, Jr.
                                          Title: Chief Executive Officer

cc: Fleet National Bank
    Mailstop MA OF D07A
    One Federal Street
    Boston, MA 02110
    Attn: Michael S. Barclay
    Telecopy: (617) 346-0151

                   EXHIBIT 1.5 - FORM OF REVOLVING CREDIT NOTE

                              REVOLVING CREDIT NOTE

[Insert Maximum Amount of                                _________, 19__
Lenders Pro Rata Share of
Revolving Credit Loan
Commitment]

         FOR VALUE RECEIVED, CONVERGENT GROUP CORPORATION, a Delaware with a business address of 6200 South Syracuse Way, Suite 200, Englewood, Colorado 80111 (hereinafter referred to as the "Borrower"), promises to pay to the order of [insert name of Lender], [a national banking association organized and existing under the laws of the United States of America] [a __________ banking corporation _______] (the "Lender"), at the Lender's office located at [insert address] or to Fleet National Bank or any successor agent under the Loan Agreement (defined below) (the "Agent") in accordance with the Loan Agreement (defined below), the lesser of (i) the principal sum of [insert Lender's Pro Rata Share of the Revolving Credit Loan Commitment] ($__________.00), or (ii) the aggregate unpaid principal amount of all advances of funds under the Revolving Credit Loan made by the Lender to the Borrower or by the Lender through the Agent to the Borrower pursuant to that certain Loan Agreement dated as of the date hereof by and among the Borrower, the Agent, the other Lenders party thereto and the Lender, as the same may be amended (the "Loan Agreement").

         The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note on the Revolving Credit Repayment Date.

         The Borrower promises to pay to the order of the Lender interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note in accordance with the Loan Agreement.

         Upon the occurrence and during the continuance of any Event of Default each Prime Rate Loan evidenced by this Note, shall bear interest, payable on demand, at a floating interest rate per annum equal to four percent (4.0%) above Effective Prime and each Libor Loan evidenced by this Note shall bear interest at the Libor Rate plus four percent (4.0%). In addition, in the event that the Borrower fails to pay any amount of principal or interest hereof within ten (10) days after such payment is due, the Borrower shall pay to the Lender upon demand by the Agent or the Lender, a late charge in an amount equal to five percent (5%) of such amount of principal or interest.

         Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement or as otherwise directed in writing from the Agent to the Borrower.

         This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The applicable terms and provisions of the Loan Agreement are incorporated herein by reference as if fully set forth herein. In the event of any conflict between any provision of this Note and any provision(s) of the Loan Agreement, such provision(s) of the Loan Agreement shall control. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

         This Note is secured by the Security Documents.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

         All provisions of this Note and any other agreements between the Borrower and the Lender are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by this Note or otherwise, shall the amount paid or agreed to be paid to the Lender which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Note, or the Loan Agreement or any document, instrument or agreement providing security for this Note results in the rate of interest charged hereunder being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Lender receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of this Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to the Borrower.

         The Borrower expressly waives presentment, notice of acceleration and intent to accelerate, demand for payment and protest and notice of protest and nonpayment.

         This Note shall for all purposes be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

         Executed as a sealed instrument as of the date first above written.

In the presence of:                        CONVERGENT GROUP CORPORATION

                                           By:
------------------------------------          --------------------------------
                                              Name: Glenn E. Montgomery, Jr.
                                              Title: Chief Executive Officer

                      EXHIBIT 1.8 - PERMITTED ENCUMBRANCES

None. The existing security interest of Norwest Business Credit will be released at the Closing Date. However, owners of leased equipment have made notification filings under the UCC.

                         EXHIBIT 1.9 - PRO RATA SHARES

                              AGENT'S AND LENDERS'
                NOTICE ADDRESSES AND WIRE TRANSFER INSTRUCTIONS

Name of AGENT, address for notices
and wire transfer instructions:

         Fleet National Bank
         Mailstop MA OF D07A
         One Federal Street
         Boston, Massachusetts 02110
         Attn: High Tech Group
               Michael S. Barclay, Vice President

         Wire Transfer Instructions:

         Fleet National Bank
         One Federal Street
         Boston, Massachusetts 02110
         ABA#: 011000138
         Account: Commercial Loan Services
                  Attn: Agent Bank MA
         Account#: 1510351 G/L
         Re: Convergent Group

Name of LENDER, address for notices
and wire transfer instructions:                       Pro Rata Share

         Fleet National Bank                               100%
         Mailstop MA OF D07A
         One Federal Street
         Boston, Massachusetts 02110
         Attn: High Tech Group
               Michael S. Barclay, Vice President

         Wire Transfer Instructions:

         Fleet National Bank
         One Federal Street
         Boston, Massachusetts 02110
         ABA#: 011000138
         Account: Commercial Loan Services
                  Attn: Agent Bank MA
         Account#: 1510351 G/L
         Re: Convergent Group

    Name of LENDER, address for notices and
    wire transfer instructions:

         For Credit Matters:                   Pro Rata Share

         --------------------------                 []%
         --------------------------
         --------------------------
         Tel:
             ----------------------
         Fax:
             ----------------------


         For Administrative/Operations Matters:

         --------------------------
         --------------------------
         --------------------------
         Tel:
             ----------------------
         Fax:
             ----------------------

         Wire Transfer Instructions:

         --------------------------
         --------------------------
         --------------------------
         ABA #:
               --------------------
         Account Name:
                      -------------
         Attn:
              ---------------------
         Re:
            -----------------------

                         EXHIBIT 1.10 - FORM OF REQUEST

                                                             Date:

Fleet National Bank.
One Federal Street
Boston, Massachusetts 02110
Attn: Pauline Kowalczyk
Telecopy: (617) 346-0149

         RE: Request for Loan

Gentlemen:

         Reference is made to that certain Loan Agreement dated as of August __, 1999 by and among the undersigned, you and the Lenders (the "Loan Agreement"). Capitalized terms used herein shall have the same meaning as in the Loan Agreement.

         The undersigned hereby requests a Revolving Credit Loan from the Lenders pursuant to the Loan Agreement in the amount of
and no/100 Dollars ($   .00) at the interest rate set forth in the Interest
Rate Election pertaining to such Loan.

         The undersigned requests that each Lender fund its Pro Rata Share of
such Loan on           , 19   and such date is in accordance with the terms and
conditions of the Loan Agreement.

         The undersigned hereby certifies to the Lenders that as of the date hereof:

         (a) no Event of Default and no Default has occurred and is continuing; and

         (b) the representations and warranties of the Borrower contained in
Article 4 of the Loan Agreement and/or contained in any of the other Financing Documents are true and correct in all material respects except as altered by actions not prohibited under the Loan Agreement.

                                       CONVERGENT GROUP CORPORATION

                                       By:
                                          --------------------------------------
                                          Name: Glenn E. Montgomery, Jr.
                                          Title: Chief Executive Officer

cc:  Fleet National Bank
     Mailstop MA OF D07A
     One Federal Street
     Boston, MA 02110
     Attn: Michael S. Barclay
     Telecopy: (617) 346-0151

                           EXHIBIT 1.12 - PROJECTIONS

    Attached

                                                        SECTION 1.12-PROJECTIONS
                          CONVERGENT GROUP CORPORATION
                     FIVE YEAR OPERATING FORECAST BASE PLAN

      Fiscal year ended:                                    12/31/99        12/31/00        12/31/01       12/31/02       12/31/03
                                                         ------------    ------------    ------------   ------------   ------------
    Revenue:
      Technology Integration Services                      35,821,917      43,901,468      58,196,626     77,146,562    102,266,959
      Conversion Revenue and Subcontractor Fees            17,511,613      20,310,195      26,923,583     35,690,418     47,311,901
      Billed Expenses                                       2,238,085       1,689,993       2,240,287      2,969,768      3,936,781
      Workbench and Application Licenses                    3,350,385       4,587,362       8,027,883     14,048,795     24,585,392
      Third Party Software Sales                            2,280,134       5,548,116       6,688,058      8,062,218      9,718,719
      Hardware Sales                                        1,270,961       3,153,802       3,689,949      4,317,240      5,051,171
      Hardware and Software Maintenance                     1,797,968       3,528,907       6,175,587     10,807,277     18,912,734
      GDS Maintenance and other GDS Income                  1,439,359            --              --             --             --
      Other Income                                             84,000         139,000         152,000        168,000        184,000

                                                         ------------    ------------    ------------   ------------   ------------
    Total Revenue                                          65,794,422      82,858,843     112,093,973    153,210,278    211,967,657

    Cost of Revenue:
      Employee Compensation and Benefits                   17,531,540      20,194,675      26,770,448     35,487,419     47,042,801
      Conversion and Subcontractor Costs                   16,458,936      18,279,176      24,231,225     32,121,376     42,580,711
      Billable Project Expense                              2,179,512       1,689,993       2,240,287      2,969,768      3,936,781
      Workbench and Application Costs                         333,146       3,440,522       6,020,912     10,536,596     18,439,044
      Third Party Software Costs                            1,010,469    2,885,020.32       1,010,469      1,010,469      1,010,469
      Hardware Costs                                        1,063,529       2,680,732       3,136,457      3,669,654      4,293,495
      Hardware and Software Maintenance Costs               1,369,886       2,823,126       4,940,470      8,645,822     15,130,187
      GDS Maintenance and other GDS Costs                   1,082,211            --              --             --             --
      Other Expense                                           899,655       2,634,088       3,491,798      4,628,794      6,136,018
                                                         ------------    ------------    ------------   ------------   ------------

    Total cost of Revenue                                  41,928,884      54,627,331      71,842,065     99,069,897    138,569,506

                                                         ------------    ------------    ------------   ------------   ------------
    Gross Margin                                           23,865,538      28,231,512      40,251,908     54,140,381     73,398,151

    Selling, General and Administrative Expense            13,378,737      14,254,568      19,107,600     25,932,906     35,686,631
      (normalized for executive compensation 1999)
                                                         ------------    ------------    ------------   ------------   ------------
    EBITDA                                                 10,486,801      13,976,944      21,144,309     28,207,475     37,711,520

    Interest expense (income) net                             689,167       1,654,000       1,654,000      1,654,000      1,654,000
    Depreciation, amortization expense                      1,464,107       1,525,000       2,028,000      2,657,000      3,454,000
    Tax expense                                              (614,359)     (1,509,827)      6,810,300      9,319,625     12,715,373
    Transaction costs                                       2,911,000
                                                         ------------    ------------    ------------   ------------   ------------
    Net income                                              6,036,886      12,307,771      10,652,008     14,576,849     19,888,147
                                                         ============    ============    ============   ============   ============

                                                        SECTION 1.12-PROJECTIONS
                          CONVERGENT GROUP CORPORATION
                     FIVE YEAR OPERATING FORECAST STRETCH PLAN

Fiscal year ended:                                          12/31/99       12/31/00       12/31/01      12/31/02      12/31/03
                                                        ------------   ------------   ------------  ------------  ------------
Revenue:
  Technology Integration Services                          35,821,917     49,772,000     66,188,447    86,708,008   112,721,767
  Conversion Revenue and Subcontractor Fees                17,511,613     25,504,000     33,633,952    44,403,513    58,717,298
  Billed Expenses                                           2,238,085      1,833,664      1,871,200     2,712,800     3,975,200
  Workbench and Application Licenses                        3,350,385      8,845,000     17,690,000    30,957,500    46,436,250
  Third Party Software Sales                                2,280,134      5,983,075      6,636,150     8,680,920    11,635,020
  Hardware Sales                                            1,270,961      3,504,225      2,929,500     3,880,500     5,239,500
  Hardware and Software Maintenance                         1,797,968      2,923,951      3,940,600     6,207,300     9,454,400
  GDS Maintenance and other GDS Income                      1,439,359           --             --            --            --
  Other Income                                                 84,000        139,000        152,000       168,000       184,000

                                                         ------------   ------------   ------------  ------------  ------------
Total Revenue                                              65,794,422     98,504,915    133,041,849   183,718,541   248,363,435

Cost of Revenue:
  Employee Compensation and Benefits                       17,531,540     26,677,000     35,540,000    46,529,000    60,439,000
  Conversion and Subcontractor Costs                       16,458,936     22,953,000     30,298,000    39,994,000    52,792,000
  Billable Project Expense                                  2,179,512      1,834,000      1,871,000     2,712,000     3,975,000
  Workbench and Application Costs                             333,146      2,211,000      4,422,000     7,739,000    11,609,000
  Third Party Software Costs                                1,010,469      3,111,000      3,451,000     4,514,000     6,050,000
  Hardware Costs                                            1,063,529      2,978,000      2,491,000     3,299,000     4,454,000
  Hardware and Software Maintenance Costs                   1,369,886      2,339,000      3,153,000     4,966,000     7,563,000
  GDS Maintenance and other GDS Costs                       1,082,211           --             --            --            --
  Other Expense                                               899,655      2,986,000      3,972,000     5,204,000     6,764,000
                                                         ------------   ------------   ------------  ------------  ------------

Total cost of Revenue                                      41,928,894     65,089,000     85,198,000   114,957,000   153,646,000

                                                         ------------   ------------   ------------  ------------  ------------
Gross Margin                                               23,865,538     33,415,915     47,843,949    68,761,541    94,717,435

Selling, General and Administrative Expense                13,378,737     17,742,000     22,882,000    30,473,000    40,090,000
  (normalized for executive compensation 1999)
                                                         ------------   ------------   ------------  ------------  ------------
EBITDA                                                     10,486,801     15,673,915     24,961,849    38,288,541    54,627,435

Interest expense (income) net                                 689,167      1,654,000      1,654,000     1,654,000     1,654,000
Depreciation, amortization expense                          1,464,107      1,525,000      2,028,000     2,657,000     3,454,000
Tax expense                                                  (614,359)      (848,008)     8,299,141    13,251,241    19,312,580
Transaction costs                                           2,911,000
                                                         ------------   ------------   ------------  ------------  ------------
Net income                                                  6,036,886     13,342,923     12,980,708    20,726,300    30,206,855
                                                         ============   ============   ============  ============  ============

               EXHIBIT 2.1.0 - FORM OF BORROWING BASE CERTIFICATE

Fleet National Bank
Mailstop MA OF D07A
One Federal Street
Boston, Massachusetts 02110
Attn: Michael S. Barclay, Vice President

         Re: Borrowing Base Certificate Required by Section 2.1.0 of the Loan Agreement dated as of August __, 1999 by and among you as Agent, the undersigned and certain Lenders, as same may have been amended (the "Loan Agreement")

Gentlemen:

         This certificate is submitted by the undersigned (hereinafter the "Borrower") pursuant to Section 2.1.0 of the Loan Agreement. Capitalized terms used herein have the same meaning as in the Loan Agreement.

         The Borrower hereby certifies to the Agent and the Lenders that the
following information is true, accurate and complete as of       , 19  .

         I        Revolving Credit Loan Commitment

                  (a)      $25,000,000

                  (b)      less reductions                            $

                  (c)      equals                                     $

                           and

                  (d)      EBITDA for four most recent
                           quarters                                   $

                  (e)      times maximum permitted ratio under
                           Section 5.1.12                             ___:1.0

                  (f)      equals                                     $

                  (g)      Revolving Credit Loan Commitment is
                           lesser of (c) and (f)                      $

         The Borrower further certifies to the Lenders that as of the date hereof no Event of Default or Default has occurred without having been waived in writing.

                                       CONVERGENT GROUP CORPORATION

                                       By:
                                          -------------------------------------
                                         Name: Glenn E. Montgomery, Jr.
                                         Title: Chief Executive Officer

         EXHIBIT 3.1.1.8 - PERMITTED INDEBTEDNESS AND CAPITALIZED LEASES

Promissory Note(s) issued in connection with stock repurchase agreement(s) with:
         CHDH Family Partners, Ltd.
         Bruce W. Morse
         Stan P. Weber

As of June 30, 1999, the Borrower and its Subsidiaries had the following intercompany balances (before certain tax related intercompany allocations):

         $1,312,528.88 owed to Convergent Group Ltd. (Canada) from CVG, $3,438,051.09 owed to UGC. from CVG, $581.60 owed to GDSL. (United Kingdom) from GDS
         $7,828,760.13 owed by GDS. to CVG,
         $282,770.34 owed by UGC. to GDS,
         $21,463.19 owed by GDSL to CVG, and
         $173,643.00 owed by GDSL. to UGC

The balances shown on the books and records of the Borrower are a result of intercompany transactions and do not constitute formal loans between the entities. These intercompany transactions are eliminated in the consolidated financial statements of the Borrower.

Employment Letter Agreement with Gregory Foster - Exhibit 4.1.22.

NEC America, Inc. Lease, terminating September 1999, and the Master Equipment Lease Agreement between Convergent Capital Corporation and Convergent Group Corporation dated June 10, 1999, which will commence September, 1999.

Hewlett Packard Equipment Lease.

                EXHIBIT 3.1.1.10 - FORM OF COMPLIANCE CERTIFICATE

Fleet National Bank
Mailstop MA OF D07A
One Federal Street
Boston, MA 02110
Attn: Michael S. Barclay, Vice President

         Re: Compliance Certificate Required by Sections 3.1.1.10 or 5.3.4 of the Loan Agreement dated as of August _____, 1999 by and among you as Agent, the undersigned and certain Lenders, as same may have been amended (the "Loan Agreement")

Gentlemen:

         This certificate is submitted by the undersigned (hereinafter the "Borrower") pursuant to Sections 3.1.1.10 or 5.3.4 of the Loan Agreement. Capitalized terms used herein have the same meaning as in the Loan Agreement.

         The Borrower hereby certifies to the Agent and the Lenders that the
following information is true, accurate and complete as of              , 19  .

I.       Definitions.

         1.1      Interest Expense

                  (a)      Interest on Indebtedness under                  $
                           Financing Documents

                  (b)      Other fees, charges and expenses on             $
                           Indebtedness under Financing
                           Documents (not including Facility
                           Fees)

                  (c)      Interest, fees and other charges on             $____
                           other Indebtedness

                  (d)      (a)+(b)+(c) = total Interest Expense            $

         1.2      EBITDA (all for a Borrower fiscal quarter)

                  (a)      Net Income (loss) on GAAP basis                 $

                  (b)      plus Interest Expense                           $

                  (c)      plus taxes                                      $

                  (d)      plus depreciation                               $

                  (e)      plus amortization                               $

                  (f)      plus other non-cash charges and                 $
                           extraordinary pre-9/30/99 Loans and
                           Related Transactions costs

                  (g)      plus pre-Closing Date excess                    $
                           compensation payments, if
                           applicable

                  (h)      plus non-cash Permitted Acquisition             $
                           charges, if any

                  (i)      plus cash Permitted Acquisition                 $
                           costs, if any

                  (j)      plus pro forma Permitted                        $
                           Acquisition expense reductions, if any

                  (k)      less Capitalized Software Development costs     $

                  (1)      less pro forma Permitted Acquisition            $
                           expense increases, if any

                  (m)      less Permitted Acquisition earn                 $
                           out, etc. purchase price payments,
                           if any

                  (n)      sum of (a) through (j)                          $

                  (o)      sum of (k) through (m)                          $

                  (p)      (n) - (o)                                       $

                  (q)      (n) - (p) = EBITDA                              $

         1.3      EBITDA for covenants

                  (a)      EBITDA for most recent Borrower                 $
                           fiscal quarter

                  (b)      EBITDA for immediately preceding                $
                           Borrower fiscal quarter

                  (c)      EBITDA for second immediately                   $
                           preceding Borrower fiscal quarter

                  (d)      EBITDA for third immediately                    $
                           preceding Borrower fiscal quarter

                  (e)      Sum of (a) through (d) equals                   $
                                                                            ----

         1.4 Total Debt Service (for Borrower fiscal quarter ending on date of determination and three Borrower fiscal quarters next preceding such Borrower fiscal quarter)

                  (a)      Interest Expense from 1.5 below            $

                  (b)      plus scheduled and mandatory               $
                           principal amortization on Loans

                  (c)      less any Sections 2.6.1.3, 2.6.1.4         $
                           and 2.6.1.5 mandatory payments
                           required

                  (d)      plus scheduled and mandatory               $
                           payments on other Indebtedness and
                           Capitalized Lease Obligations

                  (e)      plus the quotient of:                      $

                           (i)      Revolving Credit Loan Commitment  $

                           (ii)     divided by ________               $

                           (iii)    equals                            $

                  (f)      (a)+(b)-(c)+(d)+(e) = Total Debt           $
                           Service                                    ----------

         1.5      Interest Coverage Ratio

                  (a)      EBITDA for current and 3 preceding         $
                           quarters

                  (b)      Interest Expense for _________             $
                           quarters

                  (c)      times _____ =                              $

                           or

                  (d)      Interest Expense for current and 3         $
                           preceding quarters

                  (e)      (a)/(c) or (d) = Interest Coverage         ___:1.0
                           Ratio

II.      Section 5.1.10. Minimum Interest Coverage Ratio.

                  (a)      Interest Coverage Ratio                    ___:1.0

                  (b)      Minimum ratio permitted                    3.0:1.0

III.     Section 5.1.11. Minimum Debt Service Coverage Ratio.

                  (a)      EBITDA                                     $

                           less the sum of:

                  (b)      taxes paid or payable                      $

                  (c)      Capital Expenditures                       $

                  (d)      (b)+(c) =                                  $

                  (e)      (a)-(d) =                                  $

                  (f)      Total Debt Service                         $

                  (g)      Ratio of (e) to (f)                        ____:1.0

                  (h)      Minimum Ratio permitted                    1.25:1.0

IV. Section 5.1.12. Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA.

                  (a)      Total Indebtedness for Borrowed            $
                           Money

                  (b)      EBITDA                                     $

                  (c)      Ratio of (a) to (b)                        ____:1.0

                  (d)      Maximum ratio permitted                    ____:1.0

V.       Section 5.1.12(A). Minimum Quick Ratio.

                  (a)      Quick Ratio                                ____:1.0

                  (b)      Minimum quick ratio permitted              1.10:1.0

VI.      Section 5.1.12(B). Accounts Receivables and Accrued Revenues.

                  (a)      Revenues for 4 quarters                    $

                  (b)      average ending accounts receivable         $
                           balance for immediately preceding
                           12 months

                  (c)      plus average ending accrued                $
                           revenues balance for immediately
                           preceding 12 months

                  (d)      (a)/sum of (b) and (c)                     $

                  (e)      365/(d) = days outstanding                 $

                  (f)      Maximum days outstanding                   75

         The Borrower further certifies to the Lenders that as of the date hereof no Event of Default or Default has occurred without having been waived in writing.

                                  CONVERGENT GROUP CORPORATION

                                  By:
                                     -----------------------------
                                     Name: Glenn E. Montgomery, Jr.
                                     Title: Chief Executive Officer

                     EXHIBIT 4.1.1 - FOREIGN QUALIFICATIONS




    See Exhibit 1.1.

                         EXHIBIT 4.1.2 - AUTHORIZATIONS

    None.

                            EXHIBIT 4.1.3 - CONSENTS

    None.

                           EXHIBIT 4.1.6 - LITIGATION

    EEOC claim attached.

[SEAL]


                      Equal Employment Opportunity Commission
                               Denver District Office
                           303 East 17th Avenue Suite 510
                               Denver, Colorado 80203




Charging Party: Barnhart, Rick E
Charge No.: 320990415


Mr. Mark Epstein
Owner
Convergent Group
6200 So. Syracuse Way
Suite 200
Englewood, CO 80111

Dear Mr. Epstein:

Your organization is hereby requested to submit information and records relevant to the subject charge of discrimination. The Commission is required by law to investigate charges filed with it, and the enclosed request for information does not necessarily represent the entire body of evidence which we need to obtain from your organization in order that a proper determination as to the merits of the charge can be made. Please submit a response to the requested information by the deadline cited below.

You may be assured that any information or explanation supplied by your organization will not be made public.



                                                 Sincerely

                                                 /s/ SANDRA DAKOTA
                                                 for

                                                 Elizabeth Frank
                                                 Compliance Manager

Response Deadline Date: 031199

The following dates are considered to be the "relevant period" for the attached Request for Information: 120297 - 120298.

                                             PERSON FILING [ILLEGIBLE]

EQUAL EMPLOYMENT OPPORTUNITY COMMISSION      Barnhart,Rick E

                                             THIS PERSON(check one)
                                             [X] CLAIMS TO BE AGGRIEVED
Mr. Mark Epstein                             [ ] IS FILING ON BEHALF OF ANOTHER
Owner
Convergent Group                             DATE OF ALLEGED VIOLATION
6200 So. Syracuse Way                         Earliest      Most Recent
Suite 200                                    12/02/1998     12/02/1998
Englewood, CO 80111                          PLACE OF ALLEGED VIOLATION
                                              Englewood, CO
                                             CHARGE NUMBER
                                             320990415

--------------------------------------------------------------------------------
                       NOTICE OF CHARGE OF DISCRIMINATION
         (See EEOC "Rules and Regulations" before completing this Form)

You are hereby notified that a charge of employment discrimination has been filed against your organization under:

     [ ]  TITLE VII OF THE CIVIL RIGHTS ACT OF 1964

     [X]  THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967

     [ ]  THE AMERICANS WITH DISABILITIES ACT

     [ ] THE EQUAL PAY ACT (29 U.S.C., SECT. 206(d)) investigation will be conducted concurrently with our investigation of this charge.

The boxes checked below apply to your organization:

1. [ ] No action is required on your part at this time.

2. [x] Please submit by 03/11/99 a statement of your position with respect to the allegation(s) contained in this charge, with copies of any supporting documentation. This material will be made a part of the file and will be considered at the time that we investigate this charge. Your prompt response to this request will make it easier to conduct and conclude our investigation of this charge.

3. [x] Please respond fully by 03/11/99 to the attached request for information which pertains to the allegations contained in this charge. Such information will be made a part of the file and will be considered by the Commission during the course of its investigation of the charge.

For further inquiry on this matter, please use the charge number shown above. Your position statement, your response to our request for information, or any inquiry you may have should be directed to:

Denver District Office
303 East 17th Avenue
Suite 510                                    Elizabeth Frank Compliance Manager
Denver, Colorado 80203                       ----------------------------------
                                                (Commission Representative)

                                             (303) 866-1334
                                             ----------------------------------
                                                  (Telephone Number)
[ ] Enclosure: Copy of Charge

-------------------------------------------------------------------------------------------------------------
BASIS OF DISCRIMINATION
[ ] RACE  [ ] COLOR  [ ] SEX [ ] RELIGION [ ] NAT. ORIGIN [x] AGE [ ]DISABILITY  [ ] RETALIATION    [ ] OTHER
--------------------------------------------------------------------------------------------------------------

CIRCUMSTANCES OF ALLEGED VIOLATION


see enclosed charge of discrimination form 5

--------------------------------------------------------------------------------
DATE            TYPED NAME/TITLE OF AUTHORIZED EEOC OFFICIAL   SIGNATURE
2/19/99         Francisco J. Flores Jr.                        /s/ SANDRA NAHATE
--------------------------------------------------------------------------------
                                                               RESPONDENT'S COPY

                                    [STAMP]

THIS FORM IS AFFECTED BY THE PRIVACY ACT OF 1974; SEE PRIVACY  [ ] FEPA
ACT STATEMENT BEFORE COMPLETING THIS FORM.                     [X] EEOC  3209904
--------------------------------------------------------------------------------

          Colorado Civil Rights Division                           and EEOC
          ---------------------------------------------------------
                     State or local Agency, if any
                                                       FEB 1 1999
--------------------------------------------------------------------------------
NAME (Indicate Mr., Ms., Mrs.)                HOME TELEPHONE (Include Area Code)

Mr. Rick E. Barnhart                          (303) 680-3199
--------------------------------------------------------------------------------
STREET ADDRESS            CITY, STATE AND ZIP CODE           DATE OF [ILLEGIBLE]
18925 E. Ida Dr., Aurora, CO 80015                          05/25/1  [ILLEGIBLE]
--------------------------------------------------------------------------------
NAMED IS THE EMPLOYER, LABOR ORGANIZATION, EMPLOYMENT AGENCY APPRENTICESHIP [ILLEGIBLE] STATE OR LOCAL GOVERNMENT AGENCY WHO DISCRIMINATED AGAINST ME (IF MORE THAN ONE LIST BELOW.)
--------------------------------------------------------------------------------
NAME               NUMBER OF EMPLOYEES, MEMBERS    TELEPHONE (Include Area Code)
Convergent Group   Cat B (101-200)                  (303) 741-840[ILLEGIBLE]
--------------------------------------------------------------------------------
STREET ADDRESS            CITY, STATE AND ZIP CODE                COUNTY
6200 So. Syracuse Way, Suite 200, Englewood, CO 80111               005
--------------------------------------------------------------------------------
NAME                                               TELEPHONE (Include Area Code)

--------------------------------------------------------------------------------
STREET ADDRESS           CITY, STATE AND ZIP CODE                COUNTY

--------------------------------------------------------------------------------
CAUSE OF DISCRIMINATION BASED ON (Check appropriate box(es))

  [ ]RACE  [ ]COLOR  [ ]SEX  [ ]RELIGION  [ ]NATIONAL ORIGIN
     [ ]RETALIATION  [X]AGE  [ ]DISABILITY  [ ] OTHER (Specify)

DATE DISCRIMINATION TOOK PL[ILLEGIBLE]
EARLIEST           LATEST
12/02/1998         12/02/19[ILLEGIBLE]

 [ ]CONTINUING ACTION

--------------------------------------------------------------------------------
THE PARTICULARS ARE (If additional space is needed, attach extra sheet(s)):
 I. On December 2, 1998, I was informed that I had not been hired for the position of Buyer.

 II. I was told someone else had been hired and that they were looking a [ILLEGIBLE] "...more junior..." person.

 III. I feel I was discriminated against because of my age (53) in violation of the 1967 Age Discrimination in Employment Act, as amended, for the following reasons:

          A.  My date of birth is May 25, 1945.

          B. The duties and responsibilities of the buyer's job for which I was applying appeared to the same as those I performed during previous employment with this company as the purchasing manager.

          C. I received excellent reports on my job performance during my prior employment.

          D. A person who is approximately 35 years of age was hired for the position.

--------------------------------------------------------------------------------
[ ] I want this charge filed with both the EEOC and the State or local Agency, if any. I will advise the agencies if I change my address or telephone number and cooperate fully with them in the processing of my charge in accordance with their procedures.
--------------------------------------------------------------------------------
I declare under penalty of perjury that the foregoing is true and correct.


DATE 2/12/99           Charging Party (Signature)
--------------------------------------------------------------------------------
NOTARY (When necessary for State Local Requirements [ILLEGIBLE]
 /s/ KATHRYN HAMMIG
--------------------------------------------------------------------------------
I swear or affirm that I have read the above charge and that [ILLEGIBLE]
it is true to the best of my knowledge, information and bel [ILLEGIBLE]
--------------------------------------------------------------------------------
SIGNATURE OF COMPLAINANT
 /s/ RICK E. BARNHART
--------------------------------------------------------------------------------
SUBSCRIBED AND SWORN TO BEFORE ME THIS DATE [ILLEGIBLE]
(Day, Month, and Year)
12-2-99
--------------------------------------------------------------------------------
EEOC FORM 5 (Rev. 06/92)                                           [NOTARY SEAL]

                             PRIVACY ACT STATEMENT

(This form is covered by the Privacy Act of 1974, Public Law 93-579: Authority for requesting the personal data and the [ILLEGIBLE] below.)

1.   FORM NUMBER/TITLE/DATE. EEOC Form 5. CHARGE OF DISCRIMINATION, March 1984.

2.   AUTHORITY. 42 U.S.C. Section 2000e-5(b). 29 U.S.C. Section 211.29 U.S.C.
     Section 626

3. PRINCIPAL PURPOSE(S). The purpose of the charge, whether recorded initially on this form or in some other way [ILLEGIBLE] writing and later recorded on this form, is to invoke the jurisdiction of the Commission.

4. ROUTINE USES. This form is used to determine the existence of facts which fall within the Commission's jurisdiction to investigate, determine, consolidate and litigate charges of unlawful employment practices. Information provided on this form will be used by Commission employees to guide the Commission's investigatory activities. This form may be disclosed to State, local and federal agencies as may be appropriate or necessary to carrying out the Commission's functions. A copy of the charge will ordinarily be served upon the person against whom the charge is made.

5. WHETHER DISCLOSURE IS MANDATORY OR VOLUNTARY AND EFFECT ON INDIVIDUAL FOR NOT PROVIDING INFORMATION. Charges must be in writing and should identify the parties and action or policy complained of. Failure to have a charge which identifies the parties in writing may result in the Commission not accepting the charge. Charges under Title VII must be sworn to or affirmed. Charges under the ADEA should ordinarily be signed. Charges may be clarified or amplified later by amendment. It is not mandatory that this form be used to provide the requested information.

6. [ ] Under Section 706 of Title VII of the Civil Rights Act of 1964, as amended, this charge will be deferred to and will be processed by the State or local agency indicated. Upon completion of the agency's processing, you will be notified of its final resolution in your case. If you wish EEOC to give Substantial Weight Review to the agency's findings, you must send us a request to do so, in writing, within fifteen (15) days of your receipt of the agency's finding. Otherwise, we will adopt the agency's finding as EEOC's and close your case.

                     NOTICE OF NON-RETALIATION REQUIREMENTS

SECTION 704(a) of the Civil Rights Act of 1964, as amended, and Section 4(d) of the Age Discrimination in Employment Act, as amended, state:

     It shall be an unlawful employment practice for an employer to discriminate against any of his employees or applicants for employment, for an employment agency to discriminate against any individual, or for a labor organization to discriminate against member thereof or applicant for membership, because he has opposed a practice made an unlawful employment practice by [ILLEGIBLE] title or because he has made a charge, testified, assisted, or participated in any manner in an investigation, proceeding, or [ILLEGIBLE] under this title.

The Equal Pay Act of 1963 contains similar provisions. Persons filing charges of discrimination are advised of these Non-[ILLEGIBLE] Requirements and are instructed to notify EEOC if any attempt at retaliation is made.

Feb 12 11:34 1999 CP Initials RB Chg #, Attachment Page 1

    -----------------------------------------------------------------------
    Equal Employment Opportunity Commission
    Form 5 - Charge of Discrimination, Additional Text
    ------------------------------------------------------------------------

         E. To my knowledge, most of the employees in current work force of this company are much younger than I am.

                  MY NAME MAY BE USED IN THE PROCESSING OF THIS CHARGE.

[SEAL]


           [U.S. EQUAL EMPLOYMENT OPPORTUNITY COMMISSION LETTERHEAD]


                              NOTICE TO RESPONDENT

The Equal Employment Opportunity Commission (EEOC) Denver District Office (DENDO) requests that you provide a copy of your position statement and any non-confidential exhibits referenced in your position statement to the Charging Party and or his/her attorney if applicable. Please furnish with your response to EEOC a certificate of service, confirming the date you provided the position statement to the Charging Party.

Part of the EEOC's investigative process is to provide to the Charging Party a copy of the position statement to review and the opportunity to rebut any material presented. A copy of the position statement will be sent to the Charging Party if one is not provided by your organization. Charging Party's response to this material, or lack of response, will be used in determining what further investigation is warranted.

Thank you for your cooperation.


                           SUPERVISOR, CHARGE RECEIPT
                       TECHNICAL INFORMATION UNIT (CRTIU)
                                     DENDO

--------------------------------------------------------------------------------
                      Equal Employment Opportunity Commission

                            REQUEST FOR INFORMATION

--------------------------------------------------------------------------------

Chg. Party: Barnhart, Rick E
Respondent: Convergent Group
Charge No.:

1.       Give the correct name and address of the facility named in the charge.

2. Submit a written position statement on each of the allegations of the charge, accompanied by documentary evidence and/or written statements, where appropriate. Also include any additional information and explanation you deem relevant to the charge.

3. Submit copies of all written rules, policies and procedures relating to the issue(s) raised in the charge. If such does not exist in written form, explain the rules, policies and procedures.

Issue: HIRING

1. Submit a copy of your hiring policies. If actual hiring practice is different from the written policy, describe actual practice.

2. Describe in detail the method(s) used by your organization to receive, screen, and process applications for employment for the position in question. Your description should include, but not be limited to, the following information:

         a. the manner in which persons are recruited for the position in question,

         b. the manner in which a person is determined to be an applicant for the position,

         c. whether applications are solicited or accepted whether or not vacancies exist for the position,

         d. the time period for which applications are considered active and the time period for which applications are retained,

         e. the forms of written documentation used which reflect the solicitation, receipt and processing of an application,

         f. how applications for the position are reviewed for the purpose of selecting an applicant. Include the name, position, and date of birth of person(s) responsible, and

         g. whether applicants are interviewed during the application process and if so, by whom (include name, position, and date of birth of individual(s)).

3. Provide the total number of applications received for the position in question during the relevant period. Submit copies of all applications and other records received from prospective employees.

4. State whether the charging party applied for the position in question during the relevant period. If yes, for each time the charging party did apply, include the following:

         a. the date of and the nature of application, whether written or oral,

         b. a copy of the application and/or resume filed by the charging party and/or any other notation made during the processing of the charging party's application,

         c. the exact job title and job grade or wage level sought by the charging party, and

         d. whether the charging party sought full-time, part-time, temporary, seasonal or other type of employment.

5. State whether the charging party was considered for the position. If your answer is no, state each reason why the charging party was not considered for the position.

6. State whether the position in question was filed during the relevant period. If your answer is yes, provide the following for each person selected for the position:

         a.       name, and date of birth

         b. the date of and the nature of application, whether written or oral,

         c. a copy of the application and/or resume filed by the charging party and/or any other notation made during the processing of the charging party's application,

         d. the date on which the person applied for or otherwise indicated interest in the position,

         e. the job title, and job grade or wage level for which the person was hired, and

         f. the date the person was hired and whether hired as full-time, part-time, temporary, seasonal or other.

7. State each and every reason why the charging party was not selected for the position in question. Provide any written documents which reflect the bases of the decision not to select the charging party. For each person involved in the decision not to select the charging party, list their name, position, and date of birth

8. State each and every reason why you contend the person(s) selected for the position was/were selected instead of the charging party. Provide any written documents which reflect the bases of your decision to select those persons who were hired into the position.

9. List all persons hired during the relevant period, including name, hire date, position applied for, position hired to, and date of birth

                         [HOLLAND & HART LLP LETTERHEAD]



                                 April 15, 1999


VIA HAND DELIVERY

Elizabeth Frank
Compliance Manager
Equal Employment Opportunity Commission
Denver District Office
303 E. 17th Avenue, Suite 510
Denver, Colorado 80203

         Re: Rick E. Barnhart and Convergent Group Corporation Charge No. 320990415

Dear Ms. Frank:

         This will constitute the position statement and response to request for information of Respondent Convergent Group Corporation ("Convergent Group" or "the Company") with respect to the above-captioned charge of discrimination. Thank you for your cooperation in allowing Convergent Group an extension of time to respond.

         Charging Party Rick Barnhart filed his charge of discrimination on or about February 12, 1999, alleging that Convergent Group failed to hire him for the position of "Buyer" because of his age, 53 (DOB 5/25/45). Barnhart alleges that the duties and responsibilities of the job were the same as what he had performed during his previous employment with the Company as a purchasing manager, from which he was laid off in 1996. In fact, the job duties and responsibilities for the position of Technical Purchasing Agent, the position in question, were substantially different from Barnhart's prior position with Convergent Group. The Technical Purchasing Agent position required not only purchasing experience, which Barnhart possessed, but also technical expertise in configuring computer systems, which Barnhart lacked. Because he did not have the technical qualifications for the position, Barnhart was not interviewed or selected. Instead, the position went to a more-qualified candidate, William Emerson.

         The Company denies that age played any role in the consideration of the candidates for the Technical Purchasing Agent position, and further denies that Barnhart

Elizabeth Frank
April 15, 1999
Page 2

was not selected because of his age or that it unlawfully discriminated against him in any way because of his age.

         By way of background, Convergent Group is North America's largest spatial systems integration and consulting firm. The Company partners with electric, gas, and waste/wastewater utilities and city/county government clients to provide value-added project management and consulting services in the areas of geographic information systems, outage management systems, work management systems, computer-aided dispatch/mobile data terminal, engineering analysis, and related spatial information and management technologies. Convergent Group has approximately 220 employees at present and is headquartered in Englewood, Colorado.

         Barnhart was employed by Convergent Group from October 1, 1993 until March 29, 1996 in the position of Purchasing Manager. (Prior to October 1, 1993, Barnhart had been employed with GDS, which was acquired by Convergent Group.) In his Purchasing Manager position, Barnhart's job duties and responsibilities were restricted to purchasing activities, and he performed these activities in a satisfactory manner. However, effective as of March 29, 1996, his position was eliminated as part of a larger reduction in force. In all, 36 employees were laid off at that time. Barnhart, as with the other laid-off employees, received a severance package from Convergent Group.

         During the Fall of 1998, it was determined that the Company had need for a new position, Technical Purchasing Agent. Because of changes in the nature of the Company's business, Convergent Group found itself needing to purchase more hardware and software as part of the services being provided to its clients. The new position required not only purchasing experience, but also the ability to configure PC's and servers.(1) The position description for the new Technical Purchasing Agent position is attached to the Hiring Requirement Form, dated November 5, 1998, which is attached hereto as Exhibit A. Note especially that the position description for Technical Purchasing Agent includes as job responsibilities "[r]eviews hardware configurations provided by technical staff with 3rd party planners or vendors" and that the education/experience requirements include "developing technical specifications for hardware, or at a minimum, working with a set of requirements to determine configurations with vendors."

-----------------

(1) A Convergent Group employee, Dan Timmerman, had previously performed in a somewhat similar role, including configuring systems, but he voluntarily resigned from the Company during 1997. His job title was Manager, Systems Distribution Installation.

Elizabeth Frank
April 15, 1999
Page 3



         The Technical Purchasing Agent position was posted, internally and externally, on the Internet. A copy of the posting, dated November 5, 1998, is attached hereto as Exhibit B.

         One of the Company's primary sources of candidates for technical positions is an outside recruitment firm, State of the Art Recruiting, Inc. In this case, on November 16, 1998, Susan Schell, owner of State of the Art, provided a summary sheet briefly describing five potential candidates, together with their resumes. See Exhibit C attached hereto.(2) After reviewing the resumes, Randy Tidd, Vice President and General Manager, Applications and Technology, determined to schedule personal interviews with two of the candidates, William Emerson and Linda Hullett. Both candidates were interviewed by Tidd and his team on November 19, 1998. At that time, consistent with Company policy, the candidates each filled out an employment application, an affirmative action questionnaire, and a release form. These materials, as well as some of the interviewers' notes for Emerson and Hullett, are attached hereto as Exhibits D and E, respectively.(3) Following the interviews, Emerson was selected for the position, in large part because of his experience in configuring PC's and servers.

         Barnhart did not formally apply for the Technical Purchasing Agent position. However, he learned of the opening from his friend, Bob Preis, a current employee of Convergent Group. Barnhart faxed his resume to Preis, who, in turn, forwarded it to McAllister, who reported to Tidd and who was, together with Tidd, one of the key decisionmakers for the hiring decision. McAllister did not know Barnhart as she had joined Convergent Group after Barnhart was gone. She reviewed his resume and discussed it with Tidd. McAllister determined that Barnhart lacked the technical qualifications for the position. He had substantial purchasing experience, but he did not have experience in technical configuration of systems. Tidd had known Barnhart from his previous employment with Convergent Group, and regarded him as a good person and a good employee, but he agreed with McAllister that Barnhart lacked the technical qualifications for the job. Thus, Barnhart was not selected for an interview or given further consideration for the Technical Purchasing Agent position.

         In the meanwhile, Barnhart contacted several persons within Convergent Group to check on the status of his "application." For example, he called Cordelia Kirby, Manager,

----------

(2) Exhibit C includes the Technical Purchasing Agent Candidate Overview, together with the resumes of Cheryl Curtis, Richard Branchik, and Edwin Dunn, the resumes of William Emerson and Linda Hullett, the two candidates interviewed by the Company, are included in Exhibits D and E, infra.

(3) Tidd's interview notes for Emerson and those of Kathy McAllister, Manager, Technical Operations, for both Emerson and Hullett, apparently were not retained.

Elizabeth Frank
April 15, 1999
Page 4


Corporate Benefits and Employee Relations, to ask if he was being considered for the position. Kirby checked with Kathy Broderick, Manager, Human Resources, who was and is in charge of the Company's recruiting efforts. Broderick did not have a record of having received a resume from Barnhart (as Preis had forwarded it directly to McAllister). Broderick checked with the hiring manager, Tidd, and also with Scott Schley, Chief Financial Officer of Convergent Group. They agreed that Barnhart's job skills and experience were simply not a good match with the requirements of the position.(4)

         Barnhart also attempted to contact Mark Epstein, Executive Vice President, Consulting Business Development, and the former President of GDS, the Convergent Group subsidiary for whom Barnhart had worked previously. Eventually, after a series of internal communications between and among Epstein, Schley, Tidd, McAllister, Kirby, and Broderick, Broderick was asked to call Barnhart and inform him that he had not been selected for the position.

         In his charge, Barnhart alleges, in Section I, that "[o]n December 2, 1998, I was informed that I had not been hired for the position Buyer," and, in
Section III.B, that "[t]he duties and responsibilities of the buyer's job for which I was applying appeared to [be] the same as those I performed during previous employment with this Company as the purchasing manager." Barnhart is simply wrong with respect to these matters; the Technical Purchasing Agent position was not the same as his prior Purchasing Manager position. Barnhart did not have the experience in configuring systems that the new position required. That, not his age, was the reason why he was not interviewed or selected.

         It is somewhat curious that Barnhart believes that his rejection for the Technical Purchasing Agent position was due to age discrimination. Following his layoff in March 1996, but prior to November 1998, Barnhart had applied for two other positions with Convergent Group, without success. During the Spring of 1997, he applied for the position of Business Relations Analyst, a position which had been formerly held by Carrie Payne. His skills and experience did not match those required for the position and he was not hired for the job. Similarly, in March of 1998, Barnhart informally expressed interest, via Preis, in the Production Room Manager position, which had been formerly held by Darby Johnson Kelly. After Preis discussed the position with Broderick, who was primarily responsible for filling the position, Barnhart did not submit his resume or otherwise formally apply for the job. Significantly, Barnhart did not complain that his

----------
(4) Schley was generally familiar with Barnhart's performance as an employee of Convergent Group, as he had overall responsibility for Barnhart's department. In fact, after Barnhart was laid off, Schley had written a letter of recommendation for Barnhart.

Elizabeth Frank
April 15, 1999
Page 5


failure to be hired for either of these positions constituted age discrimination on the part of Convergent Group(5).

         In Section II of the charge, Barnhart alleges that he was told (by some unnamed source) that the Company was looking for a "more junior" person. Convergent Group does not know who is supposed to have made such a statement, but it denies that any such statement was, in fact, made by anyone. Barnhart did ask Broderick what the job paid, to which she replied that the range for the position was $35-45,000, again, substantially less than the $60,000 per year which Barnhart had been paid at the time he was laid off in 1996.

         In Section III.C of the charge, Barnhart alleges that he received "excellent reports on [his] job performance during [his] prior employment." The Company does not dispute that Barnhart was a good employee during his prior employment; however, such fact is not particularly relevant to the present case, as Barnhart was laid off in March of 1996 because his position was eliminated. He was not terminated for poor performance, nor does the Company contend that he was not rehired because of past poor performance.

         In Section III.D, the Charging Party alleges that a 35-year old was hired for the position, and, in Section III.E, he alleges that "[t]o my knowledge, most of the employees in [the] current workforce of this Company are much younger than I am." While it is true that Emerson was 35 years old at the time he was hired (DOB 11/4/63), the principal decisionmakers with respect to the hiring decision were McAllister (DOB 6/22/45), who is almost exactly the same age as Barnhart (DOB 5/25/45), and Tidd (DOB 8/9/51), who was 47 years old at the time. Moreover, Charging Party's allegation that most of Convergent Group's workforce is younger than him is not particularly relevant to the individual hiring decision which is at issue in this matter; indeed, such is probably true for most workplaces in this country and in no way evidences age discrimination on their part or the part of Convergent Group.

         The fact that Convergent Group does not discriminate against older workers is demonstrated by its treatment of Glenn Bremer (DOB 10/10/47), an employee who, like Barnhart, was laid off in the March 29, 1996 reduction. Bremer was a Credit Manager and, in fact, worked next to Barnhart. After the layoff, the Company realized that it needed Bremer's skill set, but only on a part-time basis, and thus, he was hired to perform such services and continued to do so until late in 1998. This example clearly illustrates


----------
(5) It is interesting to note that both of these jobs paid in the mid-$30,000 range, far less than Barnhart's former salary with Convergent Group ($60,000).

Elizabeth Frank
April 15, 1999
Page 6


that Convergent Group is interested in the skills and experience its employees bring to the company, not their age.

         In conclusion, as is readily apparent on the face of his charge, Barnhart is under the mistaken impression that the Technical Purchasing Agent position was the same as the one which he had previously held with the Company. As can be seen, such was simply not the case. Barnhart was not qualified for the new position because he lacked the key requisite of having technical experience in configuring PC's and servers. It was for this reason, not his age, that he was not selected for the position. Thus, Barnhart's charge of age discrimination is without merit and should be dismissed.

         Convergent Group's response to the Commission's request for information is enclosed. It is our intent to cooperate with the Commission's investigation of this charge in every reasonable manner. If you have any further questions or need any additional information, please do not hesitate to contact me.

         We look forward to a prompt conclusion of the investigation and to the Commission's dismissal of this charge.



                                   Sincerely,

                                   /s/ JEFFREY T. JOHNSON

                                   Jeffrey T. Johnson
                                   of Holland & Hart LLP

                                   Attorneys for Respondent
                                   Convergent Group Corporation

JTJ:vf
Enclosures
bcc: Kathy Broderick

                            RESPONSE TO REQUEST FOR INFORMATION

                Rick E. Barnhart v. Convergent Group Corporation
                              Charge No. 320990415

     Request No. 1: Give the correct name and address of the facility named in the charge.

          Response to Request No. 1: Convergent Group Corporation, 6200 South Syracuse Way, Suite 200, Englewood, Colorado 80111.

     Request No. 2: Submit a written position statement on each of the allegations of the charge, accompanied by documentary evidence and/or written statements, where appropriate. Also include any additional information and explanation you deem relevant to the charge.

          Response to Request No. 2: See position statement.

     Request No. 3: Submit copies of all written rules, policies and procedures relating to the issue(s) raised in the charge. If such does not exist in written form, explain the rules, policies and procedures.

          Response to Request No. 3: Convergent Group does not have written rules, policies, or procedures relating to the hiring process. See position statement.

ISSUE: HIRING

     Request No. 1: Submit a copy of your hiring policies. If actual hiring practice is different from the written policy, describe actual practice.

          Response to Request No, 1: See Response to Request No. 3, supra.

     Request No. 2: Describe in detail the method(s) used by your organization to receive, screen, and process applications for employment for the position in question. Your description should include, but not be limited to, the following information:

     a. the manner in which persons are recruited for the position in question,

     b. the manner in which a person is determined to be an applicant for the positions,

     C. whether applications are solicited or accepted whether or not vacancies for the position,

     d. the time period for which applications are considered active and the time period for which applications are retained,

     e. the forms or written documentation used which reflect the solicitation, receipt and processing of an application,

     f. how applications for the position are reviewed for the purpose of selecting an applicant. Include the name, position, and date of birth of person(s) responsible, and

     g. whether applicants are interviewed during the application process and if so, by whom (include name, position, and date of birth of individual(s)).

          Response to Request No. 2: See position statement.

     Request No. 3: Provide the total number of applications received for the position in question during the relevant period. Submit copies of all applications and other records received from prospective employees.

     Response to Request No. 3: See position statement and exhibits thereto. Note that Convergent Group received five resumes from State of the Art Recruiting, Inc., as well as the Charging Party's resume, which he submitted informally through a Convergent Group employee, Preis. Application forms were completed only by the two employees who were interviewed for the Technical Purchasing Agent position, Emerson and Hullett.

     Request No. 4: State whether the charging party applied for the position in question during the relevant time period. If yes, for each time the charging party did apply, include the following:

     a.   the date of and the nature of application, whether written or oral,

     b. a copy of the application and/or resume filed by the charging party, and/or any other notations made during the processing of the charging party's application,

     c. the exact job title and job grade or wage level sought by the charging party, and

     d. whether the charging party sought full-time, part-time, temporary, seasonal or other type of employment.

          Response to Request No. 4: See position statement. Charging Party did not formally "apply" for the position by submitting his resume to the Convergent Group Human Resources Department. However, his resume was considered by the primary decisionmakers, McAllister and Tidd. The Company has been unable to locate a copy of the resume submitted by Charging Party.

     Request No. 5: State whether the charging party was considered for the position. If your answer is no, state each reason why the charging party was not considered for the position.

          Response to Request No. 5: Yes. See position statement.

     Request No. 6: State whether the position in question was filed during the relevant period. If your answer is yes, provide the following for each person selected for the position:

     a.   name, and date of birth,

     b.   the date of and the nature of application, whether written or oral,

     c. a copy of the application and/or resume filed by the charging party and/or any other notation made during the processing of the charging party's application,

     d. the name on which the person applied for or otherwise indicated interest in the position,

     e. the job title, and job grade or wage level for which the person was hired, and

     f. the date the person was hired and whether hired as full-time, part-time, temporary, seasonal or other.

          Response to Request No. 6: See position statement.

     Request No. 7: State each and every reason why the charging party was not selected for the position in question. Provide any written documents which reflect the bases of the decision not to select the charging party. For each person involved in the decision not to select the charging party, list their name, position, and date of birth.

          Response to Request No. 7: See position statement.

     Request No. 8: State each and every reason why you contend the person(s) selected for the position was/were selected instead of the charging party. Provide any written documents which reflect the bases of your decision to select those persons who were hired into the position.

          Response to Request No. 8: See position statement.

     Request No. 9: List all persons hired during the relevant period, including name, hire date, position applied for, position hired to, and date of birth.

          Response to Request No. 9: See Exhibit F attached hereto.

                       EXHIBIT 4.1.8 - ADVERSE AGREEMENTS

    None.

                              EXHIBIT 4.1.9 - TAXES

The Borrower has requested extensions of time within which to file its U.S. Corporation Income Tax Return (consolidated) and separate company and consolidated/combined state income tax returns for the fiscal year ended December 31, 1998. These returns have not been filed, however, are expected to be filed within the time prescribed for filing as required by the extended due dates. See Schedule attached for list.

Graphic Data Systems Corporation's December 31, 1993 Form 1120, U.S. Corporation Income Tax Return was examined by the Internal Revenue Service and adjustment made in the amount of $131,237.00 reducing expenses claimed for that year. The Borrower, proposing the adjustment to the Internal Revenue Service which represented a mistake in the return, as originally filed, agreed with the final Internal Revenue Agent's adjustment and reduced the net operating loss carry forward accordingly for tax return purposes.

The Borrower's records do not reflect the performance of a study to limit the annual utilization of tax net operating losses pursuant to Internal Revenue Code
Section 382 which was brought forward and present at the time Convergent Group Corporation was formed on April 9, 1994. The tax net operating loss brought forward from that date will be utilized in the December 31, 1998 U.S. Consolidated Federal Income Tax Return of Convergent Group Corporation. Management believes that any adjustment to the net operating loss available for use in the December 31, 1998 return, if any, would be nominal.

The Borrower presently recognizes potential exposures to tax and or tax penalties in the following areas:

     For the fiscal years 1993 and 1996, Convergent Group Ltd. (Canada) failed to file timely Form T106, Information Return. The Canadian tax authority (Revenue Canada) assessed penalty and interest in the total amount of Can$6,113.69. The penalty and interest for 1993 was successfully abated, reducing the outstanding penalty and interest by Cad$3,485.60 to Can$2,628.09.
A request for the abatement of this amount has been submitted to Revenue Canada, with response pending.

     For the fiscal year 1997, GDS Ltd. (United Kingdom), failed to file Form CT200, Corporation Tax Return. GDS Ltd. expects the return to reflect a net operating loss for such period and therefore, no taxes will be due with the return. The Inland Revenue may assess penalties of up to 100 British Pounds for each month the return is late. GDS Ltd. has not received notice of such assessment and believes it has meritorious defense to such assessment.

     In connection with the Borrower's discontinuance of GDS Ltd.'s operations in the United Kingdom, employees were notified of the discontinuance and provided notice of separation and severance during January 1997. Administrative personnel performance subsequent to the notification resulted in misplacement of certain documents related to its transactions with branch operations in Europe. GDS Ltd.'s ability to substantiate income and expense transactions with its European branch operation in France could be questioned by the Inland Revenue and expense items disallowed. Management believes that any adjustment would result in nominal, if any, additional income tax expense in the United Kingdom.

     GDS Ltd. received notice from Tresor Public with regard to outstanding Business Privilege tax due for the fiscal years 1995 and 1997 in the total amount of FF 191.591, including penalty and interest. FF 31,963 of this amount has been satisfied with the remaining balance of FF 159,628 outstanding. The assessment related to 1997 was based upon the tax authority's estimate of tax due. No return for fiscal 1997 was prepared due to lack of complete records related to the French branch operation for that year. (The records were maintained in the United Kingdom and were misplaced or inadvertently destroyed during the reduction in the GDS Ltd.'s operations in that country.) GDS Ltd. does not believe an assessment of Business Privilege tax for 1997 is appropriate due to losses realized during that year and has no record of the original 1995 return or assessment notice.

     California has recently notified the Borrower that minimum franchise tax related to prior periods is outstanding. California appears to have misapplied franchise tax paid during and prior to the organization of the consolidated group in fiscal 1994 and the Borrower has responded to the State on this basis. A response has not been received. The Borrower believes the exposure to additional tax and penalty to be nominal.

     The filing of the Form 5500 for the CVG Health and Welfare Plan for the calendar years 1995, 1996, 1997 and 1998 are delinquent, and the maximum penalty for such late filings is estimated to be from $15,000 to $20,000.

                               -------------------

                               LIST OF FEDERAL AND
                                STATE TAX RETURNS
                                ON EXTENSION FOR
                                      1998


JURISDICTION-ENTITY:
--------------------

Alabama-CVG     Michigan-GDS
Alabama-UGC     Michigan-UGC
Alaska-GDS      Minnesota-CVG
Arizona-CVG     Mississippi-UGC
Arizona-GDS     Missouri-GDS
Arizona-UGC     Nebraska-CVG
Arkansas-GDS    Nebraska-GDS

California-CVG           New Hampshire-CVG
California-GDS           New Hampshire-GDS
California-UGC           New Jersey-GDS
Colorado-CVG             New Jersey-UGC
Colorado-GDS             New York-CVG
Connecticut-GDS          New York-GDS
Delaware-GDS             N. Carolina-CVG
Dist. of Columbia-GDS    N. Carolina-UGC
Florida-CVG              N. Carolina-GDS
Florida-GDS              Ohio, Columbus-CVG
Florida-UGC              Ohio, Columbus-GDS
Georgia-GDS              Ohio, Columbus-UGC
Georgia-UGC              Ohio-GDS
Hawaii-CVG               Ohio-UGC
Hawaii-UGC               Oklahoma-CVG
Illinois-CVG             Oklahoma-GDS
Illinois-GDS             Oklahoma-UGC
Indiana-CVG              Oregon-CVG
Indiana-GDS              Oregon-GDS
Indiana-Partner          Oregon, Portland-CVG
Iowa-CVG                 Pennsylvania-GDS
Iowa-UGC                 Rhode Island-GDS
Kansas-GDS               S. Carolina-GDS
Kentucky-CVG             S. Carolina-UGC
Kentucky-GDS             Tennessee-GDS
Kentucky-UGC             Tennessee-UGC
Louisiana-CVG            Texas-CVG
Louisiana-GDS            Texas-GDS
Maine-CVG                Texas-UGC
Maine-GDS                Virginia-GDS
Maryland-CVG             Virginia-UGC
Maryland-GDS             Washington-GDS
Maryland-UGC             Wisconsin-CVG
Massachusetts-GDS        Wisconsin-GDS
Michigan-CVG             Wisconsin-UGC

FEDERAL RETURNS:
----------------
Federal-Partnership Form    Convergent Group
1065                        Partnership
Federal-Consolidated Form   Convergent Group
1120                        Corporation

\

                         EXHIBIT 4.1.11 - REAL PROPERTY

The Borrower leases real property at the following locations:

     1.   6200 S. Syracuse Way, Englewood, CO 80111
          (Leased through September 30, 1999)

     2.   Fiddler's Green Center Building I
          6399 South Fiddlers Green Circle, Englewood, CO 80111
          (Lease estimated to commence September 24, 1999)

     3.   Pierce Leahy Storage
          3900 Nome St., Unit J, Denver, CO

     4.   Arapahoe and Holly Storage
          6800 S. Holly Circle, Englewood, CO

     5.   Zimmerman & Associates (Apartment)
          16570 Amberstone Way, Parker, CO 80134

     6.   JPI Executive Quarters (Apartment)
          7600 E. Caley Avenue, Apt. #412, Englewood, CO 80111

     7.   Globe Corporate Stay (Apartment)
          7600 E. Caley Avenue, #1212, Englewood, CO 80111

     8.   Globe Corporate Stay (Apartment)
          6433 1-D Cameron Forest Lane, Charlotte, NC

     9.   Globe Corporate Stay (Apartment)
          6540 1-C Quail Hollow Road, Charlotte, NC

     10.  Globe Corporate Stay (Apartment)
          6540 2-C Quail Hollow Road, Charlotte, NC

                     EXHIBIT 4.1.17 - GOVERNMENTAL PERMITS


None.

                     EXHIBIT 4.1.17 - GOVERNMENTAL PERMITS


None.

                          EXHIBIT 4.1.20 - COPYRIGHTS


 The Borrower has not filed any Copyright Registration Statements.

                        EXHIBIT 4.1.21 - HAZARDOUS WASTE


None.

                       EXHIBIT 4.1.22 - MATERIAL CONTRACTS

                              Employment Agreements

         Employment Agreement between Convergent and Glenn E. Montgomery dated December 31, 1997 (to be terminated at closing).

         1996-97 Deferred Payment Agreement between Convergent and Glenn E. Montgomery, Jr. dated December 31, 1997.

         Employment Agreement between Convergent and Mark L. Epstein dated December 31, 1997 (to be terminated at closing).

         1996-97 Deferred Payment Agreement between Convergent and Mark L. Epstein dated December 31, 1997.

         Employment Agreement between Convergent and Larry J. Engelken dated December 31, 1997 (to be terminated at closing).

         1996-97 Deferred Payment Agreement between Convergent and Larry J. Engelken dated December 31, 1997.

         Consulting Agreement among Convergent, Convergent Associates and Murray
T. Holland dated January 1, 1997 (to be amended at closing).

         Amended and Restated Employment Agreement between Convergent and Charles H. Harris dated February 1, 1997 (terminates January 31, 2000).

         Employment Agreement between Convergent and Joseph E. Hogan dated May 31, 1999.

         Letter Agreement between Convergent and Terry L. Yaryan dated June 1, 1998.

         Separation Agreement and Release between Convergent and James E. Harris dated March 30, 1999.

         Compensation Plan between Convergent and Adrian Oxbrow dated January 1, 1999.

         Compensation Plan between Convergent and Thomas E. VanDenover dated January 1, 1999.

         Employment Letter Agreement and Nondisclosure, Invention Assignment and Non Compete Agreement between Gregory Foster and Graphic Data Systems.

         Indemnification Agreements between Convergent and Glenn E. Montgomery, Mark L. Epstein, Larry J. Engelken, Scott M. Schley, Murray T. Holland, Dave Stewart, Barry Kemble and John Lancaster dated February 24, 1997.

                                   Agreements

a. Set forth below are material contracts of the Borrower with a remaining value of $1,000,000 in any given calendar year or greater period of time. The Borrower is not making any representation or warranty that any of the contracts listed in this Item g will involve an aggregate consideration in excess of $1,000,000. (NOTE: By agreement with the Investors, amendments to the contracts have not been separately listed.)

     1. Master Agreement between Cinergy Services, Inc. and Convergent Group Corporation (CVG No. U159) dated July 10, 1997.

     2. UGC General Partnership 1 Software maintenance and Support Agreement for Master Agreement U159 between Cinergy Services, Inc. and UGC General Partnership 1 dated April 3, 1998.

     3.   Agreement between SigCorp, Inc. and UGC General Partnership 1 (CVG No.
          U166) dated September 3, 1997.

     4. UGC General Partnership 1 Hardware and Software Maintenance and support Agreement between UGC General Partnership and Sigcorp, Inc. dated June 11, 1998.

     5. Smallworld Software Product and Support Agreement between Smallworld Systems, Inc. and Convergent Group Corporation dated November 6, 1997.

     6. Agreement between Citizens Utilities Company and Convergent Group Corporation (CVG No. U181) dated September 15,1997.

     7. Convergent Group Software Maintenance and Support Agreement between Convergent Group Corporation and Citizens Utilities Company dated December 15, 1997.

     8. Smallworld Software Product Maintenance and Support Agreement between Smallworld Systems, Inc. and Convergent Group Corporation dated November 24, 1997.

     9. Agreement between The Regis Agency and Convergent Group Corporation (CVG No. U226) dated November 24, 1998.

     10. Agreement between IES Industries, Inc. and Convergent Group Corporation (CVG No. U109) dated August 21, 1996.

     11. Convergent Group Software and Maintenance support Agreement between Convergent Group Corporation and IES Industries dated August 25, 1997.

     12. Software Services Agreement between Mobile Data Solutions, Inc. and Convergent Group Corporation dated February 3, 1998.

     13. Smallworld Systems Product Maintenance and Support Agreement between Smallworld Systems, Inc. and Convergent Group Corporation dated May 30, 1997.

     14. Software Maintenance Agreement between Severn Trent Systems and Convergent Group Corporation dated September 21, 1997.

     15. Consultant Agreement between City of Columbus, Ohio and Utility Graphics Consultants Corporation dated June 29, 1995, as amended by Amendment 3, dated March 31, 1999.

     16. Agreement between Piedmont Natural Gas Company and Convergent Group Corporation (CVG No. U283) dated June 3, 1999.

     17. Agreement between Central Illinois Light Company and Convergent Group Corporation (CVG No. U206) dated June 9, 1998.

     18. Software Maintenance and Support Agreement between Convergent Group Corporation and Central Illinois Light Company dated January 27, 1998.

     19. Subcontractor Agreement between UGC General Partnership 1 and SCT Software and Resource Management Corporation, dated March 7, 1997.

     20. Subcontract Agreement between Smallworld Systems Canada, Ltd. and Convergent Group, Ltd. for Ontario Hydro (CVG No. U256) dated June 30,1999.

     21. Convergent Group Software Maintenance And, Support Agreement between Convergent Group Corporation and Kentucky Utilities, dated December 12, 1997.

     22. Agreement for Services between City of Portland, Oregon and Convergent Group Corporation, dated July 22, 1998.

     23. Letter Agreement between Analytical Surveys, Inc. and Convergent Group Corporation, dated March 31, 1999.

     24. Subcontract Agreement between Convergent Group Corporation and MSE Corporation dated August 14, 1997, for Cinergy Services, Inc.

     25. Subcontractor Agreement between Convergent Group Corporation and MSE Corporation for IES Industries Data Conversion dated December 30, 1996.

     26. Subcontractor Agreement between Convergent Group Corporation and Analytical Surveys, Inc. for Central Illinois Light Company dated September 29, 1998.

     27. Subcontractor Agreement between Utility Graphics Consultants Corporation and BBS Corporation for City of Columbus dated March 5, 1998.

     28. Subcontractor Agreement between UGC General Partnership 1 and Analytical Surveys, Inc. for Sigcorp, dated September 23, 1997.

     29. Subcontractor Agreement between Convergent Group and Analytical Surveys, Inc. for Citizens Utilities, dated September 30, 1997.


b. The following contracts have a minimum purchase obligation in excess of $50,000 per year:

     1. Office lease between Fiddlers Green Center and Convergent Group Corporation dated August 28, 1998.

     2. Master Equipment Lease Agreement between Convergent Capital Corporation and Convergent Group Corporation dated June 10, 1999.

     3. Acceptance by Convergent Group Corporation, dated May 26, 1999, of the Network Design Systems, Inc. Proposal dated May 4, 1999 relating to cabling for the new location.

     4. Acceptance by Convergent Group Corporation, dated May 24, 1999, of the RIA Corporation Proposal dated May 14, 1999 relating to audiovisual for new location.

     5. Lease Agreement between Utility Graphics Consultants Corporation and Xerox, dated December 27,1997.

     6. MCI WorldCom Flex T1 Internet Agreement, dated May 18, 1999.

     7. Acceptance by Convergent Group Corporation, dated May 26, 1999, of the Proposal of Local Area Network Technologies, Inc. dated May 25, 1999, relating to the LAN for the new location.

     8. Hewlett Packard Equipment Lease.

     9. Acceptance by Convergent Group Corporation, dated May 28, 1999, of the Indoff proposal relating to modular furniture.

c.   The following contracts prohibit the Company freely engaging in business:

  1. Voyageur Technology Transfer, Business Partner Program and Joint Marketing Agreement between Convergent Group Corporation and Environmental Systems Research Institute, Inc. dated March 10, 1997.

  2. Software License Purchase and Sale Agreement between Smallworld Systems, Inc. and Convergent Group Corporation and Graphic Data systems Corporation dated January 24, 1997.

  3. World Class Partner Agreement between Smallworld Systems, Inc. and Convergent Group Corporation dated May 23, 1997.

  4. Account Specific Teaming Agreement between Smallworld Systems and Convergent Group Corporation for Targeted Business Development dated September 23, 1998.

  5.   Restructuring Agreement.

  6. Agreement for Reorganization among the Company, GDS, UGC, Graphic Data Systems Ltd., ARC Information Systems, Inc., Spatial Systems Nominees Pty Ltd, Spatial Enterprise Systems Pty Ltd, Cadgraphics Australia Pty Ltd, Convergent Group Asia Pacific Pty Ltd, and UGC Consulting Asia Pacific Pty Ltd.

  7.   Informatix Maintenance Agreement.

  8.   Asset Purchase Agreement dated June 4, 1997 among Geopak
       Transportation Management Systems, Inc., GDS and the Company.

                     EXHIBIT 4.1.23 - INTELLECTUAL PROPERTY

                              Intellectual Property

a.        See attached list of filings.

b. The Borrower and its Subsidiaries have all Intellectual Property Rights necessary or required for the conduct of the Subject Business as currently conducted. In many cases, title to such Intellectual Property Rights are held by third parties, as for example hardware or software used in the conduct of the Subject Business or hardware or software which is re-sold or re-licensed by the Borrower to its customers. Such Intellectual Property Rights used in the conduct of the Subject Business are made available to the Borrower under license or otherwise by agreement with such third party, and the Borrower's rights are subject to the continuance of such licenses or agreements. Moreover, since the Borrower's rights are often limited under such licenses or agreement, the Borrower does not have the unimpaired right to use, sell, license and dispose of or the right to bring actions for the infringement of all Intellectual Property Rights necessary or required for the conduct of the Subject Business.

Borrower, in its ordinary course of business, has developed custom software which is too numerous to list separately.

     c. The Borrower must pay a royalty to the following entities if the Borrower resells the Intellectual Property developed specifically for such entities:

     1.   The Regis Agency (only for sales within Michigan)

     2.   Riverside, California

     3.   Oshkosh, Wisconsin

     4.   Piedmont Natural Gas

     d. The following entities own the Intellectual Property developed specifically for such entities:

     o    City of Columbus

     o    City of Portland

e. Convergent and the Subsidiaries have granted interests in Intellectual Property Rights to its customers in the ordinary course of business. Convergent and the Subsidiaries have granted interests in Intellectual Property Rights outside the ordinary course of business in connection with the following agreements:

     1) Voyageur Technology Transfer, Business Partner Program and Joint Marketing Agreement between Convergent and Environmental Systems Research Institute, Inc. dated March 10, 1997.

     2) Agreement for Reorganization among the Borrower, GDS, UGC, Graphic Data Systems Ltd., ARC Information Systems, Inc., Spatial Systems Nominees Pty Ltd, Spatial Enterprise Systems Pty Ltd, Cadgraphics Australia Pty Ltd, Convergent Group Asia Pacific Pty Ltd, and UGC Consulting Asia Pacific Pty Ltd.

     3) Software License Agreement between GDS and Geopak Transportation Management Systems, Inc. dated June 4, 1997.

     4) Agreement for Asset Transfer by and among CVG, GDS, GDSL and Informatix Software International Limited and Informatix, Inc., dated April 25, 1997.

     5) Agreement for provision of Software Maintenance and Support Services by and among CVG, GDS, GDSL and Informatix Software International Limited, dated April 25, 1997 ("Informatix Maintenance Agreement").

Convergent Group Corporation United States Trademark Registration Activities
                                 August 6, 1999

------------------------------------------------------------------------------------------------------------------------
OWNER                          MARK                     STATUS              REG. NO.           NEXT ACTION
H&H FILE NO.                   CLASS                    APP. NO.            REG. DATE          AND DEADLINE
                                                        APP. DATE           RENEW DATE
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        CONVERGENT APPLICATIONS  PENDING                                FILING RECEIPT PENDING

36139.840019.000 (0007)       09 and 42                75/736,274

                                                       06/24/99
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        CONVERGENT GROUP         PENDING                                FILING RECEIPT PENDING

36139.840017.000 (0005)       09 and 42

                                                       07/22/99
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        CONVERGENT SOLUTIONS     PENDING                                FILING RECEIPT PENDING

36139.840018.000 (0006)       09 and 42

                                                       07/22/99
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        ENOM                     PENDING                                FILING RECEIPT PENDING

36139.840020.000 (0008)       09

                                                       7/22/99
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        SOLUTIONS WORKBENCH      PENDING                                FILING RECEIPT PENDING

36139.840014.000 (0003)       09                       75/552,601

                                                       07/16/99
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        WHERE BUSINESS AND       PENDING                                NOTICE OF PUBLICATION
                              TECHNOLOGY COME TOGETHER                                        PENDING

36139.840015.000 (0002)       09                       75/548,300

                                                       09/04/98
-----------------------------------------------------------------------------------------------------------------------
Convergent Group Corp.        WHERE DO WE GROW FROM    PENDING                                NOTICE OF ALLOWANCE
                              HERE                                                            PENDING

36139.840016.000              42                       75/558,064

                                                       09/23/98
-----------------------------------------------------------------------------------------------------------------------

                        GRAPHIC DATA SYSTEMS CORPORATION


OWNER TRADEMARK REPORT BY MARK                                                PRINTED:  7/19/99       PAGE
STATUS:   ACTIVE

COUNTRY        REFERENCE#          FILED          APPL#          REGDT         REG#        STATUS     CLASSES
-------------------------------------------------------------------------------------------------------------

GDS
-----------------------------------------------------------------------------------------------------------------
FRANCE         DL-M-55017          12/19/90       257,017        12/19/90       1,634,436  REGISTERED   09.16

     09-ELECTRICAL AND SCIENTIFIC APPARATUS
     16-PAPER GOODS
     42-MISCELLANEOUS SERVICE MARKS

UNITED STATES  DL-M-55016          8/3/92         74/300,345     8/3/93         1,786,297  REGISTERED       0

     09-COMPUTER SOFTWARE IN THE FIELD OF FEATURE BASED GEOGRAPHIC INFORMATION SYSTMES AND MANUALS SOLD AS A UNIT

----------------------------------------------------------------------------------------------------------------
                                                           END OF REPORT                    TOTAL ITEMS SELECTED=2

[ILLEGIBLE]     TITLE                  COUNTRY             SERIAL NO.    PAT/REG NO. GRANT DATE   FILE DATE   ASSIGNEE   STATUS
----------------------------------------------------------------------------------------------------------------------------------
000          DB-ABLE                  UNITED STATES       74/439,658    1,846,631                 9/24/93                OPEN
000          UGC                      UNITED STATES       690,256       1,493,734                10/19/87                OPEN
000          UGC USER ENGINEERING     UNITED STATES       74/214,571    1,853,331                10/18/91                OPEN
000          UGC UTILITY GRAPHICS     UNITED STATES       690,257       1,495,520                10/19/87                OPEN
             CONSULTANTS
000          UGC WORKS                UNITED STATES       74/439,672    1,850,987                 9/24/93                OPEN
000          UGC WORKS                UNITED STATES       74/439,771                              9/24/93                OPEN
000          USERWORKS                UNITED STATES       74/801,609                                                     ABANDON

           EXHIBIT 5.1.12(A)-FORM OF ELIGIBLE RECEIVABLES CERTIFICATE


FLEET NATIONAL BANK
--------------------------------------------------------------------------------
     Company Name: CONVERGENT GROUP CORPORATION             Date:  / /
--------------------------------------------------------------------------------
     1.   Period End Accounts Receivable as of ___/___/___         $_________

     2.   Ineligible Accounts Receivable as of ___/___/___

          Sum of:

          Accounts over 90 days from Invoice Date           $__________

          Officer, etc. Accounts                            $__________

          Consignment, "bill and hold" etc. Account         $__________

          Government Accounts                               $__________

          Subsidiary/Affiliate Accounts                     $__________

          Contra Accounts                                   $__________

          Foreign Accounts (other than Canadian Accounts)   $__________

          Disputed Accounts                                 $__________

          Accounts subject to other Liens                   $__________

          Insolvent debtor Accounts                    $_________

          Uncollectible Accounts                            $__________

          TOTAL INELIGIBLES                                        $__________

     3.   Eligible Accounts Receivable (Line 1 minus Line 2)       $__________

     4.   Less payments, adjustments and credits                   $__________

     5.   Net Outstanding Amount of Eligible Receivables           $__________

     The Company named in the box above labeled "Company Name" (the "Company"), by its duly authorized officer signing below, hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and (b) the Company is in compliance with all terms and provisions in (i) the loan or other agreement between the Company, Fleet National Bank as Agent and a Lender and any other Lenders pursuant to which this certificate is delivered (the "Agreement") and (ii) any and all documents, instruments and agreements evidencing, governing or securing the Agreement or otherwise executed in connection therewith.


                                                    CONVERGENT GROUP CORPORATION




__________________________                          By:________________________
Prepared by                                            Authorized Signature

                           EXHIBIT 5.2.2 - GUARANTIES


Utility Graphics Consultants Corporation and Graphic Data systems Corporation are guarantors under The NorWest Credit Agreement.

Convergent has guaranteed certain obligations of GDS and GDSL pursuant to the Informatix Asset Agreement.

           EXHIBIT 5.2.12 - EXISTING INVESTMENTS IN SUBSIDIARIES AND
                                 PARTNERSHIPS.


See Schedule 1.1

                     EXHIBIT 5.2.13 - TRANSACTIONS WITH AFFILIATES


See Exhibit 3.1.1.8.

               EXHIBIT 9.11.1 - FORM OF ASSIGNMENT AND ACCEPTANCE

                        Form of Assignment and Acceptance

         Assignment and Acceptance made and entered into as of __ day of _________, 19__ by and between ____________, a _________ having a principal place of business at _______________ (the "Substituted Lender"), ______________, a ________________ having a place of business at _______________ (the "Selling Lender"), CONVERGENT GROUP CORPORATION, a Delaware corporation (the "Borrower") and FLEET NATIONAL BANK, acting as Agent for the Lenders which are parties to the Loan Agreement (defined below) (the "Agent").

         1. This Agreement relates to a Loan Agreement (the "Loan Agreement") dated August __, 1999, as same may have been or be amended, made between the Borrower, the Lenders and the Agent, upon and subject to the terms of which the Lenders agreed to make available to the Borrower the Loans in an aggregate principal amount up to $25,000,000. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein.

         2. The Selling Lender hereby irrevocably sells and assigns to the Substituted Lender without recourse to the Selling Lender, and the Substituted Lender hereby irrevocably purchases and assumes from the Selling Lender without recourse to the Selling Lender, as of ___________, ____ (the "Effective Date") the interest described in Schedule A hereto (the "Assigned Interest") in and to the Selling Lender's rights and obligations under the Loan Agreement as set forth on Schedule A hereto (the "Assigned Facility").

         3. The Selling Lender (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, other than that the Selling Lender has not created any adverse claim upon the Assigned Interest, has full right, power and authority to sell and assign the Assigned Interest and that the Assigned Interest is free and clear of any such adverse claim; (ii) makes no. representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches any Notes held by it evidencing the Assigned Facility and (a) requests that the Agent, upon request by the Substituted Lender, exchange the attached Notes for a new Note or Notes payable to the Substituted Lender and (b) if the Selling Lender has retained any interest in the Loans, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Selling Lender, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
                  Date).

         4. The Substituted Lender (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Selling Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.5.3.2 of the Loan Agreement.

         5. The Substituted Lender hereby agrees to become a Lender pursuant to the terms of Section 9.11 of the Loan Agreement having a Pro Rata Share of the Loans and the Revolving Credit Loan Commitment in the amount set forth opposite the Substituted Lender's name on Schedule A hereto and to fund its Pro Rata Share of any outstanding Loans in which it is purchasing a Pro Rata Share by wire transfer to the Selling Lender in accordance with Schedule A hereto on the Effective Date.

         6. The Selling Lender hereby agrees that, effective as of the Effective Date, its Pro Rata Share of the Loans and the Revolving Credit Loan Commitment shall be reduced to the Pro Rata Share set forth opposite its name on Schedule A hereto.

         7. The Substituted Lender hereby agrees (i) that its address for notices for the purposes of Section 9.6 of the Loan Agreement shall be the address set forth opposite its name on Schedule A hereto and (ii) that the instructions for wire transfers of funds to the Agent and for wire transfers of funds to the Substituted Lender are as set forth on Schedule A hereto.

         8. The Substituted Lender hereby requests the Agent to accept, on behalf of the Borrower and the Lenders, this Agreement as an Assignment and Acceptance delivered to the Agent pursuant to and for the purposes of Section 9.11 of the Loan Agreement so as to take effect in accordance with the terms hereof and thereof on Effective Date.

         9. The Substituted Lender hereby acknowledges the correctness of the details specified in Schedule A hereto.

         10. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

                                             CONVERGENT GROUP CORPORATION

                                             By:
                                                -------------------------------
                                                Name: Glenn E. Montgomery, Jr.
                                                Title: Chief Executive Officer


                                             FLEET NATIONAL BANK, as Agent for
                                             itself in its individual capacity
                                             and as agent for the Borrower,
                                             [INSERT NAME(S) OF SELLING
                                             LENDER(S)] and any other Lenders

                                             By:
                                                -------------------------------

                                   SCHEDULE A

Name of AGENT, address for notices
and wire transfer instructions:

     Fleet National Bank
     Mailstop MA OF D07A
     One Federal Street
     Boston, Massachusetts 02110
     Attn: High Tech Group
           Michael S. Barclay, Vice President

     Wire Transfer Instructions:

     Fleet National Bank
     One Federal Street
     Boston, Massachusetts 02110
     ABA#: 011000138
     Account: Commercial Loan Services
              Attn: Agent Bank MA
     Account#: 1510351 G/L
     Re: Convergent Group

Name of LENDER, address for notices
and wire transfer instructions:                   Pro Rata Share

     Fleet National Bank                              100%
     Mailstop MA OF D07A
     One Federal Street
     Boston, Massachusetts 02110
     Attn: High Tech Group
           Michael S. Barclay, Vice President

     Wire Transfer Instructions:

     Fleet National Bank
     One Federal Street
     Boston, Massachusetts 02110
     ABA#: 011000138
     Account: Commercial Loan Services
              Attn: Agent Bank MA
     Account#: 1510351 G/L
     Re: Convergent Group

Name of LENDER, address for notices and wire transfer instructions:

    For Credit Matters:                    Pro Rata Share

                                                [ ]%
    -----------------------------

    -----------------------------

    -----------------------------
    Tel:
        -------------------------
    Fax:
        -------------------------

    For Administrative/Operations Matters:


    -----------------------------

    -----------------------------

    -----------------------------
    Tel:
        -------------------------
    Fax:
        -------------------------

    Wire Transfer Instructions:

    -----------------------------

    -----------------------------
    ABA #:
          -----------------------
    Account Name:
                 ----------------
    Attn:
         ------------------------
    Re:
       --------------------------



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